UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Analog Devices, Inc.

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ANALOG DEVICES

AHEAD OF WHAT'S POSSIBLE™

2023

Notice of Annual Meeting and Proxy Statement

Mission
The most exciting development in technology today is the dawning of the Intelligent Edge era, where pervasive sensing, AI-driven edge computing, and ubiquitous connectivity are combing in smart, connected systems that enable new capabilities, applications, and markets.
ADI is at the center of this new era, providing the intelligent sensing and connectivity on which it depends. Leveraging our strong position at the boundary between the physical and digital worlds, innovation capabilities, and domain expertise, ADI is working closely with customers to bring intelligence to the edge.

CONNECTING HUMANITY

to foster knowledge, understanding and community

COMBATING CLIMATE CHANGE

through electrification, energy management and industrial efficiency

TRANSFORMING HEALTHCARE

for better access and outcomes

UNLOCKING HUMAN POTENTIAL

by safely automating factories and transportation

Letter from our CEO and Chair
Dear Fellow Shareholders,
I am extremely proud to share that ADI deftly navigated 2022’s turbulence to deliver record-breaking financial results once again. Our outstanding growth and profitability this year are an extension of the long-term market success we have achieved through an unyielding commitment to innovation, operational excellence, and our customers’ success. We continued investing in 2022 in the R&D, manufacturing capabilities, and partnerships that deepen our value to our customers and enable us to capture more of the emerging secular opportunities at the Intelligent Edge. As a result, we enter 2023 with strong momentum and believe we are as well-positioned for the future as we have ever been.
Fiscal 2022 Results and Strategic Progress
The combination of ADI’s unparalleled portfolio of high-performance analog, digital, and software solutions, world-class engineering and applications domain expertise, and customer-first mentality drove revenue and margins to new high-water marks in fiscal 2022. We delivered an exceptional $12 billion in revenue, operating cash flow of $4.5 billion, and free cash flow of $3.8 billion after investing a record $699 million in capital expenditures (CapEx). Further, we exceeded our commitment to return 100% of free cash flow, returning $4.6 billion through share repurchases and dividends.
We made tremendous progress integrating Maxim in 2022, surpassing our integration timeline goals and accelerating the pace at which we are securing the benefits of the acquisition. The combination of our organic R&D, complementary portfolios, and combined capabilities is enabling us to deliver everything from industry-leading components to sophisticated, software-defined platforms that solve higher-order challenges for our customers. We have simultaneously invested in our go-to-market capabilities to make it easier than ever before for our customers to access our components and solutions in the ways that make the most sense for their businesses and needs. Importantly, we are capturing the full, increasing value of our innovations.
Our CapEx investments have allowed us to further leverage the power of our internal/external hybrid manufacturing model to deliver solutions from 7 nanometers to 7 micrometers in a resilient and responsive supply chain. During a time of unprecedented supply constraints in our industry, we are proud that our foresight and efforts have further strengthened our customer relationships and created numerous new opportunities to grow our business.
ADI’s Vision 2030, which we launched at our Investor Day in April 2022, set more ambitious goals for growth and profitability, and we are well on the way to achieving them.
Vision 2030
Advances in pervasive sensing, AI-driven edge computing, and ubiquitous connectivity are coalescing in smarter and more connected systems in autonomous factories, cars, healthcare, and more. ADI’s investments over the past decade have built upon our foundation at the boundary between the physical and digital worlds to take maximum advantage of the emerging Intelligent Edge opportunity for our customers, large and small, across every market segment.
For example, we are delivering O-RAN-compliant radio units for superior 5G connectivity; wireless battery management systems that enable rapid battery configuration and extend the mileage and lifetimes of electric vehicle battery packs; vital sign monitoring solutions for clinical-grade healthcare outside of clinical settings; and factory automation solutions for next-generation, agile manufacturing environments important in emerging applications such as personalized medicine. Our Apollo software-defined, high-speed signal chain platform is enabling innumerable applications for our broad market customers and is the latest example of how we are accelerating our customers’ time to market by meeting them at their software application layer. By connecting humanity, addressing climate change, democratizing access to healthcare, and enabling a safer, more efficient future of manufacturing, we are living out our corporate purpose, and expanding the ESG ideal from risk management to market opportunity.
In closing, I thank our amazing employees, partners, and customers whose skill, creativity, and dedication during 2022 have set us up for another strong year of collaboration and growth. I also thank you, our shareholders, for your continued investment in and support of ADI on this journey. We look forward to capitalizing on our portfolio and people investments to capture the incredible Intelligent Edge opportunity and continue building an ADI franchise and brand synonymous with innovation, customer success, and superior shareholder return.

VINCENT ROCHE Chief Executive Officer and Chair of the Board of Directors

2023 Proxy Statement

Notice of 2023 Annual Meeting of Shareholders

Items of Business
The 2023 Annual Meeting of Shareholders of Analog Devices, Inc. (ADI), or Annual Meeting, will be held at our offices located at 125 Summer Street, Boston, Massachusetts 02110, on Wednesday, March 8, 2023 at 9:00 a.m. local time. At the Annual Meeting, shareholders will consider and vote on the following matters:
1.To elect the 11 director nominees named in this Proxy Statement to our Board of Directors, each to serve for a term expiring at the next annual meeting of shareholders;
2.To approve, by a non-binding “say-on-pay” vote, the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in this Proxy Statement;
3.To hold a non-binding “say-on-frequency” vote regarding the frequency of future advisory votes on the compensation of our named executive officers; and
4.To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 28, 2023.
The shareholders will also act on any other business that may properly come before the Annual Meeting.
Our Board of Directors recommends that you vote FOR each director nominee included in Proposal 1, FOR each of Proposals 2 and 4, and for an advisory vote every 1 YEAR in Proposal 3. The full text of these proposals is set forth in this Proxy Statement.
Please note that we are furnishing proxy materials and access to our Proxy Statement to our shareholders via our website instead of mailing printed copies to each of our shareholders. By doing so, we save costs and reduce our impact on the environment.
Beginning on January 20, 2023, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials, or Notice, which contains instructions on how to access our proxy materials and vote online. The Notice also contains instructions on how each of our shareholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2022 Annual Report and a form of proxy card or voting instruction form. All shareholders who do not receive the Notice, including shareholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically.
Shareholders of record at the close of business on the record date of January 3, 2023 are entitled to vote at the Annual Meeting.
Your vote is important no matter how many shares you own, and we encourage you to vote promptly whether or not you plan to attend the Annual Meeting.
By Order of the Board of Directors,

DATE AND TIME Wednesday, March 8, 2023 9:00 a.m. local time PLACE 125 Summer Street Boston, MA 02110 RECORD DATE Tuesday, January 3, 2023

How to vote: Your vote is important
VOTE BY INTERNET
Go to www.proxyvote.com
You will need the 16-digit control number that appears on your proxy card or the Notice.
VOTE BY TELEPHONE
Call 1-800-690-6903
You will need the 16-digit control number that appears on your proxy card or the Notice.
VOTE BY MAIL
Mark, sign, date, and mail your proxy card or your voting instruction form. No postage is required if mailed in the United States.

JANENE ASGEIRSSON Chief Legal Officer, Chief Risk Officer and Secretary January 20, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on March 8, 2023: This Proxy Statement and the 2022 Annual Report are available for viewing, printing and downloading at https://investor.analog.com/financial-info/annual-reports.

Forward-Looking Statements
This Proxy Statement contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” “could” and “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections regarding our future financial performance; our anticipated growth and trends in our businesses; new or improved innovative solutions, products, and technologies; the effects of business, economic, political, legal, and regulatory impacts or conflicts upon our global operations; manufacturing delays, product availability, and supply chain disruptions; recruiting or retaining our key personnel and making changes to our compensation programs; our future liquidity, capital needs and capital expenditures; our future market position, expected competitive changes in the marketplace and changes in demand and supply for our products; our ability to pay dividends or repurchase stock; our ability to service our outstanding debt; our expected tax rate; our ability to successfully integrate acquired businesses and technologies, including the acquired business, operations and employees of Maxim Integrated Products, Inc.; environment, social and governance related goals and commitments; and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified in Part I, Item 1A. “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements, including to reflect events or circumstances occurring after the date of the filing of this Proxy Statement, except to the extent required by law.

DURING THE ANNUAL MEETING
For details on voting your shares during the Annual Meeting, see Q&A About Annual Meeting and Voting on page 88.
Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.
The sum and/or computation of individual numerical amounts or percentages disclosed in this Proxy Statement may not equal the total due to rounding.

2023 Proxy Statement

Audit Matters	80

Proposal 4 — Ratification of the Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for the Company’s Fiscal Year Ending October 28, 2023	80
Overview	80
Independent Registered Public Accounting Firm Fees	81
Audit Committee’s Pre-Approval Policy and Procedures	82
Audit Committee Report	82
Beneficial Ownership of Common Stock	83
Security Ownership of Certain Beneficial Owners	83
Security Ownership of Directors and Executive Officers	84
Delinquent Section 16(a) Reports	85
No Hedging or Pledging Policy	85
Equity Award Program Description	85
Securities Authorized for Issuance under Equity Compensation Plans	87
Q&A About Annual Meeting and Voting	88
Additional Information	92
Other Matters	92
Shareholder Proposals for Inclusion in Proxy Statement	92
Shareholder Director Nominations for Inclusion in Proxy Statement	92
Shareholder Proposals and Director Nominations Not Included in Proxy Statement	92
Notice of Amendment of Bylaws	93
Householding of Annual Meeting Materials	93
Appendix A: Reconciliation of GAAP Measures to Non-GAAP Measures	94
Helpful Resources	96

Highlights
About ADI
Analog Devices, Inc. is a global semiconductor leader that bridges the physical and digital worlds to enable breakthroughs at the Intelligent Edge. We combine analog, digital, and software technologies into solutions that help drive advancements in digitized factories, mobility, and digital healthcare, combat climate change, and reliably connect humans and the world.
ADI at a Glance
Background

Founded:	1965
Headquarters:	Wilmington, MA
Employees:	~24,450
Office Locations:	31 Countries Worldwide sales, field applications, product development, design, service and technical support
Products:	~75,000 SKUs
Customers:	125,000+
Publicly Listed – Nasdaq:	ADI
Design Centers:	~80
Global Manufacturing:	United States (Massachusetts, Oregon, Washington) | Ireland | Philippines | Malaysia | Thailand
Fiscal Year 2022 Revenue: $12B

51%
21%
16%
13%

INDUSTRIAL

Aerospace & Defense
Sustainable Energy
Factory Automation
Digital Healthcare
Instrumentation & Test

AUTOMOTIVE

Electrification
In-Cabin Experience
Autonomous Mobility

COMMUNICATIONS

Wireless
Cloud Infrastructure/Wireline

CONSUMER

Prosumer
Hearable & Wearable Devices
High-End Portable Electronics

The sum of the individual percentages may not equal 100% due to rounding.
ADI’s Extensive Hybrid Manufacturing
& Supply Chain Network

2023 Proxy Statement	1

Our Strategy
Our strategy is focused on our customers’ success. We dedicate our unparalleled technology portfolio, superior engineering and domain expertise, and exceptional end-to-end customer experience to achieve our goals. The end results are deeper, more strategic customer relationships, expanded business opportunities, and stronger and more sustainable growth.
In fiscal year 2022, we continued to make progress against our three strategic priorities:

Deploying Capital Efficiently
ÑAnnual R&D investment of $1.7B with 95% targeted on most attractive B2B opportunities
ÑExtracting value from M&A to enhance scale and scope, creating a destination for the world’s best talent: Maxim in FY’21, Linear Technology in FY’17 and Hittite in FY’14
ÑDelivered on our commitment to return at least 100% of free cash flow returning $4.6B through share repurchases and dividends

Deepening Customer’s Centricity
ÑPartnering more deeply with customers to deliver complete solutions
ÑStrengthening customer engagement: customers enhancing software focus, leaving more of the increasingly complex hardware challenges to ADI
ÑAccelerating innovation engine to develop cutting-edge technologies. Opportunity pipeline value achieved record levels in FY’22

Capitalizing on Secular Trends
ÑAutomotive: Electrification, In-Cabin Experience, Advanced Driver Assistance System (Autonomous Mobility)
ÑIndustrial: Industry 4.0, Digital Health, Space, Sustainable Energy
ÑCommunications: Next-Gen Wireless (5G), Cloud/Edge Computing

Fiscal Year 2022 Performance Highlights

$12B	62.7%	27.3%	$5.25	$4.5B
Revenue	Gross Margins	Operating Margins	Diluted Earnings per Share	Operating Cash Flow
~87%	73.6%	49.4%	$9.57	$3.8B
Business-to-Business Revenue	Adjusted Gross Margins*	Adjusted Operating Margins*	Adjusted Diluted Earnings per Share*	Free Cash Flow*

*    See Appendix A for additional information regarding non-GAAP financial measures and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.
Environment, Social and Governance
Our Approach
At ADI, we have long held the belief that we can and should be a force for positive change in the world. We believe that our strategic growth over the past few years gives us the opportunity to take an even stronger leadership position in driving the changes that must take place to create a better society and a healthier planet. Environment, Social, and Governance (ESG) principles are at the heart of everything we do, because it’s the morally right thing to do and ESG is smart business. The efforts we take across ADI to operate with integrity, preserve the environment, slow down and remediate climate change, and inject greater diversity, equity, and inclusion (DE&I), both within our leadership and workforce, are key to our long-term growth and profitability. We believe sustainability means delivering holistic solutions that make a positive, demonstrable impact on the world.

2	Highlights

ESG Oversight
Our CEO and Chair, our Leadership Team, as defined below, and appointed roles dedicated to ESG lead our ESG agenda. Our Nominating and Corporate Governance Committee has specific oversight responsibility for ADI’s ESG programs, initiatives, policies and goals, including reviewing our sustainability initiatives and goals, as well as our progress toward achieving those goals. Our Board of Directors is fully engaged and receives regular updates from senior management about our ESG programs, including updates on our sustainability as a business initiative, and on emerging issues. These ESG topics also include educational components to keep our Board of Directors abreast of the quickly changing ESG regulatory environment, as well as other evolving practices, risk oversight, mitigation strategies and other relevant ESG topics. Created in 2021, we have an ESG Executive Council that consists of in-house subject matter experts, such as Human Resources, Environment, Health and Safety, and Compliance and Ethics, that meets regularly and provides updates to the ESG Oversight Committee. The Nominating and Corporate Governance Committee receives quarterly reports on our progress against stated targets, as well as updates on topics such as stakeholder value, risks and opportunities, regulatory preparedness, ESG ratings and key ESG focus areas.
ADI Corporate & ESG Recognition
We are proud that our commitments are routinely recognized around the globe, including most recently with the following awards:

ÑForbes 2022 World’s Top Female Friendly Companies	ÑLinkedIn’s Top Companies 2022: Technology & Information	ÑInvestor Business Daily’s 100 Best ESG Companies

Ñ2022 JUST Capital Workforce Equity and Mobility Ranking	Ñ50/50 Women on Boards-3+ Women on Company Boards 2022	ÑNewsweek America’s Most Responsible Companies 2022

Ñ2023 JUST Capital 100	ÑGlobal 100 Most Sustainable Corporations in the World by Corporate Knights 2022	Ñ2022 Carbon Clean 200

2023 Proxy Statement	3

Fiscal Year 2022 Highlights

ÑTRANSPARENCY	ENVIRONMENT	SOCIAL

ÑPublished our 2021 ESG Report
ÑMapped our ESG Report to GRI (Core Option), SASB, TCFD and the U.N.’s Sustainable Development Goals
ÑReported program updates to CDP Climate Change and Water Security, EcoVadis, and KnowTheChain
ÑPublished online our most recent EEO-1 reports

ÑContinued to innovate and develop solutions with meaningful environmental benefits for our customers, including our Battery Management Solutions, Energy Storage Systems, precision monitoring for enabling industrial transformation, and leveraging our intelligent sensing systems to continue towards our environmental commitments
ÑFolded our legacy Maxim partners into ADI’s strong environmental commitments, including to become carbon neutral by 2030 and achieve net zero emissions by 2050 or sooner, 50% manufacturing water recycling rate by 2025, and zero manufacturing waste to landfill by 2030
ÑRemained signatories to the U.N. Global Compact and their campaign, Business Ambition for 1.5°C

ÑDisclosed new DE&I goals to increase the number of women and people of color in leadership and engineering roles and more broadly
ÑPartnered with an institution that is recognized as one of the Historically Black Colleges and Universities (HBCUs) to enhance its engineering curriculum and research efforts
ÑContinued to support STEM education programs, including through our collaboration with University of Massachusetts Lowell to create an RF/Microwave Learning Lab
ÑProvided community grants and matched employee donations to support 900+ unique organizations through the Analog Devices Foundation

GOVERNANCE

ÑAppointed Vincent Roche, our CEO, as Chair of the Board of Directors to lead ADI’s ongoing transformation, with James Champy continuing to serve as Presiding Director
ÑContinued to focus on active board refreshment by welcoming André Andonian, who brings significant industry, strategic and leadership experience to our Board of Directors

ÑExpanded the role of the Compensation and Talent Committee of the Board of Directors to oversee human capital and diversity initiatives
ÑEngaged with shareholders representing nearly 30% of total shares outstanding, with a focus on ESG and compensation practices

ÑFormed a management-led cross-functional steering committee chaired by our Chief Information Security Officer that is charged with security governance, coordination and monitoring of cyber risks, potential cyber incidents and key mitigation initiatives
ÑChief Information Officer began providing quarterly cyber and IT reports to the Audit Committee of the Board of Directors
ÑEnhanced our global data privacy and compliance programs, including updating policies and procedures, publishing values, expanding data privacy trainings for employees, and centralizing privacy inquiries

4	Highlights

People and Culture

We’ve learned much about our employees and how we work during the challenges of these past three years. As a company whose culture recognizes the importance of continuous learning, we also recognize that the company itself must continually learn and evolve. How we attract and retain innovative talent across the globe, leveraging industry and best practices, presents incredible opportunities for us to solidify our reputation as the destination for the best and brightest minds.

MARIYA TRICKETT Chief People Officer
ADI’s talent strategy underscores our commitment to our employees. We believe that talent is our greatest asset and innovation thrives when people of different identities, cultures, backgrounds and experiences collaborate. We strive to ensure that all employees reach their ambitions, are critically focused on enhancing the infrastructure necessary to support employee engagement, accelerate growth and development, and promote equity among all employees.
Talent Priorities
We invest in our people so that we can develop the next generation of technology that betters our world. We care about our employees, offering competitive benefits and compensation, as well as fulfilling career opportunities. To this end, we continuously look for ways to evolve our programs and practices to enhance employee satisfaction.

Empower Innovation and Learning	Empowering our teams to innovate and learn across every level and function
Our pandemic-inspired ADI Ignite Network “innovates how we innovate” by engaging and gathering novel ideas from all employees.
Development teams across departments come together to deliver experiences that quicken onboarding, build managerial skills and ready employees for more complex roles. We prioritize on-the-job experiences as a way to build skills and drive learning.

Focus on Social Purpose	Fostering a workplace where the best minds can come together to engineer good
The Analog Devices Foundation is creating a more sustainable future through community grants, employee matching gifts for both direct donations and volunteer hours, and in-kind donations.
In collaboration with employees, we are addressing inequities in STEM education through partnership with an institution that is recognized as one of the HBCUs.

Drive Engagement through Employee Experience	Listening and responding to employee feedback
Throughout the year, we conduct employee surveys and listening activities to gain feedback and learn more about ADI’s strengths as a workplace and opportunities for improvement. This enables us to take action and provide employees the tools they need to grow and prosper.

Foster Inclusion and Promote Equal Opportunity	Taking a global approach to equity and inclusion
We are evolving our mission to include global dimensions of diversity. This means working with our Global Diversity Council and Working Group to understand what marginalization looks like in countries outside the United States so we can customize efforts to address underrepresentation.
We are committed to building leadership teams that reflect the diversity of our employees and the communities we serve. To support this ambition, we are tailoring development programs to meet the needs of our underrepresented populations.

Build the Workforce of the Future	Evolving our workforce skills to drive innovation and sustain a competitive advantage
Our engineering team members continue to run a Software Engineering Reskilling Program, specifically designed to address ADI’s evolving talent needs by expanding the skills of our technical workforce in the software domain.
We are committed to employee growth and development, as well as building high-performing teams. This includes providing essential training such as the Executive Leadership Program and Management Essentials curricula that prepare employees to lead teams today and grow the business tomorrow and offering programs including our Leading ADI Forward program designed to help our leaders build relationships and drive our strategic vision throughout the organization.

2023 Proxy Statement	5

Diversity, Equity and Inclusion
We are committed to cultivating an inclusive culture, implementing business practices that counteract systemic inequities and engaging with the communities around us to create a better, more just world. Through structural and cultural change, we aim to ensure that employees of all identities and cultures have an equal opportunity to grow and succeed at ADI.

Addressing Inequity Through a Holistic and Global Approach
ÑWe continue to transform the way we operate so inclusion and equity remain an integrated part of how we do business. This means redesigning our talent practices to address systemic barriers and building a culture that confronts bias.
ÑAt a high level, our focus is on programs that target societal and organizational practices. From a societal perspective, we are establishing new partnerships and launching programs that increase access to STEM education for communities that are historically denied access. From an organizational perspective, we are revising our processes to mitigate bias and customizing our training programs to accelerate the development of underrepresented communities.

Engaging and Empowering Employees
ÑWe have formed a Global Diversity Council that is made up of senior leaders from across our organization. Together, they represent a mix of business units, regions, genders and races. They meet quarterly to provide feedback on strategic priorities and help to champion organizational change.
ÑWe have a growing list of Employee Networks that are the driving force behind our evolving culture. Comprised of over 2,500 members across eight networks and thirty-five chapters, they foster community, build allyship, accelerate professional development and impact organizational policy. Each network has a formalized leadership team and structure, which includes an executive sponsor and annual goals.

Building Educational and Professional Partnerships
ÑWe continue to expand our outreach and support higher education, including engagement with an HBCU which includes sponsoring a research project enabling students dedicated time to explore and innovate.
ÑIn addition, we continue our outreach to professional associations that serve underrepresented communities. We host educational talks and focus on skill building as a way to increase candidate capabilities and foster greater brand and STEM awareness.

Enhancing and Supporting Diversity
ÑWe recognize that employees of different identities encounter different systemic and cultural challenges. Understanding these unique experiences allows us to create impactful learning programs that build community, drive performance and advance gender and racial equity.
ÑOne example is Elevate, our flagship leadership development series for women. Employees in this program build new skills and expand their global networks through an exciting combination of action learning, mentorship and sponsorship. The program places an emphasis on enhancing business insight, increasing customer focus, developing strategic mindsets and improving situational adaptability. The program cohorts were thoughtfully assembled to include representation from technical, sales and corporate functions across Asia, Europe and North America.

Ensuring Governance and Oversight
ÑThe Nominating and Corporate Governance Committee oversees ADI’s ESG policies, goals and programs, including reviewing our sustainability initiatives and goals, as well as our progress towards achieving those goals. Management regularly reports to our full Board of Directors on ESG topics, providing an update on key metrics and progress. Our Board of Directors provides direct feedback on strategic approach and initiatives once a year. Our Leadership Team, which includes our executive officers and any Senior Vice President reporting to the CEO, is engaged collectively on a semi-annual basis, and individual leaders provide ongoing sponsorship of core initiatives, such as our HBCU partnership and secondary school outreach program.

6	Highlights

Proxy Summary
This summary provides an overview of select information in this Proxy Statement. We encourage you to read the entire Proxy Statement before voting. Shareholders will be asked to vote on the following matters at the Annual Meeting:

Proposal	Items of Business	Board Recommendation	Where to Find Details

1	Election of 11 directors	FOR each director nominee	17

2	Advisory approval of the compensation of our named executive officers	FOR	48

3	Non-binding “say-on-frequency” vote regarding the frequency of future advisory votes on the compensation of our named executive officers	Every 1 YEAR	79

4	Ratification of the selection of Ernst & Young LLP as independent registered public accounting firm for ADI’s fiscal year ending October 28, 2023	FOR	80

What’s New
We continually review our corporate strategy and governance practices to ensure that ADI is in a position to consistently deliver on our commitment to sustaining a culture of innovation, collaboration, solid performance, and fiduciary responsibility. We believe providing a broader understanding of our perspectives on these items will be beneficial to you as you consider this year’s voting matters. Updated items for fiscal year 2022 include:
ÑAppointed Vincent Roche, our CEO, as Chair to lead ADI’s ongoing transformation, with James Champy continuing to serve as Presiding Director
ÑContinued to focus on active board refreshment by welcoming André Andonian, who brings significant industry, strategic and leadership experience to our Board of Directors
ÑExpanded the role of the Compensation and Talent Committee to oversee human capital and diversity initiatives
ÑEngaged with shareholders representing nearly 30% of total shares outstanding, with a focus on ESG and compensation practices
ÑFormed a management-led cross-functional steering committee chaired by our Chief Information Security Officer that is charged with security governance, coordination and monitoring of cyber risks, potential cyber incidents and key mitigation initiatives
ÑChief Information Officer began providing quarterly cyber and IT reports to the Audit Committee
ÑEnhanced our global data privacy and compliance programs, including updating policies and procedures, publishing values, expanding data privacy trainings for employees, and centralizing privacy inquiries

2023 Proxy Statement	7

PROPOSAL 1 Election of 11 Directors
The Board of Directors recommends a vote FOR each director nominee.	ÑSee page 17

8	Proxy Summary

Our Board of Directors
Director Nominees
ADI’s Board is composed of a diverse, experienced group of global thought, business, and academic leaders. On January 17, 2023, each of Messrs. Doluca and Evans informed our Board of Directors of their intent to retire from our Board of Directors and not stand for re-election. Consequently, each of Messrs. Doluca and Evans term as a director will expire at the Annual Meeting on March 8, 2023. Our Nominating and Corporate Governance Committee has recommended, and our Board of Directors has determined, to nominate all other members of our Board of Directors for re-election at the Annual Meeting. If the current nominees are elected, we will have eleven members serving on our Board of Directors and the size of our Board of Directors will decrease to eleven members at such time.

VINCENT ROCHE, 62 Director Since: 2013 Principal Occupation: Chief Executive Officer and Chair of the Board of Directors of Analog Devices, Inc. Committee Membership(s): CDC (Chair)	KAREN M. GOLZ, 68 Director Since: 2018 Principal Occupation: Former Global Vice Chair of Ernst & Young Other Public Company Board(s): 2 Committee Membership(s): AC (Chair)

JAMES A. CHAMPY, 80 Director Since: 2003 Principal Occupation: Former Vice President of the Dell/ Perot Systems business unit of Dell, Inc. Committee Membership(s): NCGC (Chair)	MERCEDES JOHNSON, 68 Director Since: 2021 Principal Occupation: Former Chief Financial Officer of Avago Technologies (now Broadcom Inc.) Other Public Company Board(s): 3 Committee Membership(s): AC

ANDRÉ ANDONIAN, 60 Director Since: 2022 Principal Occupation: Chief Executive Officer of Andonian Advisory Pte. Ltd. Other Public Company Board(s): 1 Committee Membership(s): NCGC, CDC	KENTON J. SICCHITANO, 78 Director Since: 2003 Principal Occupation: Former Global Managing Partner of PricewaterhouseCoopers LLP Committee Membership(s): NCGC

ANANTHA P. CHANDRAKASAN, 54
Director Since: 2019
Principal Occupation:
Dean of MIT’s School of Engineering and
Vannevar Bush Professor of Electrical Engineering
and Computer Science
Committee Membership(s): NCGC; CDC
RAY STATA, 88 Director Since: 1965 Principal Occupation: Co-Founder and Former Chair of the Board of Directors of Analog Devices, Inc.

EDWARD H. FRANK, 66 Director Since: 2014 Principal Occupation: Executive Chair of Gradient Technologies Other Public Company Board(s): 3 Committee Membership(s): CTC (Chair); CDC	SUSIE WEE, 53 Director Since: 2019 Principal Occupation: Vice President, Google Committee Membership(s): CTC

LAURIE H. GLIMCHER, 71
Director Since: 2020
Principal Occupation:
Professor of Medicine at Harvard Medical School
and President and Chief Executive Officer of the Dana-Farber Cancer Institute
Committee Membership(s): CTC

AC Audit Committee	NCGC Nominating and Corporate Governance Committee

CTC Compensation and Talent Committee	CDC Corporate Development Committee

2023 Proxy Statement	9

Board Composition
Our Board of Directors and Nominating and Corporate Governance Committee are committed to ensuring that our Board of Directors is comprised of a highly capable group of directors who collectively span a broad range of leadership skills and provide a significant breadth of experience, knowledge and abilities, relevant to ADI’s strategic vision, long-term objectives and business activities to effectively represent the interest of shareholders, drive shareholder value, exercise sound judgment and reflect our corporate values of integrity, honesty and adherence to high ethical standards.

54%	99%	39	9 of 11
of director nominees added in the last 5 years	overall attendance of incumbent directors at Board of Directors and Committee meetings in fiscal year 2022	Board of Directors and Committee meetings held in fiscal year 2022	director nominees are independent
Strong Board Diversity
Our Board of Directors also believes that having directors with a mix of tenure helps transition the institutional knowledge of the more experienced directors while providing a broad, fresh set of perspectives. Our Board of Directors has continued to make progress in broadening the experience, gender and tenure of our director nominees.

AGE*	INDEPENDENT DIRECTOR TENURE	DIVERSITY

Average Age: 68 years	Average Independent Director Tenure: 7.3 years
*   The sum of the individual percentages may not equal 100% due to rounding.

10	Proxy Summary

Board Profile
ADI’s directors contribute significant experience in the areas most relevant to overseeing our business and strategy. The below matrix provides a high-level summary of the experience and qualifications of our director nominees:

Executive Leadership: Experienced leadership of complex global businesses	6/11
Industry: Insight into key issues affecting ADI	9/11
Innovation and Emerging Technologies: Expertise and thought leadership relating to technological innovation in our industry and our end markets	9/11
Corporate Governance/Public Company Board: Knowledge of public company governance issues and policies to enhance Board practices	7/11
Financial, Accounting, Auditing: Oversight of ADI’s audit function and preparation of financial statements and capital market expertise	3/11
International, Large Scale Global Operations, Manufacturing: Insight into the many factors involved in overseeing management of ADI’s global footprint	9/11
Government Affairs, Public Policy: Expertise handling government affairs and public policy matters	3/11
Strategy: Oversight of management’s development and implementation of strategic priorities	10/11
Risk Management, Regulatory, Compliance: Oversight of risks facing ADI and a comprehensive approach to risk management	2/11
Cybersecurity, Information Systems: Oversight of our efforts to maintain our customers’ trust and protect the security of their data	4/11
Mergers and Acquisitions: Experience evaluating strategic transactions	4/11
ESG (Including Sustainability, Human Capital, and Diversity): Knowledge of ESG topics impacting ADI	3/11

2023 Proxy Statement	11

Board Refreshment
Our Board of Directors has been focused on refreshment, regularly bringing in new viewpoints and skills. As a result of ongoing Board refreshment, we have added 6 new directors in the last five years:

Karen M. Golz	Anantha P. Chandrakasan	Susie Wee	Laurie H. Glimcher	Mercedes Johnson	André Andonian
2018	2019	2019	2020	2021	2022
Governance Highlights

EFFECTIVE BOARD LEADERSHIP, INDEPENDENT OVERSIGHT AND STRONG CORPORATE GOVERNANCE	SHAREHOLDER RIGHTS AND ACCOUNTABILITY

ÑMajority of directors are independent
ÑAverage tenure of independent directors standing for re-election is approximately 7.3 years
ÑRegular executive sessions of independent directors
ÑClawback policy for our CEO and other named executive officers (NEOs)
ÑActive engagement by our Board of Directors in overseeing talent and long-term succession planning for executives

ÑAnnual election of directors of a declassified Board of Directors
ÑMajority voting for directors in uncontested director elections
ÑProxy access bylaw
ÑAnnual Board of Directors and Committee self-evaluations
ÑNo dual class of stock or controlling shareholder

Shareholder Engagement Highlights
We conduct extensive investor outreach throughout the year involving our senior management, investor relations, legal and human resources departments. This helps management and our Board of Directors understand and focus on the issues that matter most to our shareholders, so ADI can address them effectively.
ADI’s Year-Round Engagement Process
Since our inception as a public company, we have maintained an active engagement program with our shareholders, meeting with them extensively throughout the year as part of our investor outreach efforts.
HOW WE ENGAGE

Winter	Spring	Summer	Fall

ÑPublish Annual Report and Proxy Statement ÑConduct active outreach with top investors to discuss items to be considered at the annual meeting, if needed, given matters to be considered ÑAnnual Meeting
ÑEvaluate proxy season outcome and trends, corporate governance best practices and regulatory developments
ÑPublish annual ESG report to inform stakeholders, including investors, about recent developments relating to ESG matters

ÑConduct active outreach with top investors to understand their top priorities and solicit feedback on governance topics, including ESG and compensation
ÑShare investor feedback with our Board of Directors

During fiscal year 2022, as part of our annual outreach program, we reached out to shareholders representing approximately 50% of our total shares outstanding, and engaged with shareholders representing nearly 30% of our total shares outstanding, as well as proxy advisory firms. Further, as a result of our 2022 say-on-pay vote, during our fall 2022 outreach, we focused on investors that voted against say-on-pay during fiscal year 2022.

12	Proxy Summary

PROPOSAL 2 Advisory Approval of the Compensation of Our Named Executive Officers
The Board of Directors recommends a vote FOR this proposal.	ÑSee page 48

Overview of Compensation
Our executive compensation program is designed to attract, retain and motivate top executive talent and align the interests of our executive officers and our shareholders.
Summary of Direct Compensation Elements
We provide a mix of compensation elements that support our goals of attracting and retaining top executive talent and incentivizing our key performance objectives in the short-and long-term.

Pay Element		Purpose	Time Period	Performance Measures
Base Salary		ÑAttract and retain executive talent	ÑAnnual
Variable Cash Incentive		ÑMotivate and reward our executive officers for achieving short-term company financial objectives aligned with value creation	ÑPaid semi-annually, with quarterly corporate financial targets tied to corporate strategy of profitable growth	Ñ50%: quarterly OPBT margin Ñ50%: year-over-year revenue growth (measured quarterly) ÑMinimum OPBT margin required for payout
Annual Long-Term Incentives	TSR PRSUs	ÑAlign executive officer and shareholder interest to drive superior relative TSR results	ÑCumulative three-year period	ÑRelative TSR compared to comparator group ÑPayouts capped at target if absolute TSR is negative
	Financial Metric PRSUs	ÑAlign executive officer and shareholder interests with long-term profitability	ÑOne-year, two-year cumulative and three-year cumulative time periods	ÑNon-GAAP operating profit
	RSUs	ÑAttract and retain key executives	ÑFour-year graded vesting	ÑNone
OPBT = Operating Profit Before Taxes          TSR = Total Shareholder Return

2023 Proxy Statement	13

Overview of CEO and Named Executive Officer Pay
Executive pay at ADI is strongly aligned with long-term company performance, with a significant portion of compensation delivered in long-term equity-based awards. The target pay mix shown below is based on target compensation consisting of the annual rate of base salary and short-term and long-term incentive targets approved by the Compensation and Talent Committee.
Target Comp for CEO(1)
Target Comp for Other NEOs(1)(2)
(1)The sum of the individual amounts may not equal the total due to rounding.
(2)Excludes new-hire equity awards granted to Mr. Bryant in connection with commencement of his employment with us in March 2022. See the Compensation Discussion and Analysis section below for a discussion of these awards.
Stock Performance Graph
Fiscal year 2022 compensation actions for our executive officers, including our NEOs, are supported by solid corporate performance and strong shareholder returns. The following graph compares cumulative total shareholder return on our common stock since October 28, 2017 with the cumulative total return of the Standard & Poor’s (S&P) 500 Index and the Nasdaq Composite Index.
2022 Share Price Appreciation(1)
(1)This graph assumes the investment of $100 on October 28, 2017 in our common stock, the S&P 500 Index and the Nasdaq Composite Index and assumes all dividends are reinvested. Measurement points are the last trading day for each respective fiscal year.

14	Proxy Summary

Historical Say-on-Pay Votes
Our pay programs have a history of strong shareholder support, however, we saw a decrease in our say-on-pay support during fiscal year 2022.
Our Compensation and Talent Committee carefully considers the results of our “say-on-pay” votes. We believe that the results of the 2022 say-on-pay advisory vote was primarily due to a one-time award granted to our CEO and Chair as discussed in our 2022 Proxy Statement under the heading CEO Performance Stock Option Award. During our engagement meetings with shareholders during 2022, many shareholders indicated that they understood the rationale behind the special one-time award and were generally pleased with the overall design and framework of our executive compensation program. Considering the 2022 say-on-pay vote and the feedback we received from our shareholders, the Compensation and Talent Committee determined to not make significant changes to our executive compensation program as a result of the 2022 say-on-pay vote, however, the Compensation and Talent Committee confirms that it does not intend to make future special awards to our CEO and Chair outside of our ongoing annual incentive programs while the current grant remains outstanding.
For additional information about the feedback we received from shareholders and the actions we took in response, please see the Shareholder Engagement section beginning on page 38 of this Proxy Statement.
Please see the Compensation Discussion and Analysis section beginning on page 49 of this Proxy Statement for a more detailed description of our executive compensation program, philosophy and design.

Compensation Best Practices
Our annual cash incentives are based solely on our financial performance
A significant portion of equity awards are contingent upon long-term performance achievement
Incentive awards are tied to rigorous performance targets aligned with our corporate strategy
Payout for relative TSR-based awards capped at target for instances of negative absolute TSR
Clawback policy for our CEO and other named executive officers in the event of a material financial restatement due to fraud or willful misconduct
Specific policy regarding the grant dates of equity awards for our directors, executive officers and employees
Stock ownership guidelines for our Leadership Team and directors
Prohibit hedging and pledging of ADI securities
Annual “say-on-pay” vote

2023 Proxy Statement	15

PROPOSAL 3 Non-binding “Say-on-Frequency” Vote Regarding the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers
The Board of Directors recommends a vote for every 1 YEAR for this proposal	ÑSee page 79

PROPOSAL 4 Ratification of the Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for the Fiscal Year Ending October 28, 2023
The Board of Directors recommends a vote FOR this proposal	ÑSee page 80

16	Proxy Summary

Board of Directors

PROPOSAL 1 Election of Directors Our Board of Directors unanimously recommends that you vote FOR the election of each of the below director nominees.

The following table sets forth our director nominees:

Name	Position(s) with ADI
Vincent Roche	Chief Executive Officer and Chair of the Board of Directors
James A. Champy	Presiding Director
André Andonian	Director
Anantha P. Chandrakasan	Director
Edward H. Frank	Director
Laurie H. Glimcher	Director
Karen M. Golz	Director
Mercedes Johnson	Director
Kenton J. Sicchitano	Director
Ray Stata	Director
Susie Wee	Director
Election Process
All members of our Board of Directors are elected annually by our shareholders and currently consists of thirteen directors, of whom ten are deemed to be “independent directors” as defined and in accordance with the Nasdaq Stock Market, Inc. Marketplace Rules, or Nasdaq Rules. On June 24, 2022, our Board of Directors increased the size of our Board of Directors to thirteen members and elected Mr. Andonian as an independent director, effective June 27, 2022. On January 17, 2023, each of Messrs. Doluca and Evans informed our Board of Directors of their intent to retire from our Board of Directors and not stand for re-election. Consequently, each of Messrs. Doluca and Evans’ term as a director will expire at the Annual Meeting on March 8, 2023. Our Nominating and Corporate Governance Committee recommended, and our Board of Directors has determined, to nominate all other current directors for reelection in 2023. As such, at the Annual Meeting, our shareholders will have an opportunity to vote for each of the eleven nominees listed above. If the current nominees are elected, we will have eleven members serving on our Board of Directors, of whom nine are deemed to be “independent directors” in accordance with Nasdaq Rules, and the number of directors composing our Board of Directors will be reduced to eleven. The persons named in the proxy card, upon receipt of a properly executed proxy, will vote for each of these nominees, unless you instruct them to vote otherwise on the proxy card (whether executed by you or through Internet or telephonic voting). Each of the director nominees has indicated his or her willingness to serve, if elected. However, if any or all of the director nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our Board of Directors or our Board of Directors may reduce the number of directors.

2023 Proxy Statement	17

Board Refreshment
Our Board of Directors has been focused on refreshment, regularly bringing in new viewpoints and skills. As a result of ongoing Board refreshment, we have added 6 new directors in the last five years.

Karen M. Golz	Anantha P. Chandrakasan	Susie Wee	Laurie H. Glimcher	Mercedes Johnson	André Andonian
2018	2019	2019	2020	2021	2022
Director Criteria, Qualifications and Experience
Our Board of Directors and Nominating and Corporate Governance Committee are committed to ensuring that our Board of Directors is composed of a highly capable group of directors who collectively span a broad range of leadership skills and provide a significant breadth of experience, knowledge and abilities, relevant to ADI’s strategic vision, long-term objectives and business activities to effectively represent the interests of shareholders, drive shareholder value, exercise sound judgment and reflect our corporate values of integrity, honesty and adherence to high ethical standards. Our Board of Directors and Nominating and Corporate Governance Committee consider the following factors, among others, when selecting director nominees:

Diversity of Director Nominees		Independence of Director Nominees

4 of 11 Directors identify as female, or 36%	While our Board of Directors does not have a specific diversity policy, our Corporate Governance Guidelines provide that gender, racial, and ethnic diversity, consistent with the requirement for relevant and diverse experience, skills, and industry familiarity, are important search criteria. Effective application of these criteria is reflected in the diverse composition of our Board of Directors.	9 of 11 Directors are Independent, or 82%	Under Nasdaq Rules, a majority of the members of our Board of Directors must be independent directors. To be considered independent, a director must be independent as determined under applicable Nasdaq Rules, and in our Board of Directors’ judgment, the director must not have a relationship with ADI that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

3 of 11 Directors identify as ethnically diverse, or 27%

18	Board of Directors

Experience of our Director Nominees

Executive Leadership	●			●	●	●		●		●
Industry	●	●	●	●	●	●		●		●	●
Innovation and Emerging Technologies	●	●	●	●	●	●		●		●	●
Corporate Governance/Public Company Board	●	●			●	●	●	●	●
Financial, Accounting, Auditing							●	●	●
International, Large Scale Global Operations, Manufacturing	●	●	●	●			●	●	●	●	●
Government Affairs, Public Policy	●		●	●
Strategy	●	●	●		●	●	●	●	●	●	●
Risk Management, Regulatory, Compliance	●						●
Cybersecurity, Information Systems		●		●	●						●
Mergers and Acquisitions	●		●		●			●
ESG (including Sustainability, Human Capital, and Diversity)			●	●			●

2023 Proxy Statement	19

Board Diversity Matrix (as of January 20, 2023)
TOTAL NUMBER OF DIRECTORS: 13

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	9	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	1	1	-	-
Hispanic or Latinx	1	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	8	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-
Director Biographies
The following paragraphs provide information as of the date of this Proxy Statement about each director nominee. The information presented includes information each director nominee has given us about his or her age, all positions he or she holds, his or her principal occupation and business experience, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each director nominee’s specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. Further, they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to ADI and our Board of Directors. Finally, we value their significant experience on other public company boards of directors and board committees for providing our Board of Directors a range of views and a variety of best practices to consider.
Information about the number of shares of common stock beneficially owned by each director nominee appears below under the heading Security Ownership of Directors and Executive Officers. There are no family relationships among any of the directors and executive officers of ADI.

Legend

Executive Leadership	Industry	Innovation and Emerging Technologies	Corporate Governance/Public Company Board	Financial, Accounting, Auditing

International, Large Scale Global Operations, Manufacturing	Government Affairs, Public Policy	Strategy	Risk Management, Regulatory, Compliance	Cybersecurity, Information Systems

Mergers and Acquisitions	ESG

20	Board of Directors

Vincent Roche Chief Executive Officer and Chair of the Board of Directors
PROFESSIONAL EXPERIENCE AND BACKGROUND
Mr. Roche was elected as Chair of our Board of Directors in March 2022. Mr. Roche has served as our President since 2012, and was appointed CEO and elected as a director in May 2013. During Mr. Roche’s tenure as CEO, our total shareholder return is up 300% vs S&P 500 (up 190%) over that time as of the end of fiscal year 2022. Mr. Roche began his career with us in 1988 and has served in key positions spanning corporate leadership, worldwide sales, strategic marketing, business development, and product management over his more than 30-year tenure. Mr. Roche was recognized by Forbes in 2019 as one of America’s Most Innovative Leaders while also being a recipient of the 2021 SFI St. Patrick’s Day Science Medal for his contributions in support of the ecosystems in Ireland.
KEY QUALIFICATIONS AND EXPERTISE
Mr. Roche brings to our Board of Directors insights based on his leadership roles and his deep knowledge of our products, markets, customers, culture and organization.
OTHER PUBLIC COMPANY BOARDS
Current: None
Past 5 Years: Acacia Communications, Inc. (until March 2021)

Age: 62	Director since: 2013	Committee(s): Corporate Development

James A. Champy Presiding Director Independent
PROFESSIONAL EXPERIENCE AND BACKGROUND
Mr. Champy retired in 2010 as Vice President of the Dell/Perot Systems business unit of Dell, Inc., a computer and technology services company. Mr. Champy was previously a Vice President and the Chairman of Consulting at Perot Systems Corporation, an informational technology services company, from September 1996 to November 2009. He served as a member of the board of directors of Perot Systems Corporation from September 1996 to February 2004.
KEY QUALIFICATIONS AND EXPERTISE
Mr. Champy brings to our Board of Directors deep experience in the computer and technology services sectors and provides our Board of Directors with expertise in corporate strategy development and organizational acumen.
OTHER PUBLIC COMPANY BOARDS
Current: None
Past 5 Years: None

Age: 80	Director since: 2003	Committee(s): Nominating and Corporate Governance

2023 Proxy Statement	21

André Andonian Independent
PROFESSIONAL EXPERIENCE AND BACKGROUND
Mr. Andonian is Chief Executive Officer of Andonian Advisory Pte. Ltd., a consulting firm that he founded in March 2022. Mr. Andonian has served as Special Advisor - Senior Partner Emeritus at McKinsey & Company, a global management consulting company, since June 2022. Mr. Andonian was previously a Senior Partner at McKinsey & Company, most recently as managing partner of McKinsey Korea, advising clients across the firm’s Semiconductors, Advanced Electronics, Automotive & Assembly, Biotechnology, and Aerospace & Defense Practices from January 2021 until June 2022. He was previously managing partner of McKinsey Japan from January 2016 to December 2020.
KEY QUALIFICATIONS AND EXPERTISE
Mr. Andonian brings to our Board of Directors extensive experience in transforming companies into global leaders in the high-tech, advanced industries, aerospace, biotech and basic materials sectors, and in the assessment and development of talent. Mr. Andonian also has deep global executive leadership experience, previously holding executive leadership roles at McKinsey across Europe, the U.S. and Asia over a 30-year career. Further, Mr. Andonian brings significant experience working with senior leaders of companies around the world and across a multitude of industries on a broad range of strategic and operational issues, including driving board effectiveness.
OTHER PUBLIC COMPANY BOARDS
Current: AEM Holdings Ltd. (SGX:AWK)
Past 5 Years: None

Age: 60	Director since: 2022	Committee(s): Nominating and Corporate Governance; Corporate Development

Anantha P. Chandrakasan Independent
PROFESSIONAL EXPERIENCE AND BACKGROUND
Dr. Chandrakasan has served as the Dean of the School of Engineering at the Massachusetts Institute of Technology (MIT), a private research university since July 2017, and as Vannevar Bush Professor of Electrical Engineering and Computer Science. Dr. Chandrakasan has co-chaired the MIT-IBM Watson AI Lab, the MIT-Takeda Program, and the MIT and Accenture Convergence Initiative for Industry and Technology. Dr. Chandrakasan also currently serves on the board of directors of the Singapore-MIT Alliance for Research and Technology, or SMART. Dr. Chandrakasan was the director of the Microsystems Technology Laboratories from July 2006 until he became the head of the Department of Electrical Engineering and Computer Science in July 2011, a position that concluded with his appointment as Dean in July 2017. Dr. Chandrakasan joined the MIT faculty in 1994. Dr. Chandrakasan is an Institute of Electrical and Electronics Engineers (IEEE) fellow, and was elected to the National Academy of Engineering in 2015 and to the American Academy of Arts & Sciences in 2019.
KEY QUALIFICATIONS AND EXPERTISE
Dr. Chandrakasan brings to our Board of Directors a deep understanding of complex technologies and broad experience driving innovation. Dr. Chandrakasan has a deep understanding of the semiconductor industry having previously consulted for a number of semiconductor companies. Mr. Chandrakasan also has experience driving diversity initiatives and is involved with cybersecurity initiatives at MIT and brings these skills to our Board of Directors.
OTHER PUBLIC COMPANY BOARDS
Current: None
Past 5 Years: None

Age: 54	Director since: 2019	Committee(s): Nominating and Corporate Governance; Corporate Development

22	Board of Directors

Edward H. Frank Independent
PROFESSIONAL EXPERIENCE AND BACKGROUND
Since September 2022, Dr. Frank has been the Executive Chair of Gradient Technologies, a security technologies startup, focused on identity and access management, and was recently co-founder and CEO of Cloud Parity Inc., a voice of the customer startup, from January 2014 through August 2016. From May 2009 to October 2013, Dr. Frank held the position of Vice President, Macintosh Hardware Systems Engineering at Apple Inc., a company that designs, manufactures and markets electronic devices. Prior to his tenure at Apple, Dr. Frank served as Corporate Vice President, Research and Development, of Broadcom Corp. Dr. Frank was founding CEO of Epigram, Inc., a developer of integrated circuits and software for home networking, which Broadcom acquired in 1999, and was a Distinguished Engineer at Sun Microsystems, Inc. Since 2000, Dr. Frank has been a Trustee of Carnegie Mellon University and served as vice-chair from 2015 through 2021. Dr. Frank has served on the board of directors of Metallica’s All Within My Hands Foundation since July 2017, where he also served as Executive Director (pro bono) from July 2017 through December 2021. He is a member of the National Academy of Engineering and a Fellow of the IEEE.
KEY QUALIFICATIONS AND EXPERTISE
Dr. Frank brings to our Board of Directors substantial experience in the design, manufacture, sale and marketing of semiconductors for a broad set of markets, including many of the markets we service and brings extensive executive leadership experience. Dr. Frank also brings significant cybersecurity experience to our Board of Directors.
OTHER PUBLIC COMPANY BOARDS
Current: Marvell Technology, Inc.; SiTime Corp.; Rocket Lab USA, Inc.
Past 5 Years: Cavium, Inc. (until 2018); Amesite, Inc. (until 2020); Quantenna Communications, Inc. (until 2018)

Age: 66	Director since: 2014	Committee(s): Compensation and Talent; Corporate Development

Laurie H. Glimcher Independent
PROFESSIONAL EXPERIENCE AND BACKGROUND
Dr. Glimcher has served as a Professor of Microbiology and Immunology at Harvard Medical School since May 2017, the Richard and Susan Smith Professor of Medicine at Harvard Medical School and Dana-Farber Cancer Institute since October 2016, an Attending Physician, Department of Cancer Immunology and Virology at Dana-Farber Cancer Institute since October 2016 and the President and Chief Executive Officer of the Dana-Farber Cancer Institute since September 2016. In addition to a number of senior leadership roles held at both Harvard Medical School and Harvard School of Public Health from 1984 to 2011 and from October 2016 to present, she also served as the Stephen and Suzanne Weiss Dean and Professor of Medicine of Weill Cornell Medicine and Provost for Medical Affairs of Cornell University from January 2012 to August 2016. She is a member of the board of trustees at the Dana-Farber Cancer Institute and a member of the U.S. National Academy of Sciences, the National Academy of Medicine, the American Academy of Arts and Sciences and the American Philosophical Society.
KEY QUALIFICATIONS AND EXPERTISE
Dr. Glimcher brings to our Board of Directors scientific and public health expertise, as well as diversity of technical skills and experience managing large, complex organizations, and as a physician, scientist and professor.
OTHER PUBLIC COMPANY BOARDS
Current: None
Past 5 Years: Waters Corporation (until 2020); GlaxoSmithKline plc (until October 2022)

Age: 71	Director since: 2020	Committee(s): Compensation and Talent

2023 Proxy Statement	23

Karen M. Golz Independent
PROFESSIONAL EXPERIENCE AND BACKGROUND
Ms. Golz is a retired Partner of Ernst & Young (EY), a public accounting firm, where she was Global Vice Chair, Japan from 2016 to 2017 and previously Global Vice Chair, Professional Practice from 2010 to 2016. Ms. Golz also served on EY’s Global Risk Management Executive Committee, which was charged with risk management across EY’s global network, from 2008 to 2016. Ms. Golz currently serves as Senior Advisor to The Boston Consulting Group’s Audit and Risk Committee, a role she has held since August 2017, and as a Principal for K.M. Golz Associates, LLC, a consulting services company, since August 2017. Ms. Golz also sits on the board of trustees of the University of Illinois Foundation. Ms. Golz is a National Association of Corporate Directors (NACD) Board Leadership Fellow.
KEY QUALIFICATIONS AND EXPERTISE
Ms. Golz brings to our Board of Directors accounting and audit expertise and extensive experience helping large organizations successfully navigate the complexities of international trade and regulation.
OTHER PUBLIC COMPANY BOARDS
Current: Aspen Technology, Inc.; iRobot Corporation
Past 5 Years: None

Age: 68	Director since: 2018	Committee(s): Audit

Mercedes Johnson Independent
PROFESSIONAL EXPERIENCE AND BACKGROUND
Ms. Johnson served as interim Chief Financial Officer of Intersil Corporation, a semiconductor company, from April 2013 to September 2013, as Vice President and Chief Financial Officer at Tri Alpha Energy, Inc. (now TAE Technologies, Inc.), a fusion power company, from 2010 to 2011, and as Senior Vice President and Chief Financial Officer of Avago Technologies Limited (now Broadcom Inc.), a semiconductor manufacturing company from December 2005 to August 2008. Prior to joining Avago, Ms. Johnson was Senior Vice President, Finance, of Lam Research Corporation, a supplier of wafer fabrication equipment and related services to the semiconductor industry from June 2004 to January 2005 and Chief Financial Officer of Lam from May 1997 to May 2004.
KEY QUALIFICATIONS AND EXPERTISE
Ms. Johnson brings to our Board of Directors extensive executive experience in finance, accounting, corporate development, corporate governance, management, and operations. Ms. Johnson provides our Board of Directors with valuable industry experience as a former senior financial executive at semiconductor and semiconductor equipment companies as well as numerous directorships at public global technology companies.
OTHER PUBLIC COMPANY BOARDS
Current: Teradyne, Inc.; Synopsys, Inc.; Millicom International Cellular SA
Past 5 Years: Juniper Networks, Inc. (until 2019); Micron Technology, Inc. (until 2019); Maxim Integrated Products, Inc. (until 2021)

Age: 68	Director since: 2021	Committee(s): Audit

24	Board of Directors

Kenton J. Sicchitano Independent
PROFESSIONAL EXPERIENCE AND BACKGROUND
Mr. Sicchitano retired from PricewaterhouseCoopers LLP (PwC), a public accounting firm, in July 2001. At the time of his retirement, Mr. Sicchitano was the Global Managing Partner of Independence and Regulatory Matters for PwC. Mr. Sicchitano joined Price Waterhouse LLP, a predecessor firm of PwC, in 1970 and became a partner in 1979. During his 31-year tenure with PwC, Mr. Sicchitano held various positions, including Global Managing Partner of Audit/Business Advisory Services and Global Managing Partner responsible for Audit/Business Advisory, Tax and Financial Advisory Services.
KEY QUALIFICATIONS AND EXPERTISE
Mr. Sicchitano brings to our Board of Directors extensive experience with public and financial accounting matters for complex global organizations.
OTHER PUBLIC COMPANY BOARDS
Current: None
Past 5 Years: None

Age: 78	Director since: 2003	Committee(s): Nominating and Corporate Governance

Ray Stata
PROFESSIONAL EXPERIENCE AND BACKGROUND
Mr. Stata is our co-founder and served as an executive officer from our inception in 1965 until April 2012, including as our CEO from 1973 to November 1996 and as our President from 1971 to November 1991. Mr. Stata also served as the Chair of our Board of Directors from 1973 until March 2022 and continues to serve on our Board of Directors.
KEY QUALIFICATIONS AND EXPERTISE
Mr. Stata brings to our Board of Directors more than 50 years of experience and leadership in the semiconductor industry, including as our founder, our former Chair of the Board of Directors for 48 years and our former President for 20 years.
OTHER PUBLIC COMPANY BOARDS
Current: None
Past 5 Years: None

Age: 88	Director since: 1965	Committee(s): None

2023 Proxy Statement	25

Susie Wee Independent
PROFESSIONAL EXPERIENCE AND BACKGROUND
Dr. Wee has been a Vice President at Google, a multinational technology company, since April 2022. From November 2019 to August 2021, Dr. Wee served as Senior Vice President and General Manager of DevNet and CX Ecosystem Success at Cisco Systems Inc., a technology company. Dr. Wee founded and led DevNet, Cisco’s developer program, beginning in October 2013. Dr. Wee began working at Cisco in April 2011, and held leadership roles including Senior Vice President & Chief Technology Officer of DevNet from October 2018 to November 2019, Vice President & Chief Technology Officer of DevNet from October 2013 to October 2018, Vice President & Chief Technology Officer of Networked Experiences from October 2012 to October 2013, and Vice President & Chief Technology and Experience Officer of Cisco’s Collaboration Technology Group from April 2011 to October 2012. Previously, Dr. Wee had a 15-year career at Hewlett Packard Enterprise Company, a technology company, where she held a number of technical and leadership roles, including Vice President and General Manager of the HP Experience Software Business and Lab Director at HP Labs. Dr. Wee is an IEEE fellow and serves on the visiting committee of the MIT Electrical Engineering and Computer Science department.
KEY QUALIFICATIONS AND EXPERTISE
Dr. Wee brings to our Board of Directors extensive experience in information technology and application development, and an established track record of driving software innovation at global technology companies.
OTHER PUBLIC COMPANY BOARDS
Current: None
Past 5 Years: None

Age: 53	Director since: 2019	Committee(s): Compensation and Talent

26	Board of Directors

Determination of Independence
Under applicable Nasdaq Rules, a director of ADI will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has established guidelines (within our Corporate Governance Guidelines) to assist it in determining whether a director has a relationship with ADI that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. These guidelines are posted on our website under https://investor.analog.com/governance/governance-documents. For relationships not covered by the guidelines, the determination of whether such a relationship exists is made by the members of our Board of Directors who are independent directors (as defined above). Our Board of Directors has determined that none of Messrs. Andonian, Champy, Evans(1) and Sicchitano, Mses. Golz and Johnson, and Drs. Chandrakasan, Frank, Glimcher, and Wee has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Rules. Our Board of Directors has determined that Mr. Roche, our CEO and Chair, and Mr. Stata, our co-founder and former Chair, are not “independent” under the Nasdaq Rules because Mr. Roche is a current employee and Mr. Stata is our founder. Our Board of Directors also determined that Mr. Doluca(1) is not “independent” under the Nasdaq Rules given his prior role as the President and Chief Executive Officer of Maxim and the fact that integration efforts between Maxim and ADI are still ongoing. Our Board of Directors also determined that Dr. Mark Little, a former director, was an “independent director” prior to his retirement from our Board of Directors on March 9, 2022. Our Board of Directors considered our annual laboratory membership and sponsorship of university research projects with MIT, of which Dr. Chandrakasan is the Dean of the School of Engineering and Mr. Champy is a board member. Even though Dr. Chandrakasan is a senior leader at MIT, our Board of Directors determined that this donation does not impair his independence due to the lack of any benefit to him from the donation other than general benefits pertaining to any other academics of the school. Our Board of Directors also considered Ms. Golz’s former affiliation with Ernst & Young and Mr. Andonian’s former and current affiliation with McKinsey & Company, and determined that those relationships would not interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
(1)Messrs. Doluca and Evans are not standing for re-election and their terms on the Board of Directors will end at the Annual Meeting on March 8, 2023.

2023 Proxy Statement	27

Director Candidates

Recommendation
In considering whether to recommend any candidate for inclusion in the Board of Directors’ slate of recommended director nominees, including candidates recommended by shareholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, experience, commitment, and diligence; the presence of any conflicts of interest; and the ability of the candidate to act in the interests of all shareholders.

Diversity
The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. ADI believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities. While we do not have a policy regarding diversity of our Board members, the Nominating and Corporate Governance Committee includes gender, racial and ethnic diversity as part of its search criteria, consistent with the requirement for relevant and diverse experience, skills and industry familiarity. Effective application of these criteria is reflected in the diverse composition of our Board of Directors.

Evaluation
The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to members of our Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board of Directors. From time to time, the Nominating and Corporate Governance Committee may also seek input from director search firms for identification and evaluation of candidates. Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders on a timely basis, the Nominating and Corporate Governance Committee will evaluate director candidates recommended by shareholders by following substantially the same process, and applying substantially the same criteria, as it follows for director candidates submitted by members of our Board of Directors. Mr. Andonian was introduced by a director and, with the recommendation of the Nominating and Corporate Governance Committee, was elected to our Board of Directors effective June 27, 2022 and is included in the slate of director nominees nominated by the Board of Directors for election as a director at the Annual Meeting.

Shareholder Recommendations and Nominations of Director Candidates
Shareholders of record of ADI may recommend director candidates for inclusion by our Board of Directors in the slate of nominees that the Board of Directors recommends to our shareholders for election. The qualifications of recommended candidates will be reviewed by the Nominating and Corporate Governance Committee. If our Board of Directors determines to nominate a shareholder-recommended candidate and recommends his or her election as a director by the shareholders, the name will be included in ADI’s proxy card for the shareholders’ meeting at which his or her election is recommended.
Shareholders may recommend individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting their name and background and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of ADI’s common stock for at least one year as of the date the recommendation is made, to the Nominating and Corporate Governance Committee, c/o Janene Asgeirsson, Secretary, Analog Devices, Inc., One Analog Way, Wilmington, Massachusetts 01887. Our Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis.
Shareholders also have the right to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board of Directors, by following the procedures set forth in our amended and restated bylaws and described in the response to the question “How and when may I submit a shareholder proposal, including a shareholder nomination for director, for the 2024 annual meeting of shareholders?” below.

28	Board of Directors

Corporate Governance
Board Policies and Practices
We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies.
We have long believed that good corporate governance is important to ensure that ADI is managed for the long-term benefit of our shareholders. As a result, we have adopted the following policies and procedures that we believe are in the best interests of ADI and our shareholders:

Policy/Practice	Summary
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines for ADI that establish a common set of expectations to assist our Board of Directors and its committees in performing their duties. Our Board of Directors reviews these guidelines at least annually, and updates them as necessary to reflect changing regulatory requirements and evolving practices.

Declassified Board of Directors	We have a declassified Board of Directors and our bylaws provide that each director will serve for a term ending on the date of the annual meeting following the one at which such director was elected.
Majority Voting for Election of Directors
Our bylaws provide for a majority voting standard in uncontested director elections, so a director nominee is elected to our Board of Directors if the votes “for” that director exceed the votes “against” (with abstentions and broker non-votes not counted as for or against the election). If a director nominee does not receive more for votes than against votes, the director must offer his or her resignation, which our Board of Directors must determine whether to accept and publicly disclose that determination.

Executive Sessions
At least twice per year, our Board of Directors holds executive sessions with our independent, non-employee directors, as defined under the Nasdaq Rules. Our Presiding Director, Mr. Champy, presides at these independent director executive sessions. In addition, the committees of our Board of Directors also regularly hold executive sessions without management present and with their advisors.

No Hedging and No Pledging Policy
We prohibit all hedging transactions or short sales involving ADI securities by our directors and employees, including our executive officers. Since January 2013, we have prohibited our directors and executive officers from holding any ADI securities in a margin account, and from any future pledging of their ADI securities as collateral for a loan.

Equity Award Grant Date Policy
We do not time or select the grant dates of any stock options or stock-based awards in coordination with our release of material non-public information, nor do we have any program, plan or practice to do so. In addition, our Compensation and Talent Committee has adopted specific written policies regarding the grant dates of equity awards made to our directors, executive officers and employees. See Director Compensation and Equity Award Grant Date Policy below for more information.

Executive Stock Ownership Guidelines
Under our guidelines, the target stock ownership levels are five times annual base salary for the CEO and three times annual base salary for other executive officers and any Senior Vice President reporting to the CEO, which we collectively refer to as, the Leadership Team. The CEO has four years from the date of his appointment as CEO to achieve his targeted level. Members of the Leadership Team other than the CEO have five years from the date he or she becomes part of the Leadership Team to achieve their targeted level. Shares subject to unexercised options, whether or not vested, and unvested performance-based RSUs whose performance have not yet been certified by the Compensation and Talent Committee will not be counted for purposes of satisfying these guidelines. RSUs and restricted stock (whether or not vested) and unvested performance-based RSUs whose performance has been certified by the Compensation and Talent Committee are counted for purposes of satisfying these guidelines. All members of the Leadership Team, other than Ms. Asgeirsson, who first joined ADI in fiscal year 2021, were in compliance with our stock ownership guidelines as of the end of fiscal year 2022. Ms. Asgeirsson is expected to be in compliance with our stock ownership guidelines within the first five years of her appointment to the Leadership Team.

Clawback Policy
Our clawback policy provides that in the event of a material restatement of our financial results, the Compensation and Talent Committee may, as appropriate, seek to recover from our CEO and other named executive officers whose fraud or willful misconduct caused or partially caused such restatement, all or a portion of the performance-based compensation awarded to such named executive officer that was in excess of the amount that would have been awarded based on the restated financial results. We will amend our compensation clawback policy so that it is compliant with the regulations mandated under the Dodd-Frank Wall Street Reform and Consumer Protection Act when corresponding listing standards become effective.

2023 Proxy Statement	29

Policy/Practice	Summary
Adoption of Proxy Access Right
Our Board of Directors approved a bylaw amendment implementing proxy access, which allows shareholders that meet standard eligibility requirements to nominate and include in our Proxy Statement director candidates for election.

Code of Business Conduct and Ethics
We have a Code of Business Conduct and Ethics, which details our commitment to conducting business ethically, in compliance with the law, and in a way that reflects our deeper values. Our Code of Business Conduct and Ethics details our commitment to safeguarding personal data, explains our whistleblower reporting process, and is designed to be consistent with best practices. Our Code of Business Conduct and Ethics provides transparency on our enhanced whistleblower process. Specifically, we affirm our commitment to a consistent and transparent review process, prompt and thorough investigations, assignment of neutral investigators, communication about investigation outcomes, and implementation of appropriate corrective actions.

Code of Corporate Social Responsibility
Our Code of Corporate Social Responsibility details ADI’s policies for itself and its suppliers in the areas of labor and human rights, health and safety, environment, ethics, management systems and data privacy.

Director Education
We encourage our directors to attend director education programs and provide educational opportunities to our directors through a variety of platforms. We reimburse the costs of attending such programs. We also provide members of our Board of Directors a membership to the National Association of Corporate Directors. Further, we include educational topics regularly at our scheduled Board of Directors’ meetings. During such sessions, an outside party presents on a topic that is relevant to our business and strategic objectives, and of interest to our Board of Directors.

You can access our bylaws, the current charters for our Audit Committee, Compensation and Talent Committee, Nominating and Corporate Governance Committee and Corporate Development Committee, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and other governance documents and corporate policies at https://investor.analog.com/governance/governance-documents and https://www.analog.com/en/about-adi/legal-and-risk-oversight.html or by writing to:
Investor Relations Department
Analog Devices, Inc.
One Analog Way
Wilmington, Massachusetts 01887
Phone: 781-461-3282
Email: investor.relations@analog.com
Board and Committee Structure
Board Leadership Structure
Our Board of Directors is responsible for broad corporate policy and overall performance of ADI through oversight of management. Among other duties, our Board of Directors appoints ADI’s executive officers, assigns to them responsibility for management of our operations, and reviews their performance. Our Board of Directors regularly reviews our Board leadership structure and it is recognized that the combination or separation of the CEO and Chair roles are driven by the needs of ADI at a particular time. Since March 2022, Mr. Roche has been serving as the CEO and Chair. The Board of Directors determined that having Mr. Roche serve in this combined role strengthens his ability to provide leadership as ADI continues to transition in response to customer demand for more complete solutions. Mr. Champy has served as our independent Presiding Director since 2010.

30	Corporate Governance

In accordance with best practices, the Presiding Director has significant responsibilities, including:
ÑLeadership of executive sessions of the independent directors or other meetings at which the Chair is not present;
ÑAuthority to call meetings of the independent directors;
ÑCoordinating with the Chair to call Board of Directors’ meetings;
ÑOverseeing the annual Board of Directors’ evaluation process;
ÑServing as a liaison between the Chair and the independent directors, as required;
ÑCoordinating with the Chair to set and approve the Board of Directors’ meeting schedule and agenda to assure sufficient time for discussion of all agenda items;
ÑDetermining the appropriate materials to be provided to the Board of Directors;
ÑServing as the focal point for shareholder communications with the independent directors and requests for consultation addressed to independent members of the Board of Directors;
ÑThe ability to retain outside professionals on behalf of our Board of Directors as our Board of Directors may determine is necessary or appropriate; and
ÑSuch other functions as our Board of Directors may direct from time to time.

2023 Proxy Statement	31

Board Committees
Our Board of Directors has standing Audit, Compensation and Talent, Nominating and Corporate Governance, and Corporate Development Committees. With the exception of the Corporate Development Committee, of which Mr. Roche is Chair, the members of all three other committees are comprised of independent, non-employee directors. Each committee has a charter that has been approved by the Board of Directors and is reviewed annually. In addition, each committee conducts an annual self-evaluation of its own performance and the performance of its members in accordance with its respective committee charter. Each director also undertakes an evaluation of our Board of Directors more generally. Our Presiding Director, working with our Chief Legal Officer, also has conversations with each director designed to assess the competencies and skills each director brings to our Board of Directors. Summaries of the evaluations are presented to the Board of Directors. Mr. Roche is the only current director who is, or has been in the past three years, an employee of ADI. Mr. Stata does not serve on any standing committee and Messrs. Roche and Stata do not participate in the portion of any Board or committee meeting during which their compensation is evaluated or in sessions comprised solely of independent directors.

Audit Committee Members Karen M. Golz (Chair) Bruce R. Evans(1) Mercedes Johnson Meetings in 2022: 9
PRINCIPAL RESPONSIBILITIES
The primary purpose of the Audit Committee is to assist our Board of Directors’ oversight of:
ÑThe integrity of our financial statements, including regulatory requirements to the extent they pertain to financial matters;
ÑThe qualifications and independence of our independent registered public accounting firm;
ÑThe performance of our internal audit function and independent registered public accounting firm;
ÑThe process relating to internal enterprise risk management, control systems, and review of related person transactions;
ÑEvaluating capital allocation and structure, including potential issuance of debt and equity securities, credit agreements, letters of credit, guarantees and other financial instruments, investment policy, dividends, stock splits and stock repurchases;
ÑEvaluating our significant financial exposures and liabilities; and
ÑReviewing our financial outlook and plans for financing our working and long-term capital requirements.
Our Board of Directors has determined that each of Mses. Golz and Johnson and Mr. Evans qualifies as an “audit committee financial expert” under the rules of the U.S. Securities and Exchange Commission, or SEC, each is independent as defined under the Nasdaq Rules and the independence requirements under Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, or Exchange Act. In addition, our Board of Directors has determined that each member of the Audit Committee is able to read and understand financial statements, including ADI’s consolidated balance sheet and its consolidated statements of income, comprehensive income, shareholders’ equity and cash flows and related notes as required under the Nasdaq Rules. Our Board of Directors has certified that it has at least one member of the Audit Committee who has past employment experience in finance or accounting as required by the Nasdaq Rules.
The responsibilities of our Audit Committee and its activities during fiscal year 2022 are described in the Report of the Audit Committee below.

(1)Mr. Evans is not standing for re-election and his term on the Board of Directors will end at the Annual Meeting on March 8, 2023.
Our Audit Committee charter provides that no member of the Audit Committee may serve on the audit committee of more than two other public companies in addition to ADI, unless approved by the Board of Directors. Ms. Johnson, who first joined our Board of Directors in August 2021, is a member of our Audit Committee and is also a member of the audit committees of three other public companies, serving as the audit committee chair for two of those public companies. Our Audit Committee considered Ms. Johnson’s additional board and audit committee service and whether or not such service created an actual or potential conflict with her service on our Board of Directors and Audit Committee. Having determined that no such conflict existed, our Audit Committee recommended that our Board of Directors approve, and our Board of Directors did approve, Ms. Johnson’s service on up to four public company boards, inclusive of ADI’s Board of Directors. Neither Ms. Golz nor Mr. Evans serve on the audit committees of more than two other public companies in addition to ADI.
The Audit Committee has the authority to engage independent legal, accounting and other advisors that it deems necessary or appropriate to carry out its responsibilities. These independent advisors may be the regular advisors to ADI. The Audit Committee is empowered to pre-approve all audit services to be provided to ADI and all other services to be provided to ADI by our independent auditor. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve any audit or non-audit services to be provided to ADI by the independent registered public accounting firm for which the cost is less than $100,000. The Audit Committee selected and appointed Ernst & Young LLP, our independent registered public accounting firm, and did not retain any other advisors during fiscal year 2022.

32	Corporate Governance

Compensation and Talent Committee Members(1) Edward H. Frank (Chair) Laurie H. Glimcher Susie Wee Meetings in 2022: 10
PRINCIPAL RESPONSIBILITIES
The primary responsibilities of the Compensation and Talent Committee are to:
ÑEvaluate and set the compensation of our CEO, our other executive officers and any senior executive reporting to our CEO;
ÑMake recommendations to our Board of Directors regarding the compensation of our directors;
ÑReview, and make recommendations to our Board of Directors with respect to, incentive compensation plans and equity-based plans, and exercise all rights, authority and functions with respect to such plans;
ÑOversee our policies, strategies and programs relating to human capital management;
ÑOversee management of the risks associated with our compensation practices and policies; and
ÑOversee the evaluation and succession planning and development programs for senior executives.
Our Board of Directors has determined that each of Drs. Frank, Glimcher, and Wee is independent as defined under the Nasdaq Rules and the independence requirements under Rule 10C-1 of the Exchange Act.

(1)Dr. Little also served on the Compensation and Talent Committee during fiscal year 2022 until his retirement from our Board of Directors in March 2022.
In connection with its oversight and administration of ADI’s cash and equity incentive plans, the Compensation and Talent Committee authorizes the granting of stock options, RSUs and other stock incentives (within guidelines established by our Board of Directors and in accordance with our Equity Award Grant Date Policy) to our Leadership Team, including our NEOs. In accordance with the terms of our Amended and Restated 1996 Stock Incentive Plan (which we refer to as the 1996 Plan and which we assumed in the Maxim acquisition), and our 2020 Equity Incentive Plan, which we refer to as the 2020 Plan, the Compensation and Talent Committee has delegated to a standing committee composed of our CEO, Chief Financial Officer, Chief People Officer and Chief Legal Officer the power to grant options, RSUs and other stock awards to employees who are not (i) executive officers, (ii) other senior vice presidents who report to the CEO or (iii) directors, subject to specified thresholds, parameters and applicable law. The same standing committee also has the ability to accelerate outstanding awards under the 1996 Plan, the 2020 Plan, our Amended and Restated 2006 Stock Incentive Plan, which we refer to as the 2006 Plan, and our Amended and Restated 2010 Equity Incentive Plan, which we refer to as the 2010 Plan (which we assumed when we acquired Linear Technology Corporation) granted to employees who are not (i) executive officers, (ii) other senior vice presidents who report to the CEO or (iii) directors, subject to specified thresholds, parameters and applicable law. Additionally, the Compensation and Talent Committee oversees our clawback policy, as well as any clawback policy ADI may adopt in the future.
The Compensation and Talent Committee has the authority to engage independent compensation consultants, legal counsel, and other advisors that it deems necessary or appropriate to carry out its responsibilities, taking into account the independence of those advisors. The Compensation and Talent Committee is empowered, without further action by our Board of Directors, to cause ADI to pay the compensation of those advisors as established by the Compensation and Talent Committee.
In December 2022, the Compensation and Talent Committee amended its charter to further expand its role to include oversight for ADI’s enterprise-level strategies and programs relating to human capital management and diversity. ADI’s approach to human capital management is wide-reaching and encompasses many facets of our business including those with respect to diversity, equity and inclusion, talent recruitment and development, retention, employee engagement, pay equity practices, workplace health and safety and cultural initiatives. Further, in December 2022, the Compensation Committee changed its name to the Compensation and Talent Committee to reflect its expanded role.

2023 Proxy Statement	33

Nominating and Corporate Governance Committee Members James A. Champy (Chair) André Andonian Anantha P. Chandrakasan Kenton J. Sicchitano Meetings in 2022: 5
PRINCIPAL RESPONSIBILITIES
The primary responsibilities of the Nominating and Corporate Governance Committee are to:
ÑIdentify individuals qualified to become members of our Board of Directors consistent with criteria approved by the Board of Directors;
ÑRecommend to the Board of Directors the persons to be nominated by the Board of Directors for election as directors at any meeting of shareholders and the persons to be elected by the Board of Directors to fill any vacancies on the Board of Directors;
ÑIn connection with Board of Director succession and refreshment practices, review with the Board of Directors, on an annual basis, the requisite skills and criteria for new directors as well as the composition of the Board of Directors as a whole;
ÑRecommend to the Board of Directors the directors to be appointed to each committee of the Board of Directors;
ÑDevelop and recommend to the Board of Directors a set of corporate governance principles;
ÑOversee the evaluation, background, vetting, orientation, and training of the members of the Board of Directors;
ÑOversee our Code of Business Conduct and Ethics;
ÑOversee and periodically review ADI’s ESG policies, goals and programs; and
ÑOversee risks associated with its areas of responsibility.
Our Board of Directors has determined that each of Messrs. Champy, Andonian, and Sicchitano and Dr. Chandrakasan is independent as defined under the Nasdaq Rules.

The Nominating and Corporate Governance Committee has the authority to engage any independent legal and other advisors it deems necessary or appropriate to carry out its responsibilities. These independent advisors may be the regular advisors to ADI. The Nominating and Corporate Governance Committee is empowered, without further action by the Board of Directors, to cause ADI to pay the compensation of these advisors as established by the Nominating and Corporate Governance Committee. For information relating to nominations of directors by our shareholders, see Director Candidates above.

Corporate Development Committee Members Vincent Roche (Chair) André Andonian Anantha P. Chandrakasan Bruce R. Evans(1) Edward H. Frank Meetings in 2022: 6
PRINCIPAL RESPONSIBILITIES
The primary responsibility of the Corporate Development Committee is to review and make recommendations to the Board of Directors at each full meeting of the Board of Directors, with respect to:
ÑStrategic plans, transactions and investments, including mergers, acquisitions and divestitures; and
ÑThe results, performance and financial impact of material transactions.
All matters approved by the Corporate Development Committee are recommended to and also approved by our Board of Directors.

(1)Mr. Evans is not standing for re-election and his term on the Board of Directors will end at the Annual Meeting on March 8, 2023.
The Corporate Development Committee was established by our Board of Directors in June 2021 to assist the Board of Directors in evaluating mergers, acquisitions, divestitures, and other strategic transactions and investments.

34	Corporate Governance

The Corporate Development Committee has the authority to engage any independent legal and other advisors it deems necessary or appropriate to carry out its responsibilities. These independent advisors may be the regular advisors to ADI. The Corporate Development Committee is empowered, without further action by the Board of Directors, to cause ADI to pay the compensation of these advisors as established by the Corporate Development Committee.
Meetings and Attendance; Executive Sessions

Our Board of Directors met nine times and its committees collectively held thirty meetings in fiscal year 2022 (including by telephone and video conference). During fiscal year 2022, overall attendance by incumbent directors at Board of Directors and committee meetings was 99% and each of our incumbent directors attended 96% or more of the total number of meetings of the Board of Directors and the committees on which he or she served.
The independent directors met in executive session without Messrs. Roche, Doluca or Stata at three Board of Directors meetings during fiscal year 2022.
Our Corporate Governance Guidelines set forth our policy that directors are expected to attend annual meetings of shareholders. Eleven directors attended our 2022 Annual Meeting of Shareholders.

Director Education and Orientation Program
We encourage our directors to attend director education programs and provide educational opportunities to our directors through a variety of platforms. We reimburse the costs of attending such programs. We also provide members of our Board of Directors a membership to the National Association of Corporate Directors. Further, we include educational topics regularly at our scheduled Board of Directors’ meetings. During such sessions, an outside party presents on a topic that is relevant to our business and strategic objectives, and of interest to our Board of Directors.
Also, all new directors participate in our director orientation program, which we significantly enhanced in fiscal year 2022 in connection with our onboarding of Mr. Andonian. This orientation program is designed to familiarize new directors with ADI and our Board of Directors, through a review of background material, meetings with senior management and facilities tours. This orientation allows new directors to become familiar with our business and strategic plan, products, technologies and end markets, corporate governance practices, compensation practices, and other key policies and practices.
Board Evaluations

Development of Annual Evaluation Process
Each December, our Presiding Director along with our CEO and Chair and our Chief Legal Officer discuss the Board of Directors’ evaluation process for the year, considering evolving best practices.
Written Questionnaires Each director undertakes an evaluation of the Board of Directors.
One-on-One Discussions
Our Presiding Director, working with our Chief Legal Officer, also has conversations with each member of our Board of Directors designed to assess the effectiveness of our Board of Directors, as well as competencies and skills each director brings to the Board of Directors.

Evaluation of Results
In March of each year, our Presiding Director provides summaries of the evaluations to the Board of Directors and engages in a robust discussion with Board members on Board effectiveness and engagement.

2023 Proxy Statement	35

Oversight by Our Board
Strategic Oversight
The Board of Directors reviews our overall performance, and its primary responsibility is to oversee the management of ADI and, in doing so, serve the best interests of ADI and its shareholders. The Board of Directors provides for the succession of the CEO, nominates for election at annual shareholder meetings individuals to serve as directors of ADI, and elects individuals to fill any vacancies on the Board of Directors. Our Board of Directors reviews corporate objectives and strategies, and evaluates and approves significant policies and proposed major commitments of corporate resources. It oversees ADI’s risk management programs and participates in decisions that have a potential major economic impact on ADI. Management keeps the directors informed through regular written reports and presentations at Board of Directors’ and committee meetings.
Risk Oversight
The following table summarizes management’s and the Board of Directors’ role in risk management and oversight. Each committee of our Board of Directors assesses risks associated with their respective areas of oversight as described under Board Committees above and in the table below.

BOARD OF DIRECTORS
ÑReceives regular reports from members of senior management on areas of material risk to ADI. Specifically, our Chief Risk Officer, who oversees internal enterprise risk management programs and chairs our Enterprise Risk Management Committee, provides regular reports to our full Board of Directors regarding our management of all enterprise and operational risks and our enterprise risk management program, with periodic updates on focus areas, such as cybersecurity.
ÑReceives regular updates from our Audit Committee, Compensation and Talent Committee, Corporate Development Committee and Nominating and Corporate Governance Committee, which provide our Board of Directors with thorough insight about how ADI manages risk.

AUDIT COMMITTEE
ÑHas oversight responsibility with respect to ADI’s risk assessment and risk management programs, especially as they apply to ADI’s financial statement integrity and reporting and internal controls.
ÑReceives regular reports from our Director of Internal Audit on internal audit matters and from our Chief Risk Officer on risk management matters.
ÑReceives quarterly reports from our Chief Information Officer on information security and technology and from our head of compliance regarding data privacy and protection.
ÑEvaluates capital allocation and structure, including potential issuance of debt and equity securities, credit agreements, other financial instruments, investment policy, dividends, stock splits and stock repurchases.

COMPENSATION AND TALENT COMMITTEE
ÑOversees ADI’s executive compensation program and non-executive director compensation practices.
ÑOversees ADI’s policies, strategies and programs relating to human capital management.
ÑOversees the evaluation and succession planning and development programs for senior executives.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
ÑLeads the Board of Directors with respect to the adequacy of ADI’s governance structure and process of succession planning for our Board of Directors.
ÑOversees ADI’s ESG programs, including reviewing ADI’s sustainability initiatives and goals as well as our progress toward achieving those goals.

CORPORATE DEVELOPMENT COMMITTEE ÑEvaluates strategic plans, transactions, and investments, including mergers, acquisitions and divestitures.

LEADERSHIP TEAM AND MANAGEMENT
ÑOur Leadership Team and our CEO and Chair have ownership for risk management and risk governance is managed by our Enterprise Risk Management Committee, a management-led, cross-functional committee, which is chaired by our Chief Risk Officer.
ÑOur Enterprise Risk Management Committee works closely with our Leadership Team, including our CEO and Chair, to identify and mitigate identified risks.
ÑOur Chief Risk Officer, and other members of management, report to the Board of Directors (or the appropriate committee as appropriate) regarding risk identification, management and mitigation strategies.

36	Corporate Governance

Enterprise Risk Management Process
Our Enterprise Risk Management Program defines how we identify, manage and govern risk throughout our organization to promote the achievement of our financial and operational goals in a compliant manner. It assigns accountability for risk management to every business unit, based on the risks they encounter as part of their day-to-day operations. Our CEO and Chair and Leadership Team has ultimate responsibility for our Enterprise Risk Management Process and output.

BOARD OF DIRECTORS	AUDIT COMMITTEE	COMPENSATION AND TALENT COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	CORPORATE DEVELOPMENT COMMITTEE	ENTERPRISE RISK MANAGEMENT COMMITTEE Chaired by our Chief Risk Officer

Enterprise Risk Management is a company-wide initiative that involves ADI management, including our Chief Legal Officer and Chief Risk Officer and our internal audit function, including our Senior Director, Internal Audit, working together to (1) identify, assess, prioritize and monitor a broad range of risks and (2) formulate and execute plans to monitor and, to the extent possible, mitigate the effect of those risks.
Cybersecurity Oversight
In order to minimize the likelihood and impact of a cybersecurity incident, we have deployed cybersecurity protections to protect ADI’s networks, devices and data from external and internal threats. These protections are consistent with global data privacy requirements.
Four of our director nominees have cybersecurity expertise to assist the Board of Directors in its oversight of ADI’s information security program. ADI leadership and Internal Audit regularly provide the Audit Committee with updates on the performance of our cyber and information security program. Our Chief Information Officer provides quarterly updates to the Audit Committee covering key information technology (IT) projects, enterprise cybersecurity programs and data protection risks and mitigation related to such risks. At least annually, our Chief Information Officer updates the full Board of Directors on information security matters and risk, including cybersecurity.
During fiscal year 2022, we created a management-led cross-functional steering committee, led by our Chief Information Security Officer, that is charged with security governance and key mitigation initiatives. Any relevant findings of this committee are shared in quarterly reports to the Audit Committee and annual reports to the Board of Directors.
ESG Oversight
The Nominating and Corporate Governance Committee oversees ADI’s ESG policies, goals and programs, including reviewing our sustainability initiatives and goals, as well as our progress towards achieving those goals. Management regularly reports to the full Board of Directors on ESG topics, providing an update on key metrics and progress. Our Board of Directors provides direct feedback on strategic approach and initiatives once a year. Our Leadership Team is engaged collectively on a semi-annual basis and individual leaders provide ongoing sponsorship of core initiatives, such as our partnership with an HBCU and secondary school outreach program.
Our CEO, our Leadership Team and appointed roles dedicated to ESG lead our ESG agenda. Our Nominating and Corporate Governance Committee has specific oversight responsibility for ADI’s ESG programs, initiatives, policies and goals, including reviewing our sustainability initiatives and goals as well as our progress toward achieving those goals.
Our Board of Directors is fully engaged and receives regular updates from senior management about our ESG programs, including updates on our sustainability as a business initiative, and on emerging issues. These ESG topics also include educational components to keep our Board of Directors abreast of the quickly changing ESG regulatory environment, as well as other evolving practices, risk oversight, mitigation strategies and other relevant ESG topics.
Created in 2021, our ESG Executive Council comprised of in-house subject matter experts, such as Human Resources, Environment, Health and Safety, and Compliance and Ethics, meets regularly and provides updates to the ESG Oversight Committee. The Nominating and Corporate Governance Committee receives quarterly reports on our progress against stated targets, as well as updates on topics such as stakeholder value, risks and opportunities, regulatory preparedness, ESG ratings and key ESG focus areas.

2023 Proxy Statement	37

Human Capital Management Oversight
In December 2022, our Compensation and Talent Committee expanded its responsibilities to include oversight for ADI’s enterprise-level strategies and programs relating to human capital management and diversity. ADI’s approach to human capital management is wide-reaching and encompasses many facets of our business, including those with respect to diversity, equity and inclusion, talent recruitment and development, retention, employee engagement, pay equity practices, workplace health and safety and cultural initiatives. Our Chief People Officer provides regular updates to our Compensation and Talent Committee and the Board of Directors regarding human capital initiatives, risks and mitigation efforts related to identified risks.
Succession Planning
As reflected in our Corporate Governance Guidelines, one of our Board of Directors’ primary responsibilities includes reviewing Leadership Team succession plans. The Board of Directors is responsible for evaluating potential successors to the CEO and, based on recommendations from the CEO, other members of the Leadership Team.
The Compensation and Talent Committee periodically reviews our strategies and programs related to succession planning and talent development, which includes transitional leadership planning in the event of an unplanned vacancy for any Leadership Team role.
Succession planning is discussed regularly in Board of Directors and/or Compensation and Talent Committee executive sessions. The Compensation and Talent Committee is also updated regularly throughout the year on key talent indicators for the overall workforce.
Shareholder Engagement
We conduct extensive investor outreach throughout the year involving our senior management, investor relations, legal and human resources departments. This helps management and our Board of Directors understand and focus on the issues that matter most to our shareholders, so ADI can address them effectively.
Since our inception as a public company, we have maintained an active engagement program with our shareholders, meeting with them extensively throughout the year as part of our investor outreach efforts.
HOW WE ENGAGE

Winter	Spring	Summer	Fall

ÑPublish Annual Report and Proxy Statement ÑConduct active outreach with top investors to discuss items to be considered at the annual meeting, if needed, given matters to be considered ÑAnnual Meeting
ÑEvaluate proxy season outcome and trends, corporate governance best practices and regulatory developments
ÑPublish annual ESG report to inform stakeholders, including investors, about recent developments relating to ESG matters

ÑConduct active outreach with top investors to understand their top priorities and solicit feedback on governance topics, including ESG and compensation
ÑShare investor feedback with our Board of Directors

WHO WE CONTACTED	WHAT WE DISCUSSED

During fiscal year 2022, as part of our annual outreach program, we reached out to our top 20 shareholders and additional shareholders that voted against say-on-pay in 2022, collectively representing nearly 50% of our total shares outstanding, with an invitation to have discussions with their corporate governance teams. Shareholders representing approximately 30% of our outstanding shares accepted our engagement invitation.

Topics covered in these meetings included:
ÑExecutive compensation, including one-time awards
ÑCorporate governance matters, including Board structure and refreshment
ÑOther ESG topics, including supply chain, human rights, risk management, sustainability programs, DE&I and human capital management

38	Corporate Governance

We reviewed the key takeaways from these meetings with our shareholders with our Board of Directors, with the goal of continuing to evolve our corporate governance practices to best meet the needs of ADI and our shareholders. While some of the feedback received has led to enhancements to our practices and disclosure, we also received positive feedback regarding certain practices that reconfirmed that our programs continue to be effective from our shareholders’ perspective. For example:

WHAT WE HEARD		WHAT WE DID
Topic	Feedback	Changes for Fiscal Year 2022 and Beyond
EXECUTIVE COMPENSATION

Design of Program Generally	Shareholders were generally pleased with the overall design and framework of our executive compensation program
ÑThe Compensation and Talent Committee did not significantly revise the design of our executive compensation program for fiscal year 2022, other than as noted under Notable Compensation Decisions for Fiscal Year 2022, and does not plan to significantly revise the program in fiscal year 2023 based on the feedback received

Special One-Time Award to CEO
While some shareholders expressed a concern with the granting of a one-time special award during fiscal year 2021 to our CEO, most shareholders understood the rationale behind the special one-time award and appreciated the disclosure in our 2022 Proxy Statement

ÑThe Compensation and Talent Committee confirms that it does not intend to make future special awards to our CEO and Chair outside of our ongoing annual incentive program while the current grant remains outstanding

CORPORATE GOVERNANCE

Combined CEO and Chair Role	Shareholders appreciated that our Board of Directors enhanced the responsibilities of the Presiding Director under our Corporate Governance Guidelines	ÑOur Board of Directors believes the combined CEO and Chair role is the appropriate structure given our strategic objectives

Board Refreshment and Tenure	Shareholders were interested in our Board of Directors’ refreshment practices
ÑOur Board of Directors continues its focus on refreshment practices to align with our strategic visions and objectives, including welcoming André Andonian to the Board of Directors in June 2022. Mr. Andonian brings significant industry, strategic and leadership experience to our Board of Directors

ESG MATTERS

ESG Report and Targets	Shareholders commended our ESG practices and reporting, including enhanced governance structure and ambitious environmental targets	ÑContinued to enhance our disclosure in our 2021 ESG Report issued in June 2022 and plan to continue to provide robust disclosure in our 2022 ESG Report

Human Capital Matters	Shareholders inquired about attrition, DE&I objectives and human capital topics, and noted that we have robust DE&I practices	ÑOur Board of Directors enhanced the purview of the Compensation and Talent Committee to specifically include oversight of human capital management and diversity

We intend to continue our shareholder outreach efforts on an on-going basis and look forward to continuing to engage with our valued shareholders.

2023 Proxy Statement	39

Communications from Shareholders and Other Interested Parties
The Board of Directors will give appropriate attention to written communications on issues that are submitted by shareholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chair of the Nominating and Corporate Governance Committee will, with the assistance of ADI’s internal legal counsel, (1) be primarily responsible for monitoring communications from shareholders and other interested parties and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate.
Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chair of the Nominating and Corporate Governance Committee considers to be important for the directors to review. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances, commercial solicitations and matters as to which ADI tends to receive repetitive or duplicative communications.
Shareholders and other interested parties who wish to send communications on any topic to our Board of Directors (including the Presiding Director or the independent directors as a group) should address such communications to James A. Champy, Presiding Director, c/o Secretary, Analog Devices, Inc., One Analog Way, Wilmington, Massachusetts 01887.
Other Governance Matters
Governance Documents
Visit our website at https://investor.analog.com/governance/governance-documents to view our corporate governance documents and policies, including:
ÑCorporate Governance Guidelines
ÑCommittee Charters
ÑCode of Business Conduct and Ethics
ÑPolitical Contributions and Expenditures

40	Corporate Governance

Certain Relationships and Related Transactions
Transactions with Related Persons
There were no related-person transactions that would require disclosure under Item 404 of Regulation S-K under the Exchange Act since the beginning of fiscal year 2022 through the date of this Proxy Statement.
Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which ADI is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% shareholders (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a related person transaction, the related person must report the proposed related person transaction to our Chief Legal Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If our Chief Legal Officer determines that advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction at the next meeting of the Audit Committee. The policy also permits the Chair of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.
A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:
ÑThe related person’s interest in the related person transaction;
ÑThe approximate dollar value of the amount involved in the related person transaction;
ÑThe approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
ÑWhether the transaction was undertaken in the ordinary course of our business;
ÑWhether the terms of the transaction are no less favorable to us than the terms that could have been reached with an unrelated third party;
ÑThe purpose of, and the potential benefits to us of, the transaction; and
ÑAny other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
The Audit Committee may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in ADI’s best interests. The Audit Committee may, in its sole discretion, impose any conditions on ADI or the related person in connection with the approval of the related person transaction.
In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:
ÑInterests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of that entity), that is a participant in a transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in the entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; or
ÑThe transactions that are specifically contemplated by provisions of ADI’s charter or bylaws.
The policy provides that the related person transactions involving compensation of executive officers shall be reviewed and approved by the Compensation and Talent Committee in the manner specified in its charter.

2023 Proxy Statement	41

Director Compensation
Our non-employee director compensation program is designed to attract and retain experienced and knowledgeable directors and to provide equity-based compensation to align the interests of our directors with those of our shareholders. Each non-employee director receives an annual cash retainer and an annual equity award in the form of RSUs. To reflect their additional responsibilities, the Chairs and members of all committees receive an additional cash retainer. The Presiding Director also receives an additional cash retainer. Mr. Roche, as an employee director, does not receive any additional compensation for his services as director, as Chair of the Board of Directors, or as Chair of the Corporate Development Committee.
Our Board of Directors has delegated to the Compensation and Talent Committee the responsibility to review and recommend to the Board of Directors any proposed changes to non-employee director compensation. Annually, the Compensation and Talent Committee reviews with Pearl Meyer, the Compensation and Talent Committee’s independent compensation consultant, non-employee director compensation information for our peer group to check the alignment of our non-employee director compensation package with market practice and current trends. The Compensation and Talent Committee then makes recommendations to the full Board of Directors with respect to compensation of our non-employee directors, and the full Board of Directors reviews these recommendations and makes a final determination. In fiscal year 2022, we (i) increased the annual retainer for each member of the Board of Directors from $80,000 to $90,000, (ii) increased the Presiding Director Retainer from $25,000 to $40,000, and (iii) increased the value of the annual equity award from an equivalent of $210,000 to an equivalent of $225,000. In fiscal year 2022, we granted 100% of the value of the annual equity award to each of our non-employee directors in the form of time-based RSUs. These RSUs vest in full on the earlier of the first anniversary of the date of grant or the date of ADI’s next annual meeting of shareholders. On March 9, 2022, we granted each non-employee director 1,495 RSUs for services to be provided from that date until the earlier of the first anniversary of the date of the grant or ADI’s next annual meeting of shareholders. On July 15, 2022, Mr. Andonian, who joined our Board of Directors in June 2022, was granted 1,015 RSUs for services to be provided from the date of his initial election as a director through the Annual Meeting.
Annual Director Compensation
Board Retainers:

Compensation Element	Annual Cash Compensation
Board Chair Retainer	$250,000	(1)
Board Member Retainer	$90,000	(2)
Presiding Director Retainer	$40,000	(3)
Committee Retainers: (4)

	Annual Cash Compensation
Committee	Chair		Member
Audit Committee	$30,000		$15,000
Compensation and Talent Committee	$20,000		$10,000
Nominating and Corporate Governance Committee	$20,000		$10,000
Corporate Development Committee	$15,000	(1)	$10,000
Equity Compensation:

Annual Equity Grant	$ Value of Annual Equity Grant
Restricted Stock Unit Grant	$225,000	(5)
(1)Mr. Roche, as an employee director, does not receive any additional compensation for his service as a director, as Chair of the Board of Directors or as Chair of the Corporate Development Committee.
(2)The annual retainer for each Board Member increased from $80,000 to $90,000 effective January 30, 2022.
(3)The annual retainer for the Presiding Director is in addition to the annual board member retainer. The annual retainer for the Presiding Director increased from $25,000 to $40,000 effective January 30, 2022.
(4)Committee retainers are cash compensation paid in addition to Board retainer cash compensation.
(5)The value of the annual equity grant increased from the equivalent of $210,000 to the equivalent of $225,000 for grants made to directors after January 30, 2022.

42	Director Compensation

Fiscal Year 2022 Director Compensation
The following table details the total compensation earned by our non-employee directors in fiscal year 2022.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)		Total ($)
James A. Champy	143,750	221,111	—		364,861
André Andonian(4)	37,775	157,315			195,090
Anantha P. Chandrakasan	107,500	221,111	—		328,611
Tunç Doluca	87,500	221,111	—		308,611
Bruce R. Evans	112,500	221,111	—		333,611
Edward H. Frank	117,500	221,111	$2,696	(5)	341,307
Laurie H. Glimcher	97,500	221,111	—		318,611
Karen M. Golz	117,500	221,111	—		338,611
Mercedes Johnson	102,500	221,111	—		323,611
Mark Little(6)	33,489	—	—		33,489
Kenton J. Sicchitano	97,500	221,111	—		318,611
Ray Stata(7)	142,489	221,111	$14,846	(8)	378,446
Susie Wee	97,500	221,111	—		318,611
(1)All cash retainers are paid in quarterly installments on the 15th day of December, March, June and September of each fiscal year and are pro-rated for a partial year of service. Each director can elect to defer receipt of his or her fees under our Deferred Compensation Plan, or DCP. For more information relating to our DCP, see Information About Executive Compensation—Non-Qualified Deferred Compensation Plan below. Drs. Frank and Glimcher elected to defer receipt of their fees under the DCP in fiscal year 2022.
(2)These amounts represent the aggregate grant date fair value of awards for grants of RSUs to each listed director in fiscal year 2022. These amounts do not represent the actual amounts paid to or realized by the directors during fiscal year 2022.
(3)The aggregate number of stock options and RSUs outstanding held by each non-employee director (representing unexercised stock options and unvested RSUs) at October 29, 2022 is as follows:

Name	Number of Shares Subject to Option Awards Held as of October 29, 2022	Number of RSUs that have not Vested as of October 29, 2022
James A. Champy	25,760	1,495
André Andonian(a)		1,015
Anantha P. Chandrakasan	—	1,495
Tunç Doluca	—	1,495
Bruce R. Evans	—	1,495
Edward H. Frank	—	1,495
Laurie H. Glimcher	—	1,495
Karen M. Golz	—	1,495
Mercedes Johnson	—	1,495
Mark Little(b)	—	—
Kenton J. Sicchitano	16,100	1,495
Ray Stata	37,620	1,495
Susie Wee	—	1,495
(a)Mr. Andonian joined our Board of Directors on June 27, 2022 and in accordance with our Equity Award Grant Date Policy, was granted an RSU award pro-rated for his service from June 27, 2022 through our Annual Meeting.
(b)Dr. Little served on our Board of Directors until his retirement on March 9, 2022.
For the grants of RSUs made to our non-employee directors on March 9, 2022, the risk free rate was 1.28%, the dividend yield was 2.01% and the grant date fair value per share was $147.90. For the grants of RSUs made to our non-employee director on July 15, 2022 the risk free rate was 3.12%, the dividend yield was 1.92% and the grant date fair value per share was $154.99. The grant date fair value of RSUs represents the value of our common stock on the date of grant, reduced by the present value of dividends expected to be paid on our common stock prior to vesting. For a more detailed description of the assumptions used for purposes of

2023 Proxy Statement	43

determining grant date fair value, see Note 3 to the Consolidated Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation, included in our Annual Report on Form 10-K for the year ended October 29, 2022.
(4)Mr. Andonian joined our Board of Directors on June 27, 2022.
(5)The amount represents payment of flights and meals for Mr. Frank’s spouse in connection with a Board of Directors’ meeting.
(6)Dr. Little served on our Board of Directors until his retirement on March 9, 2022.
(7)During fiscal year 2022, Mr. Stata, as Chair of the Board of Directors, received a total annual retainer of $250,000, pro-rated from the beginning of fiscal year 2022 until Mr. Roche was appointed Chair of the Board on March 9, 2022.
(8)The amount represents payment of medical and dental insurance premiums on behalf of Mr. Stata and his spouse.
(9)Mr. Andonian joined our Board of Directors on June 27, 2022 and in accordance with our Equity Award Grant Date Policy, was granted an RSU award pro-rated for his service from June 27, 2022 through our Annual Meeting.
We also reimbursed our directors for travel to Board of Directors’ meetings and other related expenses.
Stock Ownership Guidelines for Non-Employee Directors
Under our stock ownership guidelines, the target share ownership level for non-employee directors is at least four times the directors’ annual cash retainer. Directors have four years to achieve their targeted level.

What Counts as Ownership	What Does Not Count as Ownership
ÑTime-based RSUs (whether or not vested)	ÑShares subject to unexercised options, whether or not vested
ÑUnvested PRSUs whose performance has been certified by the Compensation and Talent Committee	ÑUnvested PRSUs whose performance has not yet been certified by the Compensation and Talent Committee
ÑRestricted stock (whether or not vested)	ÑAny shares that have been pledged as collateral for a loan
All of our non-employee directors, other than Mr. Andonian who was appointed to the Board of Directors in fiscal year 2022, were in compliance with our stock ownership guidelines as of the end of fiscal year 2022. Mr. Andonian is expected to be in compliance with our stock ownership guidelines within the first four years of his appointment to the Board of Directors.

44	Director Compensation

Equity Award Grant Date Policy for
Non-Employee Directors
During fiscal year 2022, our Equity Award Grant Date Policy for non-employee directors provided for the following:
ÑEach newly elected non-employee director elected other than at an annual meeting of shareholders is granted under the 2020 Plan an RSU award for a number of shares of our common stock approved by the Board of Directors, on the 15th day of the month following the month of the date of initial election as a director, or if Nasdaq is closed on that day, the next succeeding business day that Nasdaq is open.
ÑOn an annual basis, each non-employee director elected or re-elected at an annual meeting of shareholders is granted under the 2020 Plan an RSU award for a number of shares of our common stock approved by the Board of Directors, on the date of our annual meeting of shareholders, or if Nasdaq is closed on that day, the next succeeding business day that Nasdaq is open.
For fiscal year 2022, RSUs granted to our non-employee directors under the 2020 Plan vest on the earlier of the date of the Annual Meeting and the first anniversary of the date of grant, subject to acceleration as described below.
The RSU awards vest in full upon the occurrence of a Change in Control Event (as defined in the 2020 Plan) or the director’s death. If the director ceases to serve as a director by reason of his or her disability, as determined by the Board of Directors, each outstanding and unvested RSU will vest in full at the time he or she ceases to be a director. In addition, upon the occurrence of a Change in Control Event or in the event of the director’s death, disability or retirement after age 60, each vested option will continue to be exercisable for the balance of its term.

2023 Proxy Statement	45

Leadership Team
The following table sets forth (i) the name, age and position of our CEO and other members of our Leadership Team as of January 20, 2023 and (ii) the business experience of each person named in the table during at least the past five years. There is no family relationship among any of our executive officers.

VINCENT ROCHE, 62, Chief Executive Officer and Chair of the Board of Directors
Mr. Roche was elected as Chair of our Board of Directors in March 2022 and has served as our President and Chief Executive Officer since May 2013 and as our President since November 2012. Mr. Roche began his career at ADI in 1988, progressively gaining responsibility over his tenure. Prior to November 2012, Mr. Roche served as Vice President, Strategic Segments Group and Global Sales from October 2009 to November 2012; Vice President, Worldwide Sales from March 2001 to October 2009; Vice President and General Manager, Silicon Valley Business Units and Computer & Networking from 1999 to March 2001; Product Line Director from 1995 to 1999; and Product Marketing Manager from 1988 to 1995. Mr. Roche serves on the boards of the Semiconductor Industry Association, the MIT Presidential CEO Advisory Board, and is a member of the Massachusetts High Tech Leadership Council. Mr. Roche holds a Bachelor’s degree in Electronic Systems and an honorary Doctor of Science (Eng.) from the University of Limerick in Ireland.

JANENE ASGEIRSSON, 52, Senior Vice President, Chief Legal Officer, Chief Risk Officer and Secretary
Ms. Asgeirsson has served as our Senior Vice President, Chief Legal Officer, Chief Risk Officer and Secretary since August 2021. Ms. Asgeirsson leads our worldwide legal, governance, trade, and compliance functions, including mergers and acquisitions, litigation, intellectual property, and other corporate matters and acts as a strategic advisor to ADI’s executive leadership team and Board of Directors. Additionally, Ms. Asgeirsson is responsible for our internal audit and risk functions in her capacity as Chief Risk Officer and is responsible for the governance of our ESG programs. Ms. Asgeirsson has over two decades of combined experience in private practice at American Lawyer-ranked international law firms and in senior and executive level roles at publicly traded technology companies. Prior to joining ADI, Ms. Asgeirsson worked at Acacia Communications, an optical networking and strategy technology company, from April 2015 to August 2021, as its Vice President, General Counsel and Secretary from April 2015 to January 2019, and then as its Chief Legal Officer, Chief Compliance Officer and Secretary, from February 2019 to August 2021, leading global teams with diverse responsibilities. During her tenure at Acacia, she accomplished several significant transactions, including Acacia’s initial public offering (IPO), the best-performing U.S. IPO of 2016, and Acacia’s multi-billion-dollar sale to Cisco Systems. While in private practice, Ms. Asgeirsson provided strategic and legal counsel to several companies across multiple industries, ranging in size from start-ups to multi-billion-dollar, complex global organizations. Ms. Asgeirsson holds a Bachelors in Accountancy, summa cum laude, from the University of San Diego and a Juris Doctor from Northeastern University School of Law.

GREGORY BRYANT, 54, Executive Vice President and President of Business Units
Mr. Bryant has served as our Executive Vice President and President of Business Units since March 2022. In this role, Mr. Bryant is responsible for growing the business and ensuring close alignment between long-term strategic goals and the evolving technology trends, market needs, and customer priorities. Mr. Bryant has three decades of experience leading and scaling large organizations to deliver profitable growth. Most recently, Mr. Bryant was Executive Vice President and General Manager, Client Computing Group at Intel Corporation, a semiconductor and technology company, from September 2019 to January 2022, where he was responsible for setting Intel’s PC vision and strategy, delivering six consecutive years of growth in its global PC ecosystem, and collaborating across its global ecosystem to co-engineer and deliver leading consumer and commercial PC platforms that empower people and organizations. Mr. Bryant served as Intel’s Senior Vice President, Client Computing Group from June 2017 to September 2019 and previously held a variety of leadership positions at Intel, including General Manager of Asia Pacific and Japan and General Manager of the Business Client Platform Division. Mr. Bryant holds a Bachelor of Science degree in Electrical Engineering from the University of Kansas and a Master’s degree in Program and Systems Management from Golden Gate University.

JOHN HASSETT, 64, Senior Vice President and Chief Operating Officer, Maxim Business
Mr. Hassett has served as our Senior Vice President and Chief Operating Officer for the Maxim business since August 2021 where he leads our strategic and operational efforts to integrate Maxim. Mr. Hassett brings extensive experience as a business leader having run our largest revenue-generating business group, operational expertise leveraging his previous Global Operations & Technology leadership, in addition to his various engineering management roles with us. Previously, Mr. Hassett was Senior Vice President, Corporate Integration Management where he led significant efforts in M&A transactions and was responsible for developing strategies that drove the integration of multi-billion-dollar transactions from due diligence to fully integrated entities from December 2020 to July 2021. Previously, Mr. Hassett was Senior Vice President of Industrial and Consumer Group from November 2019 to December 2020 where he led growth initiatives which leverage our extensive franchise capability in measurement, sensing and testing and was Senior Vice President of Global Operations & Technology from May 2015 to November 2019, where he was instrumental in setting and executing our manufacturing strategy and creating a world-class, scalable supply chain to deliver outstanding quality for our customers. Mr. Hassett joined ADI in 1982 after graduating from the University of Limerick where he earned a Bachelor of Science degree in Manufacturing Engineering. Mr. Hassett also holds a Master of Business Administration from the University of Limerick.

46	Leadership Team

VIVEK JAIN, 63, Executive Vice President of Global Operations and Technology
Mr. Jain has served as our Executive Vice President of Global Operations & Technology since May 2022, where he is responsible for global manufacturing and supply chain operation, and previously served as our Senior Vice President of Global Operations and Technology from August 2021 to May 2022. Mr. Jain assumed this position following our acquisition of Maxim, where he served in a similar capacity as the Senior Vice President of the Technology and Manufacturing Group from June 2009 to August 2021. After joining Maxim in 2007 as Vice President of Fab Operations, Mr. Jain led the transformation of many aspects of Maxim’s manufacturing supply chain to make it more flexible, nimble, and resilient. Mr. Jain’s additional experience includes serving as a Plant Manager at Intel's Technology Development and Manufacturing facility, where he oversaw the process technology development and high-volume manufacturing of deep sub-micron logic and Flash memory technologies. Mr. Jain holds a Bachelor of Science degree in Chemical Engineering from the Indian Institute of Technology Delhi, a Master of Science degree in Chemical Engineering from Penn State University, and a Master’s degree in Electrical Engineering from Stanford University. He is also a 2014 graduate of the Stanford Graduate School of Business Executive Program.

PRASHANTH MAHENDRA-RAJAH, 52, Executive Vice President, Finance and Chief Financial Officer
Mr. Mahendra-Rajah has served as our Executive Vice President, Finance and Chief Financial Officer since June 2022 and as our Senior Vice President, Finance and Chief Financial Officer from 2017 to June 2022. Mr. Mahendra-Rajah sets our financial strategy and oversees ADI’s global finance organization, with responsibility for financial management, planning, controls, and reporting. Mr. Mahendra-Rajah has been recognized by Institutional Investor magazine as a Top CFO in Semiconductors in 2020, 2021 and 2022 by equity research analysts. Mr. Mahendra-Rajah is also a member of CNBC’s Global CFO Council. Prior to joining ADI, Mr. Mahendra-Rajah was Chief Financial Officer of WABCO Holdings Inc., a global supplier of commercial vehicle technologies, from June 2014 to September 2017. He previously served as Division CFO and in other financial leadership roles at Applied Materials, Visa, and United Technologies. Mr. Mahendra-Rajah is a member of the board of directors of the Goodyear Tire & Rubber Company, where he serves on the audit committee and committee on corporate responsibility and compliance. Mr. Mahendra-Rajah holds a Bachelor of Science degree in Chemical Engineering from the University of Michigan, a Master of Science degree in Engineering from Johns Hopkins University, and a Master of Business Administration degree from the Krannert School of Management at Purdue University.

ANELISE SACKS, 44, Senior Vice President and Chief Customer Officer
Ms. Sacks has served as our Senior Vice President and Chief Customer Officer since March 2021 where she is responsible for our customer strategy, enabling frictionless delivery of cutting-edge solutions to a diverse, global customer base, and delivering and capturing value for our technology. Ms. Sacks oversees our global sales, solutions and ecosystems, marketing, and digital transformation, with a focus on delivering a superior end-to-end customer experience and expanding our go-to-market strategies across channels and ecosystems. Previously, Ms. Sacks worked for Texas Instruments, a semiconductor company, where she held a variety of leadership roles over 15 years where she grew their portfolio of analog, digital and software technologies, most recently as Vice President and General Manager, DLP Products for Texas Instruments from December 2017 to December 2020. During her 15-year tenure at Texas Instruments, Ms. Sacks was responsible for investment strategy, product roadmap definition, new product and technology development, marketing, systems, and application engineering. Ms. Sacks brings a diverse blend of expertise across geographies, technologies, and functions including sales and business unit leadership, has lived on three continents and speaks five languages. Ms. Sacks holds an Electric and Electronic Engineering degree from the Federal University in Rio de Janeiro. She also holds a Master of Business Administration degree with merit from the Open University Business School in the U.K. and has executive education from Harvard Business School and INSEAD.

MARIYA TRICKETT, 40, Senior Vice President and Chief People Officer
Ms. Trickett has served as our Senior Vice President and Chief People Officer since May 2022. Ms. Trickett is responsible for supporting ADI’s growth and evolution, driving best practices across all aspects of human resources. In this role, she leads the human resources and talent functions, including employee engagement, talent acquisition, talent management, learning and development, total rewards, succession planning, and organizational development. For nearly 20 years, Ms. Trickett has successfully led business and cultural transformations across a wide range of organizations. She has extensive experience building global high-performance companies focused on innovation, agility, and customer-centricity across technology, software, R&D, manufacturing, and services. From September 2018 to April 2022, Ms. Trickett was Senior Vice President and Chief Human Resources Officer at Aptiv, PLC, an industrial-tech company with over 180,000 employees, spanning 44 countries and 221 sites. Prior to Aptiv, she was Senior Vice President of Human Resources at Dana Incorporated, a drive train and EV supplier with more than 35,000 employees. Ms. Trickett holds a Bachelor of Science degree in history and law from Kirovograd State University in Ukraine and a Master of Science degree in Human Resource Management from Temple University in Philadelphia. She is also a graduate of the Advanced Management Program at the University of Navarra’s IESE Business School in Barcelona.

2023 Proxy Statement	47

Executive Compensation

PROPOSAL 2
Advisory Approval of the Compensation of ADI’s Named Executive Officers
We are requesting shareholder approval of the compensation of the executive officers named in our Summary Compensation Table below, who we refer to as our NEOs. We are required to provide our shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules. At the 2017 annual meeting of shareholders, our shareholders voted in favor of holding future “say-on-pay” votes every year. In accordance with the results of that vote, our Board of Directors determined to submit “say-on-pay” proposals to our shareholders every year until the next vote on the preferred frequency of advisory votes on the compensation of our NEOs, which will occur at the Annual Meeting and is the subject of the non-binding advisory vote in Proposal 3.
Our Board of Directors is asking shareholders to approve the following non-binding advisory vote:
VOTED, that the compensation paid to the company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative disclosures in this Proxy Statement, is hereby approved.
As required by the Dodd-Frank Act, this is an advisory vote, which means that this proposal is not binding on us. Our Compensation and Talent Committee, however, values the opinions expressed by our shareholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs. You may vote for, against or abstain from voting on this matter. At our 2022 annual meeting of shareholders, our compensation program for our NEOs received the support of 77.3% of the total votes cast. In light of the support received and additional feedback received from our shareholders, our Compensation and Talent Committee did not make significant changes to our executive compensation program.
As described in detail in the Compensation Discussion and Analysis section of this Proxy Statement, ADI’s executive compensation program is significantly performance-based and designed to attract, retain and motivate strong executives to lead our complex, global organization and to align their interests with those of our shareholders. We seek to provide total compensation to our executive officers, including our NEOs, that is competitive with our peers, and we believe that our executive compensation program is designed to encourage the most talented individuals to grow their careers at ADI.
ADI has a longstanding philosophy and practice of paying executives for performance. In order to align our pay practices with shareholder interests, we tie a significant percentage of each executive’s compensation to ADI’s performance, in the form of executive performance incentive plan payments, and equity awards that are subject to performance vesting and rise in value only if our stock price increases. In fiscal year 2022 we delivered record financial results for both revenue and operating profit. As a result aggregate payments under our executive performance incentive plan were made at 293% of target in fiscal year 2022, compared to 253% in fiscal year 2021 and 77% in fiscal year 2020.
We believe that our executive compensation program is working as intended and appropriately aligns executive pay with company performance and shareholder value creation.
Our Board of Directors unanimously recommends that you vote FOR approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

48	Executive Compensation

Compensation Discussion and Analysis
This Compensation Discussion and Analysis, or CD&A, describes our fiscal year 2022 executive compensation philosophies, goals and program design, including the Compensation and Talent Committee’s process for determining compensation, the various components of pay, and how our fiscal year 2022 financial results affected performance-based compensation. As used in this Proxy Statement, NEOs refers to the following individuals who served as executive officers during fiscal year 2022:

VINCENT ROCHE Chief Executive Officer and Chair of the Board of Directors	PRASHANTH MAHENDRA-RAJAH Executive Vice President, Finance and Chief Financial Officer	GREGORY BRYANT Executive Vice President and President of Business Units	VIVEK JAIN Executive Vice President of Global Operations and Technology	ANELISE SACKS Senior Vice President and Chief Customer Officer
Executive Summary
Fiscal Year 2022 Performance and Key Pay Decisions
Fiscal year 2022 was an important year for ADI. We delivered record financial results against a backdrop of challenging conditions, including an uncertain and slowing macroeconomic environment. In fiscal year 2022, we delivered sequential revenue growth every quarter, leading to all-time high annual revenue of $12 billion and industry-leading gross and operating margins. Importantly, we made progress positioning ADI for continued long-term success through deepening our customer engagements, continuing to invest in our business to drive innovation, extracting value from recent acquisitions and capitalizing on secular trends to drive addressable markets and diversified growth. We also demonstrated our commitment to deliver strong shareholder returns during fiscal year 2022, returning approximately $4.6 billion to our shareholders in the form of dividends and share buybacks. ADI’s total shareholder return over its last three fiscal years, ending October 29, 2022, was 40%, which is ~1.2x the S&P 500 return of 34% over that same time period.
Fiscal Year 2022 Performance Highlights*

$12B	62.7%	27.3%	$5.25	$4.5B
Revenue	Gross Margins	Operating Margins	Diluted Earnings per Share	Operating Cash Flow
~87%	73.6%	49.4%	$9.57	$3.8B
Business-to-Business Revenue	Adjusted Gross Margins*	Adjusted Operating Margins*	Adjusted Diluted Earnings per Share*	Free Cash Flow*

*    See Appendix A for additional information regarding non-GAAP financial measures and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

2023 Proxy Statement	49

Welcoming New Leaders
As we announced in January 2022, our Board of Directors appointed Mr. Roche, ADI’s CEO, as Chair of the Board of Directors effective March 9, 2022. Mr. Roche has earned the respect and confidence of our employees, our customers and the investment community — as well as our Board of Directors. The appointment of Mr. Roche as Chair of our Board of Directors ensures continuity and alignment of focus between the Board’s oversight and management’s direction of ADI’s vision, strategy, people and culture, and operational execution.
Also, during fiscal year 2022, we strengthened our Leadership Team with the appointment of two new key leaders to critical roles. Gregory Bryant, a proven global business leader with three decades of experience and a track record of driving growth, joined ADI in March 2022 as Executive Vice President and President of Business Units. In this role, Mr. Bryant is responsible for growing the business and ensuring close alignment between
ADI’s long-term strategic goals and the evolving technology trends, market needs and customer priorities. Also, in May 2022, Mariya Trickett joined as our Senior Vice President and Chief People Officer. In this role, Ms. Trickett is responsible for driving best practices across all aspects of human resources by leading all of our human resources and talent functions, including employee engagement, talent acquisition, talent management, learning and development, total rewards, succession planning and organizational development. Both Mr. Bryant and Ms. Trickett bring fresh perspectives to our Leadership Team.
Notable Compensation Changes for Fiscal Year 2022
Departure from Stock Options
Beginning with fiscal year 2022, the Compensation and Talent Committee determined that ADI would no longer grant stock options. The elimination of stock options is intended to simplify our long-term incentive program and to shift more of the equity mix to performance-based equity awards. With the elimination of stock options, the equity mix for executive officers beginning with fiscal year 2022 is 65% PRSUs and 35% RSUs, increasing from 50% PRSUs and 25% RSUs in fiscal year 2021.

2021	2022

Change in Comparator Group for Relative TSR PRSUs
For the TSR PRSUs granted to our NEOs in fiscal year 2022, the relative TSR comparator group changed from the Philadelphia Semiconductor Index (SOX Index) to the S&P 500 Index. The Compensation and Talent Committee made this change for several reasons. First, the Compensation and Talent Committee believed there are meaningful differences between ADI and other companies in the SOX Index based on our products, customers and end-markets to make the comparison to this index less relevant. Second, the SOX Index contains a small peer group, which was continually shifting due to consolidation over the three-year performance period making the comparison less practical. Finally, the Compensation and Talent Committee believes that the S&P 500 Index better represents ADI’s customers and end-markets, and provides a more relevant benchmark for ADI performance and shareholder value creation. For additional information on our Relative TSR PRSUs, including the payout percentages, please see Equity Vehicle Structure beginning on page 61.

50	Executive Compensation

Compensation Philosophy and Objectives
Our business is based on innovation and helping our customers solve some of the world’s most complex problems. As a knowledge-based business, we believe that the skills, expertise, and experience of our employees, including our NEOs, are unique and critical factors in our overall success. The competition for talent in the technology sector is fierce. To drive continued successful operational and financial performance, we must attract, motivate, reward, and retain top executive talent. Accordingly, our executive compensation program is designed to:

ÑCreate alignment between executive and shareholder interests	ÑPay for performance by ensuring incentives are tied to multiple business performance metrics	ÑProvide market competitive compensation to attract and retain top executive talent

Pay for Performance
A significant portion of the total target compensation for our executive officers, including our NEOs, is in the form of variable, performance-based incentive compensation, with only a small portion of the total target compensation provided in the form of “fixed” compensation. We believe this provides our executive officers an opportunity to earn above average compensation, as compared to our peer group companies, if we deliver stronger results. Conversely, if we deliver weaker results, our executive officers will earn less compensation. The target pay mix for our NEOs for fiscal year 2022 is shown below:

Performance-Based Incentives

Base Salary	Cash Bonus	Time-Based RSUs	Relative TSR Performance-Based RSUs	Financial Metric Performance-Based RSUs	TARGET COMP VALUE

	Short-term	Long-term
Target Comp for CEO(1)
Target Comp for Other NEOs(1) (2)
(1)The sum of the individual amounts may not equal the total due to rounding.
(2)In order to best illustrate the underlying structure of our annual executive compensation program, the pay mix chart above excludes new-hire equity awards made to Mr. Bryant in March 2022. For more information about the components of the performance-based incentive compensation for our NEOs, see Compensation Discussion and Analysis—Components of Executive Compensation.

2023 Proxy Statement	51

Summary of Direct Compensation Elements
We provide a mix of compensation elements that support our goals of attracting and retaining top executive talent and incentivizing our key performance objectives in the short- and long-term.

Pay Element		Purpose	Time Period	Performance Measures
Base Salary		ÑAttract and retain executive talent	ÑAnnual
Variable Cash Incentive		ÑMotivate and reward our executive officers for achieving short-term company financial objectives aligned with value creation	ÑPaid semi-annually, with quarterly corporate financial targets tied to corporate strategy of profitable growth	Ñ50%: quarterly OPBT margin Ñ50%: year-over-year revenue growth (measured quarterly) ÑMinimum OPBT margin required for payout
Annual Long-Term Incentives	TSR PRSUs	ÑAlign executive officer and shareholder interests to drive superior relative TSR results	ÑCumulative three-year period	ÑRelative TSR compared to comparator group ÑPayouts capped at target if absolute TSR is negative
	Financial Metric PRSUs	ÑAlign executive officer and shareholder interests with long-term profitability	ÑOne-year, two-year cumulative and three-year cumulative time periods	ÑNon-GAAP operating profit
	RSUs	ÑAttract and retain key executives	ÑFour-year graded vesting	ÑNone
OPBT = Operating Profit Before Taxes          TSR = Total Shareholder Return
Pay and Governance Best Practices
Our pay and governance practices are designed to align our executive officers’ interests with those of our shareholders. For example:

WHAT WE DO	WHAT WE DON’T DO

ÑReview compensation practices of peers aligned with ADI’s business
ÑProvide for annual cash incentives that are based solely on our financial performance
ÑDesign compensation programs to align a significant portion of equity awards to long-term performance achievement
ÑTie Incentive awards to rigorous performance targets aligned with our corporate strategy
ÑCap payouts for relative TSR-based awards for instances of negative absolute TSR
ÑProvide for compensation clawbacks pursuant to a clawback policy for our CEO and other named executive officers in the event of a material financial restatement due to fraud or willful misconduct
ÑRequire significant share ownership by executive officers pursuant to stock ownership guidelines
ÑConduct an annual “say-on-pay” vote
ÑNo hedging and pledging of ADI securities ÑNo excessive perquisites to our executive officers ÑNo gross-ups or compensation paid to officers or directors for any income tax owed for approved travel

52	Executive Compensation

Process for Determining Compensation
Roles and Responsibilities
As part of its annual review of our executive compensation program, including NEO compensation, our Compensation and Talent Committee solicits the input of Mr. Roche and their independent compensation consultant, Pearl Meyer and Partners. Pearl Meyer reports directly to our Compensation and Talent Committee. The roles of our Compensation and Talent Committee, Pearl Meyer and management in setting our fiscal year 2022 executive compensation program are summarized below.

Role of the Compensation Consultant
ÑIn June 2021, Pearl Meyer and management recommended a peer group of companies for the purpose of assessing our executive compensation program, which was approved by the Compensation and Talent Committee.

Role of Management
ÑManagement then gathered data from these companies, which was considered by Pearl Meyer in its analysis of Mr. Roche’s compensation. Further, Mr. Roche considered this information, in addition to data from the Radford Global Technology Survey, in his recommendations on our other executive officers’ compensation.

Role of the Compensation and Talent Committee
ÑThe Compensation and Talent Committee considered Pearl Meyer’s advice, Mr. Roche’s recommendations for those executive officers reporting to him, and management’s proposed fiscal year 2022 performance goals prior to making its final and sole decision on all fiscal year 2022 executive compensation. At the Compensation and Talent Committee’s direction, Pearl Meyer provided a risk analysis of our executive compensation program. Finally, the Compensation and Talent Committee also certified performance-based compensation payouts for the applicable periods ended fiscal year 2022.

Compensation and Talent Committee Consultants
The Compensation and Talent Committee has the authority, in its sole discretion, to retain or obtain the advice of any independent legal, accounting or other advisors it deems necessary or appropriate to carry out its responsibilities. The Compensation and Talent Committee is empowered, without further action by the Board of Directors, to cause ADI to pay the compensation of these advisors as established by the Compensation and Talent Committee. The Compensation and Talent Committee continued to use Pearl Meyer as its independent compensation consultant for fiscal year 2022 because of Pearl Meyer’s experience working with our Compensation and Talent Committee and with compensation committees at other technology companies.
As part of its annual process, the Compensation and Talent Committee considered the independence factors that are identified in the Nasdaq Rules when selecting and retaining its advisors. Specifically, with respect to Pearl Meyer, when our Compensation and Talent Committee appointed Pearl Meyer for fiscal year 2022, it analyzed whether Pearl Meyer’s role raised any conflicts of interest by considering the following factors: (i) Pearl Meyer does not provide any services directly to ADI (although we pay Pearl Meyer on the Compensation and Talent Committee’s behalf), (ii) the percentage of Pearl Meyer’s total revenue resulting from fees paid by us on the Compensation and Talent Committee’s behalf, (iii) Pearl Meyer’s conflict of interest policies and procedures, (iv) any business or personal relationship between Pearl Meyer and an executive officer, or between Pearl Meyer’s individual compensation advisors and an executive officer or any member of our Compensation and Talent Committee, and (v) any ADI stock owned by Pearl Meyer or its individual compensation advisors. After considering these factors, the Compensation and Talent Committee determined that Pearl Meyer’s work did not create any conflicts of interest.
Pearl Meyer reports directly to the Compensation and Talent Committee and assists the Compensation and Talent Committee in evaluating and designing our executive and director compensation program and policies. In connection with its work for the Compensation and Talent Committee, Pearl Meyer is invited to attend the Compensation and Talent Committee’s meetings and, upon request of the Compensation and Talent Committee, attends executive sessions of the Compensation and Talent Committee. For fiscal year 2022, Pearl Meyer assisted the Compensation and Talent Committee with matters, including:
ÑDefining a peer group of companies;
ÑReviewing and validating the appropriateness of executive incentive plan goals;
ÑProviding market data and advice regarding executive and director compensation plan design, design of the executive performance incentive plan and equity incentive mix and design;
ÑConducting a detailed analysis of the competitiveness and appropriateness of ADI’s total executive compensation opportunity and total director compensation opportunity in comparison to our defined peer group;
ÑConducting a risk assessment of our executive compensation program; and
ÑAdvising on regulatory changes and their potential impact on our executive compensation programs along with any other aspects of our compensation programs.

2023 Proxy Statement	53

Market Compensation Data
The Compensation and Talent Committee has sought to select peer group companies that are publicly traded, are headquartered in the United States, compete with us for talent, and are similar to ADI in their product and services offerings, business model, revenue size and market capitalization.
As a result of rapid consolidation in the semiconductor industry over the last several years, in addition to companies that meet the criteria outlined above, the peer group also includes companies outside of the semiconductor industry. These additional companies are similar in size and have similar gross margins and research and development expenditures as ADI, include peers of peers and peers of other companies in our sector, and often compete with ADI for talent. Further, at the time the fiscal year 2022 peer group was selected, ADI was in the process of acquiring Maxim. Accordingly, the Compensation and Talent Committee considered the expected transaction when determining peer companies for fiscal year 2022. Based on review and consultation with Pearl Meyer, for fiscal year 2022, the Compensation and Talent Committee added Intel Corporation, Micron Technology, Inc., NXP Semiconductors N.V. and QUALCOMM Incorporated based on the companies’ industry-relevance, operating profile, and business comparison to ADI. The Compensation and Talent Committee determined to remove Maxim Integrated Products, Inc., NetApp, Inc. and Xilinx, Inc. due to acquisitions of the companies or because they no longer met our peer group criteria.
In fiscal year 2022, the peer group companies used by the Compensation and Talent Committee to evaluate executive compensation consisted of the following companies:

Additions: +	2022 Peer Group

Intel Corporation Micron Technology, Inc. NXP Semiconductors N.V. QUALCOMM Incorporated	Advanced Micro Devices, Inc. Agilent Technologies, Inc. Applied Materials, Inc. Boston Scientific Corporation Broadcom Inc. Intel Corporation KLA Corporation Lam Research Corporation	Marvell Technology, Inc. Microchip Technology Incorporated Micron Technology, Inc. NVIDIA Corporation NXP Semiconductors N.V. QUALCOMM Incorporated Skyworks Solutions, Inc. Texas Instruments Incorporated
Removals: -

Maxim Integrated Products, Inc. NetApp, Inc. Xilinx, Inc.
For executive officers in positions for which the fiscal year 2022 peer group companies do not publicly disclose compensation data, the Compensation and Talent Committee reviewed data collected from Radford’s Global Technology Survey. This survey depicts executive compensation levels across a wide spectrum of technology sector companies comparable to ADI in annual revenue and market capitalization.

54	Executive Compensation

Risk Considerations in Our Compensation Program
In fiscal year 2022, our Compensation and Talent Committee reviewed our incentive compensation programs, discussed the concept of risk as it relates to our compensation program, considered various mitigating factors and reviewed these items with its independent consultant, Pearl Meyer. In addition, our Compensation and Talent Committee asked Pearl Meyer to conduct an independent risk assessment of our executive compensation program. Based on these reviews and discussions, the Compensation and Talent Committee does not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on ADI. Our Compensation and Talent Committee believes that any such risks are mitigated by the following factors, among others:

Pay Mix /Structure
We structure our pay to consist of both fixed and variable compensation with short- and long-term horizons. We believe that the variable elements of compensation, which represented 94% and 91% of the total target compensation for our CEO and other NEOs, respectively, excluding new-hire equity awards, for fiscal year 2022, are a sufficient percentage of overall compensation to motivate executives to produce superior short- and long-term corporate results and to achieve company goals, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so.

Metrics
We believe that our focus on both OPBT margin and year-over-year revenue growth through our executive performance incentive plan, and non-GAAP operating profit and stock price performance through our equity compensation program, provides a check on excessive short-term risk taking. That is, even if our executives could inappropriately increase OPBT margin or revenue by excessively reducing expenses or adding new revenue sources that are inconsistent with our business model, this could ultimately harm our stock price and the value of their equity awards. Conversely, if our executives were to add revenue sources at low margins in order to generate a higher growth multiple and increased stock prices, it could decrease OPBT margin and the value of their cash bonus payments. Our OPBT margin and year-over-year revenue growth targets are applicable to our executives and employees alike, which we believe encourages consistent behavior across the organization, and reflects goals that are challenging, but not so high that they require performance outside of what the Compensation and Talent Committee believes is reasonable for us or could motivate our executives and employees to take actions in which we assume unreasonable levels of risk.

Driving Profitability
We cap our bonus payout factors. Even if we dramatically exceed our OPBT margin or year-over-year revenue growth targets, bonus payments are limited. In fiscal year 2022, the bonus payment factor cap was 300% of target. Conversely, we also have a floor on the OPBT margin target so that profitability at or below a certain level will result in no bonus payments for that performance period, regardless of revenue growth levels. We believe this avoids incentivizing management to drive revenue levels without regard to profitability.

Stock Ownership Guidelines	Our stock ownership guidelines provide an incentive for management to consider ADI’s long-term interests because a portion of their personal investment portfolio consists of ADI stock.

Consideration of 2022 Say-on-Pay Vote
Our pay programs have a history of strong shareholder support, however, we saw a decrease in our say-on-pay support during fiscal year 2022.

2023 Proxy Statement	55

Our Compensation and Talent Committee carefully considers the results of our “say-on-pay” votes. We believe that the results of the 2022 say-on-pay advisory vote was primarily due to a one-time award granted to our CEO and Chair as discussed in our 2022 Proxy Statement under the heading CEO Performance Stock Option Award. During fiscal year 2022, as part of our annual outreach program, we reached out to our top 20 shareholders and additional shareholders that voted against say-on-pay in 2022, collectively representing nearly 50% of our total shares outstanding, with an invitation to have discussions with their corporate governance teams. Shareholders representing approximately 30% of our outstanding shares accepted our engagement invitation. During these engagement meetings with shareholders during 2022, many shareholders indicated that they understood the rationale behind the special one-time award and were generally pleased with the overall design and framework of our executive compensation program. Considering the 2022 say-on-pay vote and the feedback we received from our shareholders, the Compensation and Talent Committee determined to not make significant changes to our executive compensation program as a result of the 2022 say-on-pay vote, however, the Compensation and Talent Committee confirms that it does not intend to make future special awards to our CEO and Chair outside of our ongoing annual incentive programs while the current grant remains outstanding.
For more information about our shareholder engagement program, please see Shareholder Engagement beginning on page 38.

Compensation Best Practices
Our annual cash incentives are based solely on our financial performance
A significant portion of equity awards are contingent upon long-term performance achievement
Incentive awards are tied to rigorous performance targets aligned with our corporate strategy
Payout for relative TSR-based awards are capped at target for instances of negative absolute TSR
Clawback policy for our CEO and other named executive officers in the event of a material financial restatement due to fraud or willful misconduct
Specific policy regarding the grant dates of equity awards for our directors, executive officers and employees
Stock ownership guidelines for our Leadership Team and directors
Prohibit hedging and pledging of ADI securities
Annual “say-on-pay” vote

Determining Fiscal Year 2022 Target Compensation Levels
Our executive compensation program is designed to attract and retain top executive talent and align the interests of our executive officers, including our NEOs, and shareholders. The level of compensation for our executive officers is determined through the following steps:

1	2	3
First, we ensure our executive compensation is competitive and attracts and retains top executive talent by understanding how the total target compensation (consisting of base salary, variable cash incentive target, and annual long-term incentive compensation) of each of our executive officers compares to the total target compensation of those in similar positions within our peer group.

We then consider a variety of factors, including the scope of the role, tenure in the position, and the performance and experience of the individual when deciding how to position each executive officer’s total target compensation to the total target compensation of those in similar positions within our peer group.

We structure our compensation package to align our executive officers’ interests with those of our shareholders by tying a significant portion of their total compensation directly to ADI’s short- and long-term performance. For executive officers, this is measured by OPBT, OPBT margin, year-over-year revenue growth, absolute stock price appreciation, and relative TSR, which all drive shareholder value.

56	Executive Compensation

Factors Considered in Determining Fiscal Year 2022 Target Compensation Levels
Chief Executive Officer Pay Determination. Mr. Roche has served as our President since 2012, was appointed CEO and elected as a director in May 2013, and was elected as Chair of the Board of Directors in March 2022. Under his leadership, ADI has experienced significant growth and transformation, including successfully completing the acquisition of Maxim in 2021. In determining Mr. Roche’s compensation as CEO and Chair for fiscal year 2022, the Compensation and Talent Committee considered all elements of Mr. Roche’s compensation and compared his total target compensation to the median chief executive officer compensation of our peer group companies. The Compensation and Talent Committee also considered Mr. Roche’s experience, tenure, and performance developing and executing ADI’s strategy and driving long-term shareholder value. The design of Mr. Roche’s fiscal year 2022 compensation provided incentives that linked realized compensation with ADI’s performance.
Pay Determination for Other Executive Officers: In determining fiscal year 2022 compensation for our NEOs, other than Mr. Bryant, including base salary levels, annual incentive plan payout targets, and fiscal year 2022 equity grants, the Compensation and Talent Committee considered the executive’s individual responsibilities and other factors including their performance, experience, tenure, and market data and benchmark information from our peer group companies.
Mr. Bryant joined ADI in March 2022. In determining Mr. Bryant’s new-hire compensation package, the Compensation and Talent Committee, in consultation with Pearl Meyer, considered benchmark information from our peer group companies as well as the responsibilities that Mr. Bryant would have upon joining ADI. For Mr. Bryant’s new-hire equity awards, the Compensation and Talent Committee considered market practices for such awards, the amount of equity that Mr. Bryant was forfeiting as a result of leaving his former employer and the importance of retaining an individual of the caliber and with the experience and skills that Mr. Bryant would bring to ADI. Accordingly, the Compensation and Talent Committee set Mr. Bryant’s annual salary at $750,000 and his annual incentive bonus target at 150% of his base salary. Further, on March 15, 2022, the Compensation and Talent Committee granted Mr. Bryant (1) a time-based RSU award with a target grant value of $5 million, which vests in equal annual installments over a four-year period; (2) a time-based RSU award with a target grant value of $5 million, which vests in full on the third anniversary of the grant date; and (3) a PRSU award with a target grant value of $14 million, which vests subject to the attainment of target share price thresholds during a four-year performance period following the grant date. For more information about Mr. Bryant’s new-hire equity awards see the Equity Vehicle Structure - New-Hire Equity Awards section below in this Compensation Discussion and Analysis.

2023 Proxy Statement	57

Components of Executive Compensation
For fiscal year 2022, compensation for our executive officers, including our NEOs, consisted of the following principal elements:

BASE SALARY	ANNUAL CASH INCENTIVE	LONG-TERM EQUITY COMPENSATION	RETIREMENT AND OTHER EMPLOYEE BENEFITS

ÑAttract and retain executive talent ÑProvide stable source of income	ÑLink pay and short-term company performance ÑMotivate and reward executives for achieving short-term company financial objectives aligned with value creation	ÑLink pay and long-term company performance ÑAlign the interests of executives with shareholders by rewarding long-term stock price appreciation	ÑRetain executive talent by providing financial protection and security
Base Salary
We use salaries for similar positions within our peer group companies as an important factor in setting the base salaries of our executive officers at a level designed to attract and retain talent. When setting the fiscal year 2022 base salary for each individual executive officer, the Compensation and Talent Committee also considered other factors, including the scope of the role and the performance and experience of the individual.
Executive Performance Incentive Plan
The Compensation and Talent Committee approved the terms of our executive performance incentive plan for the first half of fiscal year 2022 on September 8, 2021, and for the second half of fiscal year 2022 on April 4, 2022. The plans are designed to be variable, depending on ADI’s operating results.
All executive officers, including our NEOs, participated in our fiscal year 2022 executive performance incentive plan.
We calculated and paid bonuses under the plans as follows:

BASE SALARY	INDIVIDUAL TARGET BONUS PERCENTAGE	BONUS PAYOUT FACTOR	BONUS PAYOUT
Individual Target Bonus Percentage
For fiscal year 2022, the Compensation and Talent Committee set target percentages of 200% of base salary for our CEO and ranging from 125% to 150% for each of our NEOs other than our CEO, as part of our fiscal year 2022 compensation cycle. The Compensation and Talent Committee selected these target bonus percentages to ensure that a substantial portion of each executive officer’s cash compensation is performance-based and linked directly to our business performance, and to ensure that total compensation is competitive with those in similar positions within our peer group companies. Setting our CEO’s target at 200% also ties the majority of his cash compensation directly to company performance.

58	Executive Compensation

Bonus Payout Factor
For fiscal year 2022, we based the bonus payout factor for the applicable quarterly bonus period on our OPBT margin and year-over-year revenue growth compared to the same quarter in the prior year. While our executive performance incentive plan contains quarterly performance targets, the Compensation and Talent Committee designed this plan to drive long-term performance. The targets are directly linked to our long-term corporate strategy of profitable growth, which drives shareholder value. We believe this combination ensures that we encourage a long-term focus on our business objectives, while measuring and rewarding progress against those objectives on a quarterly basis.
The Compensation and Talent Committee reviews and approves our performance targets, and historically these targets have not been re-set during the performance period, regardless of company performance or economic conditions. We believe that this approach fosters accountability for our business results and is in keeping with our core belief that variable compensation expense, which increases when our performance is good and contracts when it is poor, gives us maximum flexibility to operate our business. While the OPBT margin and year-over-year revenue growth targets are typically set annually, we measure performance against those targets on a quarterly basis, applying the corresponding bonus payout factor to base salary for that quarter, and pay the bonus amounts to our executive officers on a semi-annual basis following the end of the second and fourth fiscal quarters.
In setting performance targets for our executive performance incentive plan, multiple factors are considered including our actual past business results, estimates of multi-year performance from our long-term strategic planning, and the performance of market competitors. The Compensation and Talent Committee strives to set challenging growth targets that will remain in place for more than one year and are aligned with our long-term strategy. As part of our continued integration of ADI and Maxim compensation programs, at the beginning of the second half of fiscal 2022, we transitioned legacy ADI and Maxim employees onto a common bonus plan. To facilitate this transition, the Compensation and Talent Committee determined the first half of fiscal year 2022 OPBT margin and year-over-year revenue growth targets for the executive performance incentive plan would remain the same as fiscal year 2021 representing legacy ADI quarterly performance targets, which were consistent with the company’s long-term strategy at the time. Accordingly, the financial results for Maxim were also excluded when determining the bonus payout factors for the first and second quarters of fiscal 2022. For the second half of fiscal year 2022, the Compensation and Talent Committee increased both the OPBT margin and revenue growth targets to set new challenging targets to align with the updated financial profile and business strategy of the combined company and to incentivize employees to achieve industry-leading profit margins and long-term growth.
The Compensation and Talent Committee implemented the following targets for the executive performance incentive plan for the first half of fiscal year 2022 and second half of fiscal year 2022:

1H FY22 ADI Bonus Plan Targets (1)				2H FY22 ADI Bonus Plan Targets (1)

OPBT Margin		Revenue		OPBT Margin		Revenue

OPBT Margin by Qtr.	Bonus Payout Factor	YTY Growth by Qtr.	Bonus Payout Factor	OPBT Margin by Qtr.	Bonus Payout Factor	YTY Growth by Qtr.	Bonus Payout Factor
≤ 36.0%	0	≤ 0%	0	≤ 40.0%	0	≤ 0%	0
39.0%	1.0x	5.0%	1.0x	42.0%	1.0x	8.0%	1.0x
42.0%	2.0x	10.0%	2.0x	45.0%	2.0x	15.0%	2.0x
≥ 45.0%	3.0x	≥ 15%	3.0x	≥ 50.0%	3.0x	≥ 22%	3.0x

If OPBT margin <=36% the entire bonus will pay at 0% regardless of revenue attainment				If OPBT margin <=40% the entire bonus will pay at 0% regardless of revenue attainment
(1)OPBT margin is equivalent to our Adjusted Operating Margin as reported in our annual and quarterly earnings releases excluding the financial results for Maxim when determining the bonus payout factors for the first and second quarters of fiscal year 2022. For the first and second quarters of fiscal year 2022, the financial results of Maxim were excluded when determining the bonus payout factors. The Compensation and Talent Committee may adjust the OPBT margin and year-over-year revenue growth metrics in its sole discretion to exclude special items such as (but not limited to) restructuring-related expense, acquisition-related expense, amortization of intangibles, gain or loss on disposition of businesses, non-recurring royalty payments, and other similar non-cash or non-recurring items. The Compensation and Talent Committee may, in its discretion, exclude these items in order to prevent payments under the plan from being adversely or advantageously affected by special items. For purposes of determining the bonus payout factor for each quarter of fiscal year 2022, OPBT margin was adjusted to exclude acquisition-related expenses, acquisition-related transaction costs, and special charges, consistent with the non-GAAP adjustments included in our quarterly earnings releases.
We have a floor on the OPBT margin target so that profitability at or below the minimum listed OPBT margin will result in no bonus payments for that performance period, regardless of revenue growth levels. The bonus payout factor is determined using linear interpolation between the values specified in the tables above.
For fiscal year 2022, the calculated OPBT margin, year-over-year revenue growth and bonus payout factor under our executive performance incentive plan for each quarter were as follows:

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	OPBT Margin (50% weight)		Revenue Growth (50% weight)
Quarter	OPBT Margin (by quarter)	Bonus Payout Factor (by quarter)	YOY Revenue Growth (by quarter)	Bonus Payout Factor (by quarter)	Quarterly Bonus Payout Factor (average)
Q1(1)	43.3%	244%	19.5%	300%	272%
Q2(1)	48.5%	300%	24.5%	300%	300%
Q3(2)	50.1%	300%	24%	300%	300%
Q4(2)	51.1%	300%	28.1%	300%	300%
(1)Results do not include results of Maxim as discussed above.
(2)Year-over-year revenue trends are on a combined basis. For Maxim the information includes revenues that would have been reported on a standalone basis aligned to the fiscal quarters of ADI. Revenue prior to August 26, 2021 (the date of acquisition) from Maxim is included for bonus calculation purposes, but has not been included in ADI’s income statement.
In fiscal year 2022 we delivered record financial results for both revenue and operating profit. As a result aggregate payments under our executive performance incentive plan were made at 293% of target in fiscal year 2022, compared to 253% in fiscal year 2021 and 77% in fiscal year 2020.
Base Salary and Individual Target Bonus Percentages
In April 2022, as part of our standard annual review cycle, the Compensation and Talent Committee reviewed the base salaries and individual target bonus percentages for Mr. Roche and our other executive officers, including our NEOs. They considered several factors, including each executive officer’s performance, experience, tenure, job responsibilities including expansion of responsibilities given that ADI was a much larger company following the acquisition of Maxim, and market benchmark information from our peer group. As a result of this review, the Compensation and Talent Committee increased the base salary and target bonus percentages for each of our NEOs in fiscal year 2022, effective May 1, 2022. Mr. Bryant, who joined ADI in March 2022, maintained the same base salary and target bonus percentage.
The Compensation and Talent Committee approved base salaries and target bonus percentages for our NEOs during fiscal year 2022 as specified in the table below:

Name of Executive	2021 Base Salary	2022 Base Salary	% Increase	2021 Individual Target Bonus as % of Base Salary	2022 Individual Target Bonus as % of Base Salary	% Increase
Vincent Roche Chief Executive Officer and Chair of the Board of Directors	$1,050,000	$1,100,000	4.76%	150%	200%	33%
Prashanth Mahendra-Rajah Executive Vice President, Finance and Chief Financial Officer	$575,000	$670,000	16.52%	100%	125%	25%
Gregory Bryant(1) Executive Vice President and President of Business Units	$—	$750,000	—%	—%	150%	—%
Vivek Jain Executive Vice President of Global Operations and Technology	$525,000	$625,000	19.05%	100%	125%	25%
Anelise Sacks Senior Vice President and Chief Customer Officer	$425,000	$600,000	41.18%	100%	125%	25%
(1)Mr. Bryant joined ADI on March 14, 2022.
Equity Compensation
Our equity compensation program is a broad-based, long-term employee rewards program that is intended to attract, retain and motivate our employees, executive officers and directors and to align their interests with those of our shareholders. We believe that our equity program is critical to our efforts to hire and retain the best talent in the extremely competitive analog semiconductor industry. All equity awards granted to our executive officers, including our NEOs, in fiscal year 2022 were made under the 2020 Plan.

60	Executive Compensation

Equity Mix
The most significant portion of our executive officers’, including our NEOs’, total compensation is in the form of equity awards, the value of which is directly tied to our stock price performance over the long term. In fiscal year 2022, approximately 80% of the average total target compensation of our NEOs was in the form of equity.
Beginning with fiscal year 2022, the Compensation and Talent Committee determined that ADI would no longer grant stock options. The elimination of stock options is intended to simplify our long-term incentive program and to shift more of the equity mix to performance-based equity awards. With the elimination of stock options, the equity mix for executive officers beginning with fiscal year 2022 is 65% PRSUs and 35% RSUs, increasing from 50% PRSUs and 25% RSUs in fiscal year 2021.
As a result, for fiscal year 2022, the form and mix of equity awards delivered as part of our annual equity award program for our executive officers, including our NEOs, was as follows:

Equity Award Type	Value of Annual Grant	Purpose	Time Period	Performance Metrics	Payout
Relative TSR PRSUs		Align executive officers’ and shareholders’ interests to drive superior TSR relative to comparator group	3-year performance period	ADI’s 3-year TSR compared to a comparator group	0–200%
Financial Metric PRSUs		Align executive officers’ and shareholders’ interests in long-term profitability	1-year, 2-year cumulative and 3-year cumulative performance periods; earned shares (if any) vest on 3rd anniversary of grant date. 3-year cliff vesting	1-year, 2-year cumulative and 3-year cumulative non-GAAP operating profit (in dollars)	0–200%
Time-Based RSUs		Attract and retain key executives	4-year graded vesting	None	100% value in line with stock price performance
Equity Vehicle Structure
PRSUs
For fiscal year 2022, approximately 65% of our annual equity awards to our executive officers, including our NEOs, were in the form of PRSUs. To ensure that a direct link exists between the value of our long-term incentives and the value that is created for our shareholders, our fiscal year 2022 equity compensation program included two types of PRSUs for our executive officers: Relative TSR PRSUs and Financial Metric PRSUs.
Relative TSR PRSUs. The number of PRSUs that executive officers, including our NEOs, may earn is based on our TSR performance relative to the TSR performance of other companies in a comparator index over a three-year period.
For the TSR PRSUs granted to our NEOs in fiscal year 2022, the relative TSR comparator group changed from the SOX Index to the S&P 500 Index. The Compensation and Talent Committee made this change for several reasons. First, the Compensation and Talent Committee believed there are meaningful differences between ADI and other companies in the SOX Index based on our products, customers and end-markets to make the comparison to this index less relevant. Second, the SOX Index contains a small peer group, which was continually shifting due to consolidation over the three-year performance period making the comparison less practical. Finally, the Compensation and Talent Committee believes that the S&P 500 Index better represents ADI’s customers and end-markets, and provides a more relevant benchmark of ADI performance and shareholder value creation.
The number of PRSUs vested is determined by ADI’s TSR performance relative to the TSR of the companies in the S&P 500 Index expressed as a percentile. Target vesting of PRSUs is achieved when ADI’s TSR is at the 50th percentile of the TSRs of the companies in the S&P 500 Index. The actual amount of PRSUs that will be earned can range from 0%-200% of the target amount, corresponding to the percentile attainment of ADI’s TSR as compared to the companies in the S&P 500 Index. No shares will vest if ADI’s TSR is less than at the 25th percentile. The number of earned shares is capped at 100% if ADI’s TSR performance is negative.
The following table illustrates the percentage of target PRSUs that could be earned based on ADI’s relative TSR performance to the companies in the S&P 500 Index:

Percentile Attainment	PRSU Payout %
< 25th percentile	0%
25th percentile	50%
50th percentile	100%
75th percentile	200%
Attainment within performance parameters is subject to interpolation on a linear basis.

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2019-2022 TSR PRSUs Payouts. The relative TSR PRSUs granted on March 13, 2019 had a three-year performance period that ended on March 13, 2022. The comparator group designated by the Compensation and Talent Committee for the relative TSR PRSUs granted in fiscal year 2019 consisted of the companies represented in the SOX Index as of the grant date that are included in the SOX Index for the entire performance period. The actual amount of PRSUs that could have been earned ranged from 0%-200% of the target amount, with adjustments upward or downward from the target 100% payout by 1.5% for each percentage point ADI’s TSR is above or below that of the median company’s TSR. No shares would have vested if ADI’s TSR was 66.67 percentage points lower than the median company’s TSR. The number of earned shares was capped at 100% if ADI’s TSR performance was negative.
The following table illustrates the percentage of target PRSUs that could have been earned based on the company’s relative TSR performance to the median company in the SOX index:

ADI TSR	PRSU Payout %
Equal to or greater than 66.67% above the median company TSR	200%
Equal to Median Company TSR	100%
Equal to or less than -66.67% below the median company TSR	0%
Attainment within performance parameters was subject to interpolation on a linear basis.
On a three-year cumulative basis, our TSR performance was 59.55%, compared to the median comparative peer group TSR of 193.36%. This resulted in a 0% payout of the awards.
Financial Metric PRSUs. Beginning in fiscal year 2019, the Compensation and Talent Committee has included Financial Metric PRSUs as part of our annual equity program, based on non-GAAP operating profit in dollars, for our executive officers to incentivize long-term profitable growth measured over one-year, two-year cumulative and three-year cumulative time periods. Non-GAAP operating profit is equivalent to our Adjusted Operating Income as reported in our annual earnings release.
The Compensation and Talent Committee selected this metric because it is a key measure that executives use both internally to drive business decisions and externally when speaking to investors about company results and progress against execution of the company’s strategy. The use of multiple performance periods incentivizes executives to achieve short-term objectives that support our long-term strategy, as well as to focus on long-term financial growth. For each award, the Compensation and Talent Committee reviews and approves challenging targets taking into consideration the company’s long-term strategic priorities and objectives.
The Compensation and Talent Committee does not re-set these targets during the performance period, regardless of company performance or economic conditions.
The number of PRSUs an executive officer, including each NEO, may earn ranges from 0% to a maximum of 200% of the target amount based on the company’s performance against the targets of this metric. The Compensation and Talent Committee determines the level of achievement of each tranche of Financial Metric PRSUs after the completion of each of the one-year, two-year cumulative and three-year cumulative performance periods. After such determination, the number of shares of PRSUs earned by an executive officer remains subject to a time-based service requirement and will cliff vest on the third anniversary of the grant date, subject to the executive’s employment through such date.
In December 2022, the Compensation and Talent Committee determined the level of achievement of the current Financial Metric PRSUs as follows:
2020–2022 Financial Metric PRSUs: The targets were set at the beginning of fiscal year 2020, and the awards were granted in March 2020. The Compensation and Talent Committee reviewed the achievement of the third and final tranche of these awards, covering the three-year cumulative non-GAAP operating profit for fiscal year 2020 through fiscal year 2022, and determined that with a non-GAAP operating profit of $9.220 billion, which was above both the non-GAAP operating profit target attainment level of $6.966 billion and the non-GAAP operating profit maximum attainment level of $7.314 billion, the executives had achieved a 200% attainment level under this incentive compensation vehicle for that period. With all three measurement periods completed, and with the first and second tranches payable at 185.5% and 200%, respectively, the company’s executive officers will earn an aggregate of 195.1% of the total target number of PRSUs subject to this incentive compensation vehicle.
2021–2023 Financial Metric PRSUs: The targets were set at the beginning of fiscal year 2021, and the awards were granted in March 2021. The Compensation and Talent Committee reviewed the achievement of the second tranche of these awards (two-year cumulative time period), covering the non-GAAP operating profit for fiscal year 2021 and fiscal year 2022, and determined that with a non-GAAP operating profit of $6.986 billion, which was above both the non-GAAP operating profit target attainment level of $4.983 billion and the non-GAAP operating profit maximum attainment level of $5.232 billion, 200% of the target number of PRSUs subject to the second tranche were earned by the company’s executive officers under this incentive compensation vehicle for that period. There will be no vesting of these awards until the third and final year of the performance period is completed.
2022-2024 Financial Metric PRSUs: The targets were set at the beginning of fiscal year 2022, and the awards were granted in April 2022. The Compensation and Talent Committee reviewed the achievement of the first tranche of these awards, covering the one-year non-GAAP operating profit for fiscal year 2022, and determined that with a non-GAAP operating profit of $5.939 billion, which was above both the non-GAAP operating profit target attainment level of $4.757 billion and the non-GAAP operating profit maximum attainment level of $5.233 billion, 200% of the target number of PRSUs subject to the first tranche were earned by the company’s executive officers under this incentive compensation vehicle for that period. There will be no vesting of these awards until the third and final year of the performance period is completed.

62	Executive Compensation

Time-Based RSUs
In a volatile stock market, time-based RSUs continue to provide incentive and retentive value when stock options may not, which the Compensation and Talent Committee believes to be useful in retaining talented executives and employees in uncertain economic times. In this way, we use time-based RSUs as a retention tool and to enable our executive officers to accumulate stock ownership in the company. As part of the annual compensation program, time-based RSUs were granted to our NEOs in April 2022, and such awards will vest in equal increments on the first, second, third and fourth anniversaries of March 15, 2022.
Stock Options
Prior to fiscal year 2022, we used stock options as a way to reward long-term value creation. Stock options granted to our executive officers in prior years, including our NEOs, vest in accordance with the vesting dates as described in footnote 1 to the Outstanding Equity Awards at Fiscal Year-End 2022 table and are subject to a 10-year term.
New-Hire Equity Awards
Mr. Bryant joined ADI in March 2022. For Mr. Bryant’s new-hire equity awards, the Compensation and Talent Committee considered market practices for such awards, the amount of equity that Mr. Bryant was forfeiting as a result of leaving his former employer and the importance of retaining an individual of the caliber and with the experience and skills that Mr. Bryant would bring to ADI. Mr. Bryant was granted time-based RSUs on March 15, 2022 that vest in equal increments on the first, second, third and fourth anniversaries of March 15, 2022. Mr. Bryant was also granted time-based RSUs on March 15, 2022 that vest in full on the third anniversary of the grant date.
The Compensation and Talent Committee also granted Mr. Bryant a PRSU award that vests over a four-year performance period from March 15, 2022 to March 15, 2026 subject to attainment of certain share price thresholds as indicated in the table below. The number of shares subject to the PRSU award that may be earned will range from 0% to a maximum of 150% of the target amount.

Target Share Price Threshold	% of Target Shares that Vests Upon Achievement
$200 per share	75%
$220 per share	150% (inclusive of 75% in line above)
A given target price threshold will be met, and the shares underlying the award associated with such threshold will vest, when our average closing stock price over 70 consecutive trading days is equal to or exceeds the applicable threshold. There is no linear interpolation between target price thresholds and a threshold may be met only once.
The Compensation and Talent Committee structured this award to align with our CEO’s Performance Stock Option Award as described in our 2022 Proxy Statement under the section Special Equity Awards. The Compensation and Talent Committee desired to grant Mr. Bryant an award that would emphasize sustainable shareholder value creation over time and would align Mr. Bryant’s goals with those of our CEO.
The Compensation and Talent Committee also determined that the target share price thresholds would be meaningful but challenging price thresholds given the strategic plan of the company and the share price at the time the award was approved by the Compensation and Talent Committee of $146.28. Specifically, to achieve a minimum payout of the award of 75% of target shares, ADI would have to achieve a price of $200 per share for 70 consecutive days, representing a share price increase of nearly 37% from the price at the time the award was approved and to achieve a maximum payout of the award of an additional 75% of target shares (for a total of 150% of target shares), ADI would have to achieve a share price of $220 per share for 70 consecutive days, representing an increase of over 50% from the price at the time the award was approved. Based on the difficulty of achieving the share price thresholds and that such price thresholds would represent a significant increase in shareholder value, the Compensation and Talent Committee determined that the award would align the interests of Mr. Bryant to those of our shareholders.
Equity Awards Granted in Fiscal Year 2022
In fiscal year 2022, the Compensation and Talent Committee granted equity awards to our NEOs as detailed in the table below as part of our annual compensation program. The values below are the target grant values approved by the Compensation and Talent Committee, which are then converted into a number of RSUs or a number of target PRSUs using an approved formula based on stock price. For the accounting grant date fair value of such awards, see the Summary Compensation Table.

Name	Time- based RSUs	Relative TSR PRSUs	Financial Metric PRSUs	Target Grant Value
Vincent Roche	33,395	21,230	33,708	$15,000,000
Prashanth Mahendra-Rajah	12,245	7,785	12,360	$5,500,000
Gregory Bryant(1)	16,698	10,615	16,854	$7,500,000
Vivek Jain	11,132	7,077	11,236	$5,000,000
Anelise Sacks	10,464	6,652	10,562	$4,700,000
(1)Mr. Bryant joined ADI in March 2022.

2023 Proxy Statement	63

In addition, in March 2022, Mr. Bryant was awarded the following new-hire equity awards:

Name	Time- based RSUs	Relative TSR PRSUs	Financial Metric PRSUs	EVP Performance RSU	Target Grant Value
Gregory Bryant	70,014	—	—	160,092	$24,000,000
As discussed above, on March 15, 2022, the Compensation and Talent Committee granted Mr. Bryant (1) a time-based RSU award with a target grant value of $5 million, which vests in equal annual installments over a four-year period; (2) a time-based RSU award with a target grant date value of $5 million, which vests in full on the third anniversary of the grant date; and (3) a performance-based RSU award with a target grant value of $14 million, which vests subject to the attainment of target share price thresholds during a four-year performance period following the grant date.
Other Compensation
Retirement and Other Employee Benefits
We maintain broad-based benefits for all employees, including medical, dental, and vision insurance, life and disability insurance and retirement plans. Executive officers, including our NEOs, are eligible to participate in all of our employee benefit plans on the same basis as our other employees. The retirement and other employee benefit components of our executive compensation program are designed to attract excellent candidates by providing financial protection and security, and reward our executives for the total commitment we expect from them in service to ADI. During fiscal year 2022, Mr. Jain participated in Maxim benefits until December 31, 2021 and became eligible and began participating in ADI benefits beginning on January 1, 2022.
We maintain a Deferred Compensation Plan, or DCP, under which our executive officers and directors, along with a group of senior management and engineering employees, are eligible to defer receipt of some or all of their cash compensation. This plan offers many of the same investment options as our 401(k) plan. Under our DCP, we provide all participants (other than non-employee directors) with company contributions equal to 8% of eligible deferred contributions.
In the United States during fiscal year 2022, we contributed to our 401(k) plan on behalf of all eligible employees, including our NEOs, amounts equal to 5% of the employee’s eligible compensation, plus matching contributions up to an additional 3%, subject to Internal Revenue Service, or IRS, limits. For those employees who also participated in the DCP described above, any compensation that was deferred under that plan was not considered eligible compensation for purposes of our company contributions under the 401(k) plan. We also provided employees who are eligible to participate in the 401(k) plan but whose compensation is greater than the amount that may be taken into account in any plan year as a result of IRS limits, with a taxable cash payment equal to 8% of the employee’s 401(k)-eligible compensation in excess of the IRS limit (TIP Restoration).
Under our Post-Retirement Equity Vesting Policy (PREV) eligible stock-based awards, including RSUs (including those that vest based on the achievement of performance goals), restricted stock awards and stock options continue to vest, subject to the terms of the policy, after an employee’s retirement. Equity awards issued to executive officers, including our NEOs, will be eligible for post-employment vesting under the policy. The PREV does not apply to equity awards granted outside ADI’s focal grant cycle, such as off-cycle new-hire, retention or promotion awards. The PREV is administered by a committee consisting of our Chief Financial Officer, Chief Legal Officer and Chief People Officer and any retirement under the PREV must be approved by at least two members of the committee, or in the case of any retirement of a member of our executive Leadership Team, must be approved by the Compensation and Talent Committee. The PREV is entirely discretionary and does not confer any right to continue vesting in equity awards following retirement to any employee.
Our 2022 Employee Stock Purchase Plan (ESPP), introduced in fiscal year 2022, permits eligible employees to purchase shares of our common stock at a discount during consecutive six month plan periods. Our Board of Directors, the Compensation and Talent Committee or its delegate will determine the purchase price of the shares in a given plan period, including whether such purchase price will be determined based on the lesser of the closing price of our common stock on the first business day of the plan period and the last business day of the plan period, or will be based solely on the closing price of our common stock on the last day of the plan period; provided, however, that such purchase price shall be, in either case, (i) at least 85% of the applicable closing price in the case of a Section 423 offering under the Internal Revenue Code and (ii) at least 80% of the applicable closing price in the case of a nonqualified offering under the Internal Revenue Code. Employee contributions are made through payroll deductions or other contributions, subject to a minimum permitted percentage of 1% and a maximum permitted percentage of 20%. Our Board of Directors, the Compensation and Talent Committee or its delegate may, in its discretion, designate a higher minimum, and/or a lower maximum, contribution rate.
Limited Perquisites
We do not award extensive perquisites to our executive officers. In fiscal year 2022, we provided a voluntary health services benefit to executive officers and reimbursement for financial and tax planning services of up to $15,000 for our CEO and Chair and up to $10,000 for our other executive officers, including our NEOs. These items are detailed in the Summary Compensation Table.
In fiscal years 2021 and 2022, we also reimbursed Ms. Sacks for her expenses in connection with her relocation to Massachusetts, as well as an additional amount to cover the taxes that Ms. Sacks would incur as a result of receipt of such relocation expenses, which is consistent with our company-wide policy for relocation costs.

64	Executive Compensation

On occasion, and with the approval of our CEO and Chair, an executive or director may have his or her family members accompany him or her on the company’s leased airplane when traveling on business. The executive or director may incur taxable income for any such travel in accordance with applicable tax rules. We do not gross-up or in any way compensate the executive or director for any income tax owed for any such travel. Further, in accordance with our policies, our CEO and Chair may use our leased aircraft for personal travel. Additionally, we provide our CEO and Chair with a travel insurance policy for personal travel and an executive security detail from time to time when traveling.
Severance, Retention and Change in Control Benefits
Change in Control Benefits
We have entered into change in control retention agreements (ADI Retention Agreement) with Messrs. Roche, Mahendra-Rajah and Bryant and Ms. Sacks and other key employees. All of our NEOs have entered into the same form of ADI Retention Agreement other than Mr. Jain, who remains covered by the Maxim Amended & Restated Change in Control Employee Severance Plan that was offered to former Maxim employees (Maxim Severance Plan).
The ADI Retention Agreement provides for severance benefits if the employee’s service with us is terminated within 24 months after a change in control (as defined in the ADI Retention Agreement) that was approved by our Board of Directors. We designed the ADI Retention Agreement to help ensure that our executive team is able to evaluate objectively whether a potential change in control transaction is in the best interests of ADI and our shareholders, despite possible risks to their future employment. We believe that retaining the services of our key executives during a change in control scenario is critical. The ADI Retention Agreement helps ensure the continued services of our executive officers throughout the change in control transaction by giving them incentives to remain with us rather than seeking alternative employment or being recruited to a competitor during a highly uncertain time. The Compensation and Talent Committee reviewed prevalent market practices in determining the severance amounts and the events that trigger payments under the agreements. The Compensation and Talent Committee determined that the amounts and triggering events were appropriate and designed to encourage decision-making that is in the best interests of ADI. In fiscal year 2022, the Compensation and Talent Committee asked Pearl Meyer, its independent compensation consultant, to review our severance, retention and change in control arrangements and Pearl Meyer determined that those arrangements were competitive with existing market practice in the semiconductor industry and that it was appropriate to maintain the program for fiscal year 2022. Change in control retention agreements entered into between ADI and eligible employees since 2009 do not contain excess parachute payment tax gross-up provisions.
The Maxim Severance Plan provides for the payment of certain benefits in the event Mr. Jain is terminated without cause or resigns for good reason during the 24-month period following a change-of-control or within the period following the public announcement of, but prior to, the closing of a change-of-control event. ADI’s acquisition of Maxim in fiscal year 2021 qualified as a change in control event under the Maxim Severance Plan.
Under our 2020 Plan and our 2006 Plan, in the event of a change in control, all of our employees who continue to remain employed on the closing of the change in control, including our NEOs, would have the vesting of one-half of the shares of common stock subject to their then outstanding unvested equity awards accelerate and become immediately exercisable and free from forfeiture. The remaining one-half of their unvested equity awards would continue to vest in accordance with the original vesting schedules, and any remaining unvested equity awards would vest if, on or prior to the first anniversary of the change in control, his or her employment is terminated without “cause” or for “good reason” (as defined in the plan).
With respect to Mr. Jain, under the Maxim Severance Plan, all legacy Maxim unvested stock options, restricted stock units, and market stock units are accelerated and become fully vested upon a change in control and a termination without cause (or resignation for good reason) occurring within 24 months following the change-of-control or within the period following the public announcement of, but prior to, the closing of a change-of-control event. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption Potential Payments Upon Change in Control below.
Severance Benefits
When the employment of an executive officer terminates in a situation that does not involve a change in control, the executive officer is entitled to receive the same benefits as any other terminated employee in that geographical location. In the event of involuntary termination without cause or resignation for good reason, Mr. Bryant’s new-hire equity awards granted on March 15, 2022 would continue to vest and be settled on the applicable vesting date, subject to the attainment of applicable performance conditions in the case of the new-hire PRSUs.

2023 Proxy Statement	65

Additional Compensation Policies
Executive Stock Ownership Guidelines
Under our guidelines, the target stock ownership levels are:

Position	Multiple
CEO	5 times annual base salary
Other members of the Leadership Team	3 times annual base salary

What Counts as Ownership	What Does Not Count as Ownership
ÑTime-based RSUs (whether or not vested)	ÑShares subject to unexercised options, whether or not vested
ÑUnvested PRSUs whose performance has been certified by the Compensation and Talent Committee	ÑUnvested PRSUs whose performance have not yet been certified by the Compensation and Talent Committee
ÑRestricted stock (whether or not vested)	ÑAny shares that have been pledged as collateral for a loan
The CEO has four years from the date of his or her appointment as CEO to achieve his or her targeted level. Members of the Leadership Team other than the CEO have five years from the date he or she becomes part of the Leadership Team to achieve his or her targeted level.
All members of our Leadership Team, other than Ms. Asgeirsson, who first joined ADI in fiscal year 2021, were in compliance with our stock ownership guidelines as of the end of fiscal year 2022. Ms. Asgeirsson is expected to be in compliance with our stock ownership guidelines within the first five years of her appointment to the Leadership Team.
Compensation Recovery
Under the Sarbanes-Oxley Act, in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our CEO and Chief Financial Officer. In addition, in December 2020, our Board of Directors adopted a compensation clawback policy. The policy provides that in the event of a material restatement of our financial results, the result of which is that any performance-based cash or equity compensation received by our CEO or other named executive officers, or awarded compensation, would have been lower had it been calculated based on such restated financial results, or actual compensation, the Compensation and Talent Committee may, in its sole discretion and as appropriate under the circumstances, seek to recover for our benefit all or a portion of the difference between the awarded compensation and the actual compensation of any named executive officer whose fraud or willful misconduct caused or partially caused the need for such restatement. For purposes of the policy, the term “executive officer” has the meaning given to that term in Rule 3b-7 under the Securities Exchange Act of 1934, as amended.
We will amend our compensation clawback policy so that it is compliant with the regulations mandated under the Dodd-Frank Wall Street Reform and Consumer Protection Act as adopted by the SEC when corresponding listing standards become effective.

66	Executive Compensation

Equity Award Grant Date Policy
Our Compensation and Talent Committee has adopted specific policies regarding the grant dates equity awards for our executive officers and employees. In each case, the exercise price of stock options equals the closing price of our common stock on the grant date.

New-Hire Grants: The grant date of all awards to newly hired executive officers and employees is the 15th day of the month after the date on which the individual commences employment with us (or the next succeeding business day that Nasdaq is open).

Annual Grants: The grant date of all annual awards is the first business day of April that Nasdaq is open.

Other Grants: All other awards granted to existing executive officers and employees throughout the year (off-cycle awards) have a grant date of the 15th day of the month (or the next succeeding business day that Nasdaq is open) provided the award is approved on or prior to such grant date.

Foreign Registrations: Any awards requiring registration or approval in a foreign jurisdiction will have a grant date of the 15th day of the month (or the next succeeding business day that Nasdaq is open) following the effective date of that registration or approval.

Blackout Periods: Our Compensation and Talent Committee does not approve off-cycle awards to our executive officers during the quarterly blackout periods under our insider trading policy.

We describe the Equity Award Grant Date Policy for our non-employee directors above under Corporate Governance—Director Compensation.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to certain of the company’s executives. Pursuant to the Tax Cuts and Jobs Act of 2017, or the Tax Act, for fiscal years beginning after December 31, 2017, the group of executives whose compensation is subject to the deduction limitation is broader than under prior law. Prior to the effectiveness of the Tax Act, the deduction limit did not apply to “performance-based compensation” satisfying the requirements of Section 162(m). For fiscal years commencing after December 31, 2017 and future tax years, subject to the transition rules, all compensation in excess of $1 million paid to the specified executives will not be deductible.
Mr. Roche has a change in control retention agreement that contains provisions regarding Section 280G of the Internal Revenue Code. Since 2009, any new executive compensation arrangements for new executives do not contain tax gross up provisions for excess parachute payments.
We expense in our financial statements the compensation that we pay to our executive officers, as required by U.S. generally accepted accounting principles. As one of many factors, the Compensation and Talent Committee considers the financial statement impact in determining the amount of, and allocation among the elements of, compensation. We account for stock-based compensation under our 2020 Plan, 2006 Plan, 2010 Plan, and 1996 Plan, as well as all predecessor plans, in accordance with U.S. generally accepted accounting principles.
Compensation and Talent Committee Report
The Compensation and Talent Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation and Talent Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation and Talent Committee
Edward H. Frank, Chair
Laurie H. Glimcher
Susie Wee

2023 Proxy Statement	67

Compensation and Talent Committee Interlocks and Insider Participation
During fiscal year 2022, Drs. Frank, Glimcher and Wee served as members of our Compensation and Talent Committee. Additionally, Dr. Little served as a member of the Compensation and Talent Committee until his retirement from our Board of Directors in March 2022. No member of our Compensation and Talent Committee was at any time during fiscal year 2022, or formerly, an officer or employee of ADI or any subsidiary of ADI. No member of our Compensation and Talent Committee had any relationship with us during fiscal year 2022 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.
During fiscal year 2022, none of our executive officers served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one or more executive officers serving as a member of our Board of Directors or Compensation and Talent Committee.
Compensation Tables
Summary Compensation Table
The following table contains certain information about the compensation that our NEOs earned in fiscal year 2022, fiscal year 2021 and fiscal year 2020.

Name and Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)(2)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Vincent Roche Chief Executive Officer & Chair of the Board of Directors	2022	$1,075,000	$—	$15,000,172		$—	$5,560,731	$462,392	$22,098,295
	2021	$1,050,000	$—	$8,591,204		$17,118,004	$3,981,115	$84,000	$30,824,323
	2020	$1,050,000	$—	$7,505,999		$2,484,988	$1,229,106	$87,825	$12,357,918
Prashanth Mahendra-Rajah Executive Vice President, Finance & Chief Financial Officer	2022	$622,500	$—	$5,500,292		$—	$2,081,597	$61,898	$8,266,287
	2021	$575,000	$—	$5,024,568		$744,775	$1,453,423	$57,200	$7,854,966
	2020	$575,000	$—	$1,951,648		$646,093	$448,721	$57,200	$3,678,662
Gregory Bryant(6) Executive Vice President & President of Business Units	2022	$475,962	$—	$31,500,396	(7)	$—	$2,141,827	$49,277	$34,167,462
Vivek Jain(8) Executive Vice President of Global Operations & Technology	2022	$579,212	$—	$5,000,181		$—	$1,936,907	$40,738	$7,557,038
Anelise Sacks(9) Senior Vice President & Chief Customer Officer	2022	$512,500	$—	$4,700,101		$—	$1,735,039	$205,102	$7,152,742
	2021	$294,231	$400,000	$2,673,979		$333,805	$769,250	$323,619	$4,794,884
(1)For fiscal year 2022, our salary levels were determined in April and became effective May 1, 2022, except in connection with promotions and new hires. The amounts represented in this table reflect salary earned during fiscal year 2022.
(2)Amounts represent the aggregate grant date fair value of time-based RSUs and PRSUs granted in fiscal years 2022, 2021 and 2020. Such amounts do not represent the actual amounts paid to or realized by the NEO for these awards during the respective fiscal years. For Mr. Bryant, amount includes new-hire equity awards with an aggregate grant date fair value of $24,000,230. We recognize the value as of the grant date for time-based RSUs and PRSUs over the number of days of service required for the grant to become vested in accordance with FASB ASC 718. The grant date fair value of time-based RSUs represents the value of our common stock on the date of grant, reduced by the present value of dividends expected to be paid on our common stock prior to vesting. Further, the grant date fair values of the relative TSR PRSUs granted as part of our annual compensation program and the PRSUs granted to Mr. Bryant as a new-hire equity award were calculated using the Monte Carlo simulation model, which utilizes multiple input variables that determine the probability of satisfying the performance conditions stipulated in the award grant to calculate the fair market value. The Monte Carlo simulation model also uses stock price volatility and other variables to estimate the probability of satisfying the performance conditions, including the possibility that the market condition may not be satisfied, and the resulting fair value of the award. Further, the grant date fair values of the relative TSR PRSUs granted as part of our annual compensation program and the PRSUs granted to Mr. Bryant as a new-hire equity award were calculated using the Monte Carlo simulation model, which utilizes multiple input variables that determine the probability of

68	Executive Compensation

satisfying the performance conditions stipulated in the award grant to calculate the fair market value. The Monte Carlo simulation model also uses stock price volatility and other variables to estimate the probability of satisfying the performance conditions, including the possibility that the market condition may not be satisfied, and the resulting fair value of the award. Further, with respect to the PRSUs granted to Mr. Bryant as a new-hire equity award, a Monte Carlo simulation with a derived service period is used to calculate the grant date fair value. The grant date fair value of the financial metric PRSUs and Maxim Integration PRSUs represents the value at the grant date based upon the probable outcome of the performance conditions at the date of grant. For a more detailed description of the assumptions used for purposes of determining grant date fair value, see Note 2r and Note 3 to the Consolidated Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation, included in our Annual Report on Form 10-K for the year ended October 29, 2022. The grant date fair value of awards at the maximum level of achievement for PRSUs included in this table for fiscal year 2022 is as follows: Mr. Roche, $19,500,288; Mr. Mahendra-Rajah, $7,150,513; Mr. Bryant, $30,750,211; Mr. Jain, $6,500,237; and Ms. Sacks, $6,110,112.
(3)Amounts represent the aggregate grant date fair value of stock options and performance-based stock options granted in fiscal years 2022, 2021 and 2020. Such amounts do not represent the actual amounts paid to or realized by the NEO for these awards during the respective fiscal years. We recognize the value as of the grant date for stock options over the number of days of service required for the grant to become vested in accordance with FASB ASC 718. The grant date fair value of stock options is computed using a Black-Scholes valuation methodology. The grant date fair value of the performance-based stock options is computed using a Monte Carlo simulation with a derived service period. For a more detailed description of the assumptions used for purposes of determining grant date fair value, see Note 2r and Note 3 to the Consolidated Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation, included in our Annual Report on Form 10-K for the year ended October 29, 2022.
(4)Reflects the amounts earned under our executive performance incentive plan in fiscal years 2022, 2021 and 2020, paid on a semi-annual basis following the end of the second and fourth quarters of each fiscal year.
(5)The amounts shown in the “All Other Compensation” column are comprised of the following:

Name	Fiscal Year	Company 401(k) and DCP Payments ($)(a)	Healthcare Savings Account ($)	Relocation Expenses ($)(b)	Tax Reimbursement ($)		Service Awards ($)(c)	Tax Planning ($)(d)	Corporate Aircraft Use(e)	Travel Insurance and Executive Security		Total ($)
Vincent Roche	2022	86,000	—	—	—		—	—	345,040	31,352	(f)	462,392
	2021	84,000	—	—	—		—	—	—	—		84,000
	2020	84,000	—	—	—		—	3,825	—	—		87,825
Prashanth Mahendra-Rajah	2022	49,800	1,200	—	—		898	10,000	—	—		61,898
	2021	46,000	1,200	—	—		—	10,000	—	—		57,200
	2020	46,000	1,200	—	—		—	10,000	—	—		57,200
Gregory Bryant	2022	38,077	1,200	—	—		—	10,000	—	—		49,277
Vivek Jain	2022	39,538	1,200	—	—		—	—	—	—		40,738
Anelise Sacks	2022	41,000	1,200	109,541	52,044	(g)	—	1,317	—	—		205,102
	2021	23,538	1,200	298,881	—		—	—	—	—		323,619
(a)Includes the value of 401(k) matching contributions plus the matching contribution made by ADI for DCP payments, if applicable, together with the amount paid by ADI for TIP Restoration. Such amounts for each NEO for fiscal year 2022 were as follows: Messrs. Roche ($24,400, $0, and $61,600, respectively), Mahendra-Rajah ($8,193, $35,238, and $6,369, respectively), Bryant ($24,400, $2,596, and $11,081, respectively), Jain ($24,400, $0, and $15,138, respectively) and Ms. Sacks ($25,104, $0, and $15,896, respectively).
(b)Amounts paid to Ms. Sacks in connection with her relocation from Texas to Massachusetts.
(c)Paid in connection with our Employee Service Award Program.
(d)Amounts paid for financial and tax planning services.
(e)Amounts for personal use of the leased aircraft by Mr. Roche. This amount represents the aggregate incremental cost to us for the personal use of our corporate aircraft by Mr. Roche and certain of his guests, as applicable for each use. We determine the incremental cost of the personal use of our leased corporate aircraft based on the actual invoiced amount from ADI’s third-party provider for the variable costs incurred on each trip, such as billed hourly fees, fuel costs, etc. The aggregate incremental cost does not include certain fixed costs that do not change based on usage, such as monthly lease expenses, that are billed regardless of usage, and the aircraft lease deposit amount. In fiscal year 2022, Mr. Jain used our leased corporate aircraft for business travel on a single occasion during which he was accompanied by guests. There was no incremental cost to ADI associated with such guests’ travel.
(f)Amounts for a travel insurance policy ($793) and executive security ($30,559) for Mr. Roche when traveling, including accommodations and travel expenses for executive protection personnel.
(g)Amounts paid to Ms. Sacks to reimburse the taxes that Ms. Sacks incurred as a result of receipt of payment of relocation expenses.
(6)Mr. Bryant joined ADI as Executive Vice President and President of Business Units, effective March 14, 2022.
(7)Includes aggregate grant date fair value of both Mr. Bryant’s new hire awards and annual awards. Additional details for Mr. Bryant’s new-hire equity awards are described above in the Equity Vehicle Structure - New-Hire Equity Awards section of the Compensation Discussion and Analysis.
(8)Mr. Jain was not an NEO for the fiscal years ended October 30, 2020 and October 29, 2021.
(9)Ms. Sacks was not an NEO for the fiscal year ended October 30, 2020.

2023 Proxy Statement	69

Grants of Plan-Based Awards in Fiscal Year 2022
The following table presents information on plan-based awards granted in fiscal year 2022 to our NEOs:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(#)(3)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vincent Roche	—	—	2,200,000	6,600,000	—	—	—	—	—
	4/4/2022	—	—	—	—	33,708	67,416	—	5,250,021	(4)
	4/4/2022	—	—	—	—	21,230	42,460	—	4,500,123	(4)
	4/4/2022	—	—	—	—	—	—	33,395	5,250,028	(5)
Prashanth Mahendra-Rajah	—	—	837,500	2,512,500	—	—	—	—	—
	4/4/2022	—	—	—	—	12,360	24,720	—	1,925,070	(4)
	4/4/2022	—	—	—	—	7,785	15,570	—	1,650,186	(4)
	4/4/2022	—	—	—	—	—	—	12,245	1,925,036	(5)
Gregory Bryant	—	—	1,125,000	3,375,000	—	—	—	—	—
	3/15/2022	—	—	—	—	160,092	240,138	—	14,000,045	(6)
	3/15/2022	—	—	—	—	—	—	70,014	10,000,185	(7)
	4/4/2022	—	—	—	—	16,854	33,708	—	2,625,011	(4)
	4/4/2022	—	—	—	—	10,615	21,230	—	2,250,062	(4)
	4/4/2022	—	—	—	—	—	—	16,698	2,625,093	(5)
Vivek Jain	—	—	781,250	2,343,750	—	—	—	—	—
	4/4/2022	—	—	—	—	11,236	22,472	—	1,750,007	(4)
	4/4/2022	—	—	—	—	7,077	14,154	—	1,500,112	(4)
	4/4/2022	—	—	—	—	—	—	11,132	1,750,062	(5)
Anelise Sacks	—	—	750,000	2,250,000	—	—	—	—	—
	4/4/2022	—	—	—	—	10,562	21,124	—	1,645,032	(4)
	4/4/2022	—	—	—	—	6,652	13,304	—	1,410,024	(4)
	4/4/2022	—	—	—	—	—	—	10,464	1,645,045	(5)
(1)The amounts shown for Messrs. Roche, Mahendra-Rajah, Bryant and Jain and Ms. Sacks in the threshold, target and maximum columns reflect the minimum, target and maximum amounts payable under our executive performance incentive plan, respectively. Amounts in the maximum column above reflect 300% of the executive officer’s target bonus, which is the cap under the plan. The actual amounts earned in fiscal year 2022 are reflected in the Summary Compensation Table and were as follows:

Name	Actual Payout under Non-Equity Incentive Plans for Fiscal Year 2022
Vincent Roche	$5,560,731
Prashanth Mahendra-Rajah	$2,081,597
Gregory Bryant	$2,141,827
Vivek Jain	$1,936,907
Anelise Sacks	$1,735,039
See Compensation Discussion and Analysis for a discussion of how these amounts were determined under our executive performance incentive plan.
(2)Represents PRSUs granted under our 2020 Plan. Our annual equity compensation program included two types of PRSUs for our executive officers: Relative TSR PRSUs and Financial Metric PRSUs. The number of Relative TSR PRSUs that executive officers may earn is based on our TSR performance relative to the TSR performance of other companies in a comparator index, currently the S&P 500 Index as approved by the Compensation and Talent Committee, over a three-year performance period beginning on March 15, 2022 and ending on March 25, 2025. Target vesting of Relative TSR PRSUs is achieved when ADI’s TSR is at the 50th percentile of the TSRs of the companies in the S&P 500 Index. The actual amount of Relative TSR PRSUs earned can range from 0%-200% of the target amount, corresponding to the percentile attainment of ADI’s TSR as compared to the companies in the S&P 500 Index. The financial metric PRSUs have a performance condition and a service condition, and vest, so long as the executive continues to be employed with us, after the applicable three-year performance period, on the third anniversary of March 15, 2022. The number of shares of the company’s common stock to be issued upon vesting of the financial metric PRSUs on the third anniversary of the grant date will range from 0% to 200% of the target amount, based on the company’s attainment of one-year, two-year cumulative and three-year cumulative non-GAAP operating profit dollar targets set by the Compensation and Talent Committee. This also include PRSUs granted under our 2020 Plan to Mr. Bryant as a new-hire equity awards. Mr. Bryant’s new-hire PRSU equity awards are described above in the Equity Vehicle Structure - New-Hire Equity Awards section of the Compensation Discussion and Analysis.

70	Executive Compensation

(3)Represents time-based RSUs granted under our 2020 Plan. The time-based RSUs vest, so long as the executive continues to be employed with us, in four equal installments on each of the first, second, third and fourth anniversaries of March 15, 2022, other than the 35,187 time-based RSU granted to Mr. Bryant on March 15, 2022, which are described below in footnote 7. Dividends are not payable on unvested RSUs.
(4)This amount does not represent the actual amount paid to or realized by the executives for these awards during the fiscal year. This amount represents the grant date fair value of the PRSUs. The grant date fair value of the relative TSR PRSUs was calculated using the Monte Carlo simulation model which utilizes multiple input variables that determine the probability of satisfying the performance conditions stipulated in the award grant to calculate the fair market value. The Monte Carlo simulation model also uses stock price volatility and other variables to estimate the probability of satisfying the performance conditions, including the possibility that the market condition may not be satisfied, and the resulting fair value of the award. The grant date fair value per share of the relative TSR PRSU awards granted to Messrs. Roche, Mahendra-Rajah, Bryant and Jain and Ms. Sacks on April 4, 2022 was $211.97. The grant date fair value per share of the financial metric PRSUs granted to Messrs. Roche, Mahendra-Rajah, Bryant and Jain and Ms. Sacks on April 4, 2022 was $155.75. The grant date fair value of financial metric PRSUs represents the value at the grant date based upon the probable outcome of the performance conditions at the date of grant.
(5)This amount does not represent the actual amount paid to or realized by the executives for these awards during the fiscal year. This amount represents the grant date fair value of the time-based RSUs. The grant date fair value of the time-based RSUs is the value of our common stock on the date of grant, reduced by the present value of dividends expected to be paid on our common stock prior to vesting. For the grants of RSUs on April 4, 2022, the risk free rate was 2.57%, the dividend yield was 1.85% and the grant date fair value per share was $157.21.
(6)This amount does not represent the actual amount paid to or realized by Mr. Bryant for this award during the fiscal year. This amount represents the grant date fair value of the PRSUs granted under our 2020 Plan to Mr. Bryant as a new-hire equity award. The grant date fair value per share of such PRSUs granted to Mr. Bryant on March 15, 2022 was $87.45. Mr. Bryant’s new-hire equity awards are described above in the Equity Vehicle Structure - New-Hire Equity Awards section of the Compensation Discussion and Analysis.
(7)This amount does not represent the actual amount paid to or realized by Mr. Bryant for these awards during the fiscal year. This amount represents the grant date fair value of the time-based RSUs granted under our 2020 Plan to Mr. Bryant as new-hire equity awards. The grant date fair value of the time-based RSUs is the value of our common stock on the date of grant, reduced by the present value of dividends expected to be paid on our common stock prior to vesting. For the 35,187 time-based RSU granted to Mr. Bryant on March 15, 2022, which vest in full on the third anniversary of the grant date, the risk free rate was 2.04%, the dividend yield was 2.01% and the grant date fair value per share was $142.10. For the 34,827 time-based RSUs granted to Mr. Bryant on March 15, 2022, which vest in equal annual installments over a four-year period, the risk free rate was 2.07%, the dividend yield was 2.01% and the grant date fair value per share was $143.57.

2023 Proxy Statement	71

Outstanding Equity Awards at Fiscal Year-End 2022
The following table provides information with respect to outstanding stock options and unvested time-based RSUs and PRSUs for each of our NEOs as of October 29, 2022:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date(3)	Number of Shares or Units/ Awards of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units/Awards of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Vincent Roche	3/8/2017	114,356	—	—	83.48	3/8/2027	—	—	—		—
	3/29/2018	110,661	—	—	91.13	3/29/2028	—	—	—		—
	3/13/2019	75,602	25,201	—	108.08	3/13/2029	5,691	824,512	—		—
	3/11/2020	67,310	67,310	—	94.41	3/11/2030	13,684	1,982,538	80,762	(6),(7)	11,700,799
	12/15/2020	—	—	460,000	144.06	12/15/2030	—	—	—		—
	3/10/2021	17,696	53,090	—	147.11	3/10/2031	14,521	2,103,802	38,722	(8),(13)	5,610,043
	4/4/2022	—	—	—	—	—	33,395	4,838,268	54,938	(9),(13)	7,959,417
Prashanth Mahendra- Rajah	3/29/2018	12,829	—	—	91.13	3/29/2028	—	—	—		—
	3/13/2019	19,884	6,629	—	108.08	3/13/2029	1,497	216,885	—		—
	3/11/2020	17,500	17,501	—	94.41	3/11/2030	3,558	515,483	20,999	(11),(12)	3,042,381
	12/15/2020	—	—	—	—	—	—	—	19,443	(10)	2,816,902
	3/10/2021	4,826	14,480	—	147.11	3/10/2031	3,961	573,870	10,562	(8),(13)	1,530,223
	4/4/2022	—	—	—	—	—	12,245	1,774,056	20,145	(9),(13)	2,918,608
Gregory Bryant	3/15/2022	—	—	—	—	—	70,014	10,143,629	160,092	(14)	23,194,129
	4/4/2022	—	—	—	—	—	16,698	2,419,206	27,469	(9),(13)	3,979,709
Vivek Jain	9/3/2019	—	—	—	—	—	4,101	594,153	—		—
	9/1/2020	—	—	—	—	—	5,745	832,336	—		—
	8/24/2021	—	—	—	—	—	9,158	1,326,811	—		—
	10/15/2021	—	—	—	—	—	—	—	11,332	(10)	1,641,780
	4/4/2022	—	—	—	—	—	11,132	1,612,804	18,313	(9),(13)	2,653,187
Anelise Sacks	3/15/2021	2,091	6,275	—	151.00	3/15/2031	1,717	248,759	15,955	(8),(10),(13)	2,311,560
	4/4/2022	—	—	—	—	—	10,464	1,516,024	17,214	(9),(13)	2,493,964
(1)The unexercisable options held by these executive officers vest, subject to continued employment, as follows:

Grant Date	Vest Date	Vincent Roche	Prashanth Mahendra-Rajah	Gregory Bryant	Vivek Jain	Anelise Sacks
3/13/2019	3/13/2023	25,201	6,629	—	—	—
3/11/2020	3/15/2023	33,655	8,750	—	—	—
	3/15/2024	33,655	8,751	—	—	—
12/15/2020	variable	460,000	—	—	—	—
03/10/2021	3/10/2023	17,696	4,826	—	—	2,091
	3/10/2024	17,697	4,827	—	—	2,092
	3/10/2025	17,697	4,827	—	—	2,092
(2)The number of shares, if any, earned under the performance-based stock option will vest subject to the satisfaction of certain target stock price thresholds during a five-year period, measured on the basis of the average of the closing prices of ADI’s common stock over 70 consecutive trading days.
(3)The expiration date of each stock option award is ten years after its grant date.
(4)The time-based RSUs granted in 2019, 2020, and 2021 vest in four equal installments on the first, second, third and fourth anniversaries of the grant date. The time-based RSUs granted in 2022 (other than those granted to Mr. Bryant on March 15, 2022 and those granted to Mr. Jain in 2019, 2020 and 2021) vest in four equal installments on each of the first, second, third and fourth anniversaries of March 15, 2022. The time-based RSUs granted to Mr. Bryant on March 15, 2022 vest as follows: (i) 34,827 RSUs vest in equal increments on the first, second, third and fourth anniversaries of March 15, 2022, and (ii) 35,187 time-based RSUs vest in full on the third anniversary of March 15, 2022 as described in Equity Vehicle Structure - New-Hire Equity Awards above. The remaining time-based RSUs

72	Executive Compensation

granted to Mr. Jain in 2019 vest on August 15, 2023. The time-based RSUs granted to Mr. Jain in 2021 vest in four equal increments on February 15, 2025; May 15, 2025; August 15, 2025; and November 15, 2025. The restricted stock awards granted to Mr. Jain in 2020 vest in four equal increments on February 15, 2024; May 15, 2024; August 15, 2024; and November 15, 2024.
(5)The market value was calculated based on $144.88, the closing price per share of our common stock on October 28, 2022, the last trading day of fiscal year 2022.
(6)Includes 27,368 shares under relative TSR PRSU awards. The number of shares, if any, earned under relative TSR PRSU awards granted in March 2020 is contingent upon the achievement of pre-established performance parameters over a three-year performance period beginning on the grant date and ending on the third anniversary of the grant date and vest on March 25, 2023.
(7)Includes 53,394 shares under financial metric PRSU awards granted in March 2020, which is 195.1% of the total target number of such PRSUs and reflects the performance of such awards certified by the Compensation and Talent Committee in December 2022. These awards will vest on March 15, 2023.
(8)The number of shares, if any, earned under relative TSR PRSU awards granted in 2021 is contingent upon the achievement of pre-established performance parameters over a three-year performance period beginning on the grant date and ending on the third anniversary of the grant date and vest on March 25, 2024.
(9)The number of shares, if any, earned under relative TSR PRSU awards granted in 2022 is contingent upon the achievement of pre-established performance parameters over a three-year performance period beginning on March 15, 2022 and ending on March 25, 2025 and vest on March 29, 2025.
(10)The number of shares, if any, earned under the Maxim Integration PRSU awards granted in 2020 and 2021 will vest on October 25, 2023, subject to the level of attainment of the performance parameters as described in our 2022 Proxy Statement under the section titled Special Equity Awards - Components of Fiscal 2021 Executive Compensation and footnote 5 of the Outstanding Equity Awards at Fiscal Year-End 2021 table.
(11)Includes 7,116 shares under TSR PRSU awards. The number of shares, if any, earned under relative TSR PRSU awards granted in March 2020 is contingent upon the achievement of pre-established performance parameters over a three-year performance period beginning on the grant date and ending on the third anniversary of the grant date and vest on March 25, 2023.
(12)Includes 13,883 shares under financial metric PRSU awards granted in March 2020, which is 195.1% of the total target number of such PRSUs and reflects the performance of such awards certified by the Compensation and Talent Committee in December 2022. These awards will vest on March 15, 2023.
(13)The number of shares, if any, earned under financial metric PRSU awards granted in 2021 and 2022 will vest on March 15, 2024 and March 15, 2025, respectively, subject to the level of attainment of the performance parameters achieved over the applicable three-year performance period.
(14)The number of shares, if any, earned under Mr. Bryant’s new-hire PRSU awards granted during 2022 will vest on attainment dates upon achievement of certain price hurdles as are described in Equity Vehicle Structure - New-Hire Equity Awards above.

2023 Proxy Statement	73

Option Exercises and Stock Vested During Fiscal Year 2022
The following table provides information on the aggregate value realized by each NEO upon the exercise of stock options and the vesting of restricted stock units/awards, time-based RSUs and PRSUs during fiscal year 2022:

	Option Awards		Stock Awards
Grant Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Vincent Roche	18,536	2,270,669	25,171	3,887,542
Prashanth Mahendra-Rajah	—	—	6,985	1,084,012
Gregory Bryant	—	—	—	—
Vivek Jain	—	—	3,053	549,204
Anelise Sacks	—	—	572	86,326
(1)Value realized represents the difference between the closing price per share of our common stock on the date of exercise and the exercise price per share, multiplied by the number of shares acquired on exercise.
(2)Value realized represents the closing price per share of our common stock on the vesting date, multiplied by the number of shares vested.
Non-Qualified Deferred Compensation Plan
Since 1995, our executive officers and directors, along with some of our management and engineering employees, have been eligible to participate in our Deferred Compensation Plan, or DCP. We established the DCP to provide participants with the opportunity to defer receiving all or a portion of their compensation, which includes salary, bonus, commissions and director fees. Under our DCP, we provide all participants (other than non-employee directors) with company contributions equal to 8% of eligible deferred contributions.
We credit each participant’s account with earnings on the deferred amounts. These earnings represent the amounts that the participant would have earned if the deferred amounts had been invested in one or more of the various investment options selected by the participant. Under the terms of the DCP, only the payment of the compensation earned is deferred; we do not defer the expense in our financial statements related to the participant’s deferred compensation and investment earnings. We charge the salary, bonuses, commissions, director fees and investment earnings on deferred balances to our income statement as an expense in the period in which the participant earned the compensation. Our balance sheet includes separate line items for Deferred Compensation Plan Investments and Deferred Compensation Plan Liabilities.
We hold DCP assets in a separate Rabbi trust segregated from other assets. We invest in the same investment alternatives that the DCP participants select for their DCP balances. Participants whose employment with us terminates due to retirement after reaching age 62 with ten years of service, disability or death will be paid their DCP balance in either a lump sum or in installments over ten or fewer years, based on the elections they have made. Participants (other than key employees, including our NEOs) who terminate their employment with us for any other reason will receive payment of their DCP balance in the form of a lump sum upon their termination of employment. Payments to our executive officers, including our NEOs, and key employees will be delayed six months or as otherwise required by relevant tax regulations.

74	Executive Compensation

The following table shows the non-qualified deferred compensation activity for the NEOs during fiscal year 2022.
Non-Qualified Deferred Compensation for Fiscal Year 2022

Name	Executive Contributions in Last Fiscal Year ($)	ADI Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Vincent Roche	—	—	(1,195,478)	—	10,402,276
Prashanth Mahendra-Rajah	838,991	35,238	(166,923)	—	1,712,601
Gregory Bryant	23,077	2,596	(808)	—	24,865
Vivek Jain	—	—	—	—	—
Anelise Sacks	—	—	—	—	—
(1)These amounts are included in the Summary Compensation Table above in the “All Other Compensation” column.
(2)These amounts are excluded from the Summary Compensation Table above in accordance with SEC regulations, as we did not pay above-market earnings on deferred compensation in fiscal year 2022.
(3)Of the amounts in this column, the following amounts have also been reported in the Summary Compensation Table for fiscal year 2021 and 2020:

Name	Previously Reported for Fiscal Year 2021 ($)	Previously Reported for Fiscal Year 2020 ($)
Vincent Roche	743,915	457,780
Prashanth Mahendra-Rajah	133,754	481,799
Gregory Bryant	—	—
Vivek Jain	—	—
Anelise Sacks	—	—
Change in Control Benefits
Change in Control
ADI Retention Agreements
We have entered into ADI Retention Agreements with each of our executive officers other than Mr. Jain. The ADI Retention Agreements entered into with Messrs. Roche, Mahendra-Rajah and Bryant and Ms. Sacks provide for severance benefits if any of the following occurs:
ÑWithin 24 months after a change in control (as defined in each agreement) that was approved by our Board of Directors, we terminate the employee’s employment with us for a reason other than “cause” (as defined in the agreement) or the employee’s death or disability;
ÑWithin 24 months after a change in control that was approved by our Board of Directors, the employee terminates his or her employment for “good reason” (as defined in the agreement); or
ÑWithin 12 months after a change in control that was not approved by our Board of Directors, we or the employee terminates the employee’s employment with us for a reason other than “cause” (as defined in the agreement) or the employee’s death or disability.
For purposes of our ADI Retention Agreements, a “change in control” occurs when:
ÑAny person or entity becomes the beneficial owner of 30% or more of the combined voting power of our outstanding securities;
ÑOur shareholders approve specified mergers of ADI with another entity; or
ÑOur shareholders approve a plan of liquidation or sale of all, or substantially all, of ADI’s assets.
These agreements provide for the following severance benefits in the event of termination following a change in control approved by the Board of Directors:
ÑA lump-sum payment equal to 200% (299% in the case of certain employees who are parties to the agreements, including Messrs. Roche, Mahendra-Rajah and Bryant and Ms. Sacks) of the sum of the employee’s annual base salary (as of the date of termination or the date of the change in control, whichever is higher) plus 200% (299% in the case of certain employees who are parties to the agreements, including Messrs. Roche, Mahendra-Rajah and Bryant and Ms. Sacks) of the total cash bonuses paid or awarded to him or her in the four fiscal quarters preceding his or her termination;

2023 Proxy Statement	75

ÑPayment of all legal fees and expenses incurred by the employee as a result of such termination (including all such fees and expenses, if any, incurred in disputing such termination or in seeking to obtain or enforce any right or benefit provided by the agreement or in connection with tax audit or proceeding to the extent attributable to the application of Section 4999 of the Internal Revenue Code to any payment or benefit provided under the agreement); and
ÑThe continuation of life, disability, dental, accident and group health insurance benefits for a period of 24 months.
If payments to the employee under his or her agreement (together with any other payments or benefits, including the accelerated vesting of stock options or restricted stock awards that the employee receives in connection with a change in control) would trigger the provisions of Sections 280G and 4999 of the Internal Revenue Code, the change in control employee retention agreements provide for the payment of an additional amount so that the employee receives, net of excise taxes, the amount he or she would have been entitled to receive in the absence of the excise tax imposed by Section 4999 of the Internal Revenue Code. In September 2009, our Compensation and Talent Committee eliminated this provision from any new employee retention agreements.
The ADI Retention agreement provides that, in the event of a potential change in control (as defined in the ADI Retention Agreement), the employee will not voluntarily resign as an employee, subject to certain conditions, for at least six months after the change in control occurs. The Compensation and Talent Committee reviews these agreements each year, and the agreements automatically renew each year unless we give the employee three months’ notice that his or her agreement will not be extended.
Maxim Severance Plan
Mr. Jain is subject to the Maxim Severance Plan which was adopted prior to ADI’s acquisition of Maxim. The Maxim Severance Plan provides for the payment of certain benefits in the event Mr. Jain is terminated without cause or resigns for good reason during the 24-month period following a change-of-control or within the period following the public announcement of, but prior to, the closing of a change-of-control event. A change-of-control is defined under the Maxim Severance Plan as: (i) a merger or consolidation of Maxim in which more than 50% of the outstanding voting power changes hands, (ii) a sale of all or substantially all of Maxim’s assets, (iii) the acquisition of more than 50% of Maxim’s voting power by any person or group, or (iv) a change in the composition of Maxim’s board of directors, such that a majority of directors are no longer “Incumbent Directors” (Incumbent Directors are directors as of the date the change-of-control plan was implemented and directors elected other than in connection with an actual or threatened proxy contest). The acquisition of Maxim by ADI satisfied the definition of a change-of-control event under the Maxim Severance Plan, which would entitle Mr. Jain to acceleration of vesting of all outstanding unvested RSUs granted under our 1996 Plan.
If, during the 24-month period following the change-of-control or within the period following the public announcement of, but prior to, the closing of a change-of-control event, Mr. Jain’s employment is terminated for reasons other than cause or Mr. Jain terminates his employment for good reason then Mr. Jain will receive a lump sum cash payment consisting of (i) base salary not yet paid through the date of termination, (ii) a severance payment equal to two times Mr. Jain’s annual base salary, and (iii) a severance payment equal to two times the current fiscal year’s performance bonus target. In addition, all legacy Maxim unvested stock options, restricted stock units, and market stock units are accelerated and become fully vested upon a change-of-control and a termination without cause (or resignation for good reason) occurring within 24 months following the change-of-control or within the period following the public announcement of, but prior to, the closing of a change-of-control event. In such circumstances, Mr. Jain is also eligible to receive continued health insurance benefits at ADI’s cost for twenty-four (24) months. Any payments made under the Maxim Severance Plan are subject to Mr. Jain executing a release (as substantially in the form attached to the Maxim Severance Plan) in favor of ADI.
Potential Payments Upon Change in Control
Payments upon a change in control for our executive officers, including our NEOs, are calculated based upon the ADI Retention Agreements or the Maxim Severance Plan described above under Change in Control Benefits—Severance, Retention and Change in Control Benefits. Under our 2020 Plan and our 2006 Plan, in the event of a change in control, employees who have outstanding and unvested awards under either plan and who are employed on the closing of a change in control, including our NEOs, would have the vesting of one-half of the shares of common stock subject to their then-outstanding unvested equity awards accelerate and become immediately exercisable and free from forfeiture. The remaining one-half of the unvested equity awards would continue to vest in accordance with the original vesting schedules, and any remaining unvested equity awards would vest if, on or prior to the first anniversary of the change in control, his or her employment is terminated without cause or for good reason (as defined in the applicable plan).
Upon a change in control approved by our Board of Directors, if we terminate an executive officer’s employment for cause or if the executive officer terminates his or her employment other than for good reason, then the executive officer will receive his or her full base salary and all other compensation through the date of termination at the rate in effect at the time that the termination notice is given and we will have no further obligations to the executive officer. When the employment of an executive officer terminates in a situation that does not involve a change in control, the officer is entitled to receive the same benefits as any other terminating employee. This applies regardless of the reason for termination.
The following tables quantify the amounts that would be payable to the NEOs upon termination of their employment. The amounts shown assume that the terminations were effective on the last day of our fiscal year, or October 29, 2022. The tables do not include the accumulated benefit under our DCP that would be paid to our NEOs described above under Non-Qualified Deferred Compensation Plan, or any other employee benefits, except to the extent that the officer is entitled to an additional benefit as a result of the termination. In addition, the tables do not include the value of vested but unexercised stock options held by each executive as of October 29, 2022. The actual amounts that would be paid out would depend on which options were exercised and, therefore, can only be determined at the time of the executive officer’s termination of employment.

76	Executive Compensation

Potential Payments Upon Death or Disability
Our equity award agreements provide that if an executive is terminated as a result of death or permanent disability, he or she would be entitled to acceleration of vesting of all outstanding stock options, RSUs and PRSUs. With respect to PRSUs, executives are entitled to the target number of shares subject to the PRSUs other than for those PRSUs for which the Compensation Committee has already determined performance, but the shares have not yet vested. In such instance, the executive would be entitled to the number of shares based on the level of achievement approved by the Compensation and Talent Committee for such PRSUs.

	Involuntary not for cause termination or good reason following change in control ($)	Death ($)	Disability ($)
Vincent Roche
Cash Severance(1)	$3,289,000	$—	$—
Cash Bonus(2)	$14,610,061	$—	$—
Value of Accelerated Vesting of Equity Awards(3)(4)	$35,950,465	$42,837,838	$42,837,838
Value of Medical and Other Benefits(5)	$14,778	$—	$—
Excise Tax Gross Up(6)	$18,434,406	$—	$—
Total	$72,298,710	$42,837,838	$42,837,838
Prashanth Mahendra-Rajah
Cash Severance(1)	$2,003,300	$—	$—
Cash Bonus(2)	$5,404,886	$—	$—
Value of Accelerated Vesting of Equity Awards(3)(4)	$13,535,181	$15,621,453	$15,621,453
Value of Medical and Other Benefits(5)	$44,004	$—	$—
Excise Tax Gross Up	$—	$—	$—
Total	$20,987,371	$15,621,453	$15,621,453
Gregory Bryant
Cash Severance(1)	$2,242,500	$—	$—
Cash Bonus(2)	$3,687,187	$—	$—
Value of Accelerated Vesting of Equity Awards(3)(4)	$39,736,672	$40,550,608	$40,550,608
Value of Medical and Other Benefits(5)	$27,642	$—	$—
Excise Tax Gross Up	$—	$—	$—
Total	$45,694,001	$40,550,608	$40,550,608
Vivek Jain
Cash Severance(1)	$1,250,000	$—	$—
Cash Bonus(2)	$1,562,500	$—	$—
Value of Accelerated Vesting of Equity Awards(3)(4)	$8,661,071	$9,203,647	$6,450,347
Value of Medical and Other Benefits(5)	$24,744	$—	$—
Excise Tax Gross Up	$—	$—	$—
Total	$11,498,315	$9,203,647	$6,450,347
Anelise Sacks
Cash Severance(1)	$1,794,000	$—	$—
Cash Bonus(2)	$4,266,040	$—	$—
Value of Accelerated Vesting of Equity Awards(3)(4)	$6,570,308	$7,301,372	$7,301,372
Value of Medical and Other Benefits(5)	$44,004	$—	$—
Excise Tax Gross Up	$—	$—	$—
Total	$12,674,352	$7,301,372	$7,301,372
(1)Cash severance based upon a multiplier of 299% of the NEO’s base salary in the case of Messrs. Roche, Mahendra-Rajah, and Bryant and Ms. Sacks. Cash severance based upon a multiplier of 200% of the NEO’s base salary in the case of Mr. Jain.
(2)Cash bonus based upon a multiplier of 299% of the sum of the NEO’s total cash bonuses awarded to him or her in the four fiscal quarters preceding termination in the case of Messrs. Roche, Mahendra-Rajah, and Bryant and Ms. Sacks. Cash bonus based upon 200% of the sum of the target annual cash performance bonus for the year in which the severance date occurs in the case of Mr. Jain.

2023 Proxy Statement	77

(3)The value of accelerated unvested options as of October 29, 2022 is calculated by taking the difference between the closing price of our common stock on Nasdaq on the last trading day of the fiscal year ($144.88 on October 28, 2022) and the option exercise price and multiplying it by the number of accelerated options. For time- and performance-based RSUs the value represents the closing price of our common stock on the last trading day of the fiscal year multiplied by the number of accelerated units. For PRSUs, the number of accelerated units assumes (i) vesting at the target level in the case of involuntary not for cause termination or by the NEO for good reason following a change in control and (ii) vesting at the level of achievement certified by the Compensation and Talent Committee as of the date of death or permanent disability.
(4)As of October 29, 2022, upon termination by us without cause or by the NEO for good reason after a change in control event, (i) Messrs. Roche, Mahendra-Rajah, Bryant, and Jain and Ms. Sacks would be entitled to acceleration of vesting of all outstanding unvested stock options or time-based RSUs and PRSUs granted under our 2020 Plan and our 2006 Plan and (ii) Mr. Jain would be entitled to acceleration of vesting of all outstanding unvested stock options or time-based RSUs and PRSUs granted under our 1996 Plan. As of October 29, 2022, in the event of the NEO’s death, Messrs. Roche, Mahendra-Rajah, Bryant, and Jain and Ms. Sacks would be entitled to acceleration of vesting of all outstanding unvested stock options or time-based RSUs and PRSUs granted under our 2020 Plan, our 2006 Plan and our 1996 Plan. As of October 29, 2022, in the event of the NEO’s permanent disability, Messrs. Roche, Mahendra-Rajah, Bryant, and Jain and Ms. Sacks would be entitled to acceleration of vesting of all outstanding unvested stock options or time-based RSUs and PRSUs granted under our 2020 Plan and our 2006 Plan.
(5)Amounts include life, disability, dental, accident and group health insurance benefit continuation in the case of Messrs. Roche, Mahendra-Rajah, and Bryant and Ms. Sacks, and dental and group health insurance benefit continuation for Mr. Jain, for 24 months after a termination in connection with a change in control. The annual benefit costs for each executive are: $7,389 for Mr. Roche, $22,002 for Mr. Mahendra-Rajah, $13,820 for Mr. Bryant, $12,372 for Mr. Jain, and $22,002 for Ms. Sacks.
(6)In calculating the excise tax gross-up amounts, we take into account Mr. Roche’s earnings from ADI for the prior five years. We include the change in control cash severance and bonus, valuations of unvested stock options that become vested upon a change in control (using the fiscal year 2022 year-end closing stock price), valuations of time-based RSUs and PRSUs that become vested upon a change in control (using the fiscal year 2022 year-end closing stock price), and our estimated cost of medical and other benefits. Whether Mr. Roche will receive a gross-up amount will depend primarily on his earnings in the previous five years, which will vary depending on stock option exercise activity and amounts of salary and incentives deferred under the DCP. Since 2009, our executive compensation arrangements for new executives do not contain tax gross up provisions for excess parachute payments.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Vincent Roche our CEO and Chair.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our human resources system of records and the methodology described below. Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
As permitted by SEC rules, we used the same median employee for our fiscal year 2022 pay ratio calculation as we used for our fiscal year 2021 calculation included in our proxy statement for fiscal year 2021. We believe it is reasonable to use the same median employee for purposes of the pay ratio calculation because there was no material change in our employee population or in the median employee’s compensation arrangement or other material change that would significantly affect our pay ratio calculation. To identify the median employee in fiscal year 2021 and to determine such employee’s annual total compensation, we used the following methodology and material assumptions, adjustments and estimates:
ÑWe selected October 30, 2021, as the date upon which we would identify the “median employee.” As noted above, we are using the same median employee for the fiscal year 2022 pay ratio calculation.
ÑWe used our global employee population as of this date, which includes operators located in our manufacturing facilities around the world, including the Philippines.
ÑTo identify the median employee, we used annual base salary and target bonus (or sales incentive) at a target of 1.0x of annual base salary. Base salaries were annualized for all permanent employees who were employees for less than the full fiscal year and not on an unpaid leave of absence as of the identification date.
ÑWe identified and calculated the elements of the median employee’s total compensation for fiscal year 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
ÑWe applied the exchange rate that we utilize in our accounting system, as of our fiscal year end (October 29, 2022), to convert foreign currency to U.S. dollars.
For fiscal year 2022, the annual total compensation of the same median employee was $40,596. The annual total compensation of our CEO for fiscal year 2022 was $22,098,295, which is the annual total compensation of our CEO reported in the “Total” column of the Summary Compensation Table. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was approximately 544 to 1.

78	Executive Compensation

“Say-on-Frequency”

PROPOSAL 3 Non-binding “Say-on-Frequency” Vote Regarding the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers
The Board of Directors recommends a vote for every 1 YEAR for this proposal.

We are required to submit a non-binding, advisory vote to shareholders at least once every six years to determine whether future advisory votes on the compensation paid to our NEOs should be held every year, every two years or every three years. At the 2017 annual meeting of shareholders, our shareholders approved, on an advisory basis, an annual advisory vote on the compensation of our NEOs. In accordance with the results of that vote, our Board of Directors determined to implement an advisory vote on the compensation of our NEOs every year. We are once again asking shareholders to advise us as to how frequently they wish to cast an advisory vote on the compensation of our NEOs.
Our Compensation and Talent Committee has recommended to our Board of Directors that we should conduct future advisory votes on the compensation of our NEOs every year, and after careful consideration, our Board of Directors believes that an annual advisory vote on the compensation of our NEOs should be held every year. Our Board of Directors believes that an annual advisory vote on the compensation of our NEOs will facilitate more direct shareholder input about executive compensation. An annual advisory vote is consistent with the policy of reviewing our executive compensation program annually. In arriving at our recommendation on the frequency vote, we reviewed the results of our previous shareholder voting in 2017, when an annual vote was approved by a majority of the shareholders.
As required by the Dodd-Frank Act, this is an advisory vote, which means that this proposal is not binding on us. Regardless, our Board of Directors values the opinions expressed by shareholders and will take into account the outcome of this advisory vote when considering the frequency of future advisory votes on the compensation of our NEOs.
Our Board of Directors recommend that you vote in favor of future advisory votes on the compensation of our NEOs to be held every 1 YEAR.

2023 Proxy Statement	79

Audit Matters

PROPOSAL 4
Ratification of the Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for the Company’s Fiscal Year Ending October 28, 2023
Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of ADI’s independent registered public accounting firm. To execute this responsibility, the Audit Committee engages in an annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence and whether the retention of the independent public accounting firm is in the best interests of the company and our shareholders.
Our Board of Directors unanimously recommends that you vote FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2023.

Overview
Our Audit Committee has selected the firm of Ernst & Young LLP, independent registered public accounting firm, as our auditors for the fiscal year ending October 28, 2023 (or fiscal year 2023). We have engaged Ernst & Young LLP, or its predecessor firms, to serve as our independent registered public accounting firm continuously since 1967. Through Ernst & Young LLP’s years of experience with ADI, Ernst & Young LLP has gained institutional knowledge of and deep expertise regarding ADI’s global operations, accounting policies and practices, and internal control over financial reporting, which enables efficiency with the annual audit and benefits the company. In accordance with SEC rules and Ernst & Young LLP policies, the firm’s lead engagement partner rotates every five years. Our Audit Committee and its Chair are directly involved in the selection of Ernst & Young LLP’s lead engagement partner. The Audit Committee also has the sole authority to approve all engagement fees paid to our independent registered public accounting firm.
The Audit Committee and our Board of Directors believe that the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interests of the company and our shareholders, and we are asking our shareholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2023. Although shareholder approval of the selection of Ernst & Young LLP is not required by law, our Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved by our shareholders at the Annual Meeting, our Audit Committee will reconsider its selection of Ernst & Young LLP. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the company and our shareholders.
Representatives of Ernst & Young LLP are expected to attend the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

80	Audit Matters

Independent Registered Public Accounting Firm Fees
The following table presents the aggregate fees billed for services rendered by Ernst & Young LLP, our independent registered public accounting firm, for fiscal year 2022 and the fiscal year ended October 30, 2021, or fiscal year 2021.

Name	Fiscal Year 2022	Fiscal Year 2021
Audit Fees	$7,213,000	$7,934,000
Audit-Related Fees	$104,000	$222,000
Tax Fees	$3,975,000	$3,460,000
All Other Fees	$135,000	$100,000
Total Fees	$11,427,000	$11,716,000
Audit Fees
These are fees related to professional services rendered in connection with the audit of our consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, the reviews of our interim financial statements included in each of our Quarterly Reports on Form 10-Q, international statutory audits, assistance with registration statements and other periodic filings, and accounting consultations that relate to the audited financial statements and are necessary to comply with U.S. generally accepted accounting principles.
Audit-Related Fees
These are fees for assurance and related services and consisted primarily of audits of employee benefit plans, accounting matters not related to the annual audit, and attestation services that are not required by statute or regulation.
Tax Fees
These are fees for tax advice and services, including services relating to the integration of Maxim, assistance with preparation of certain income tax returns, tax advice and planning, and assistance with domestic and international tax audits. Included in this amount are fees of $225,000 in fiscal year 2022 and $171,000 in fiscal year 2021, for tax compliance services for our international affiliates and tax return preparation services for our expatriate employees on international assignments. Ernst & Young LLP does not provide tax services to any person in a financial reporting oversight role at ADI.
All Other Fees
These are fees for services other than the services reported above, and primarily relate to advisory services.

2023 Proxy Statement	81

Audit Committee’s Pre-Approval Policy and Procedures
The Audit Committee of our Board of Directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent registered public accounting firm. We may not engage our independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. On an annual basis, the Audit Committee may pre-approve services that are expected to be provided to ADI by the independent registered public accounting firm during the following 12 months. At the time the pre-approval is granted, the Audit Committee must (1) identify the particular pre-approved services in a sufficient level of detail so that management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and (2) establish a monetary limit with respect to each particular pre-approved service, which limit may not be exceeded without obtaining further pre-approval under the policy. At regularly scheduled meetings of the Audit Committee, management or the independent registered public accounting firm must report to the Audit Committee regarding each service actually provided to ADI.
The Audit Committee is empowered to pre-approve all audit services to be provided to ADI and all other services to be provided to ADI by our independent registered public accounting firm. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve any audit or non-audit services to be provided to ADI by the independent registered public accounting firm for which the cost is less than $100,000. During fiscal year 2022 and fiscal year 2021, all services provided to ADI by Ernst & Young LLP were pre-approved in accordance with the pre-approval policies and procedures described above.
Audit Committee Report
The Audit Committee of the Board of Directors assisted the Board of Directors’ oversight of (i) the integrity of our financial statements and ADI’s systems of internal control over financial reporting and disclosure controls and procedures, (ii) the qualifications and independence of our independent registered public accounting firm, and (iii) the performance of our internal audit function and independent registered public accounting firm. The Audit Committee also met privately with our independent registered public accounting firm and our Director of Internal Audit to discuss our financial statements and disclosures, accounting policies and their application, internal control over financial reporting, and other matters of importance to the Audit Committee, the independent registered public accounting firm and the internal auditors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements contained in our Annual Report on Form 10-K and the quarterly financial statements during fiscal year 2022, including the specific disclosures in the section titled ”Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These discussions also addressed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reported on these meetings to our Board of Directors. The Audit Committee also selected and appointed our independent registered public accounting firm, reviewed the performance of the independent registered public accounting firm during the annual audit and on assignments unrelated to the audit, assessed the independence of the independent registered public accounting firm and reviewed and approved the independent registered public accounting firm’s fees. The Audit Committee also has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent registered public accounting firm. The Audit Committee operates under a written charter adopted by our Board of Directors.
The Audit Committee reviewed with our independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm (i) the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC and (ii) the independent registered public accounting firm’s independence from ADI and its management, including the matters in the written disclosures and the letter we received from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee considered the appropriateness of the provision of non-audit services by the independent registered public accounting firm relative to their independence.
Based on its review and discussions referred to above, the Audit Committee recommended to our Board of Directors (and the Board of Directors approved) that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended October 29, 2022. The Audit Committee also selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 28, 2023.
Audit Committee
Karen M. Golz, Chair
Bruce R. Evans(1)
Mercedes Johnson
(1)Mr. Evans is not standing for re-election and his term on the Board of Directors will end at the Annual Meeting on March 8, 2023.

82	Audit Matters

Beneficial Ownership of Common Stock
Security Ownership of Certain Beneficial Owners
The following table lists information about those holders known to ADI to be the beneficial owners of 5% or more of our outstanding shares of common stock as of January 11, 2023:

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Common Stock Beneficially Owned(1)
5% Shareholders:
Vanguard Group Inc.(2)
100 Vanguard Boulevard
Malvern, Pennsylvania 19355	46,027,491	9.0%
BlackRock Inc.(3)
55 East 52nd Street
New York, New York 10055	43,050,848	8.5%
(1)The percent ownership for each shareholder on January 11, 2023 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder by (2) the number of shares of our common stock outstanding on January 11, 2023 (506,369,818 shares).
(2)Based solely on an Amendment No. 8 to Schedule 13G filed by The Vanguard Group, Inc. on February 9, 2022 reporting stock ownership as of December 31, 2021. The Vanguard Group, Inc. also reported that, as of December 31, 2021, it had sole dispositive power for 43,837,443 shares, shared voting power for 871,953 shares and shared dispositive power with respect to 2,190,048 shares.
(3)Based solely on an Amendment No. 9 to Schedule 13G filed by BlackRock, Inc. on February 7, 2022 reporting stock ownership as of December 31, 2021. BlackRock, Inc. also reported that, as of December 31, 2021, it had sole voting power with respect to 37,646,898 shares and sole dispositive power for 43,050,848 shares.

2023 Proxy Statement	83

Security Ownership of Directors and Executive Officers
The following table lists information as of January 11, 2023, about the beneficial ownership of common stock by each director or director nominee, by each executive officer named in the Summary Compensation Table included in this Proxy Statement, and by all of the directors and executive officers of ADI as a group.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)	Shares Acquirable Within 60 Days(3)	Total Beneficial Ownership	Percent of Common Stock Beneficially Owned(4)
André Andonian	—	1,015	1,015	*
Gregory Bryant†	36	—	36	*
James A. Champy(5)	44,687	17,595	62,282	*
Anantha P. Chandrakasan	6,130	1,495	7,625	*
Tunç Doluca(6)	696,684	1,495	698,179	*
Bruce R. Evans(7)	105,549	1,495	107,044	*
Edward H. Frank(8)	13,525	1,495	15,020	*
Laurie H. Glimcher	2,035	1,495	3,530	*
Karen M. Golz	7,184	1,495	8,679	*
Vivek Jain†	7,516	—	7,516	*
Mercedes Johnson	5,113	1,495	6,608	*
Prashanth Mahendra-Rajah†	13,943	61,186	75,129	*
Vincent Roche	15,011	408,162	423,173	*
Anelise Sacks†	441	2,091	2,532	*
Kenton J. Sicchitano	26,833	17,595	44,428	*
Ray Stata(9)	825,865	27,255	853,120	*
Susie Wee†	4,256	1,495	5,751	*
All directors and executive officers as a group (17 persons, consisting of 5 executive officers and 12 non-employee directors)(10)	1,774,808	546,859	2,321,667	*
*    Represents less than 1% of the outstanding shares of our common stock.
†    Fractional shares have been rounded up to the nearest whole share.
(1)Unless otherwise indicated, the address of each beneficial owner listed is c/o Analog Devices, Inc., One Analog Way, Wilmington, Massachusetts 01887.
(2)For each person, the “Shares Beneficially Owned” column may include shares of common stock attributable to the person because of that person’s voting or investment power. Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named shareholder.
(3)The number of shares of common stock beneficially owned by each person is determined under applicable SEC rules. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investment power, plus any shares that the person has the right to acquire within 60 days, including through the exercise of stock options. Unless otherwise indicated, for each person named in the table, the number in the “Shares Acquirable within 60 Days” column consists of shares covered by stock options that may be exercised and restricted stock units, or RSUs, that vest within 60 days after January 11, 2023.
(4)The percent ownership for each shareholder on January 11, 2023 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder by (2) the number of shares of our common stock outstanding on January 11, 2023 (506,369,818 shares) plus any shares acquirable (including exercisable stock options) by the shareholder in question within 60 days after January 11, 2023.
(5)Includes 38,316 shares held in trust for the benefit of Mr. Champy’s spouse and son, as to which Mr. Champy disclaims beneficial ownership.
(6)Includes 630,527 shares held by a living trust and 66,157 shares held by an irrevocable trust.
(7)Includes 104,008 shares held by Evans Capital Management LLC and 106 shares held by Evans Investment Management, LLC. Mr. Evans is managing member of both entities.
(8)Includes 11,000 shares held by irrevocable trusts for the benefit of Mr. Frank’s daughters, of which Mr. Frank is a trustee.
(9)Includes 657,534 shares held by Mr. Stata’s spouse, as to which Mr. Stata disclaims beneficial ownership. Includes 648,709 shares held by Mr. Stata’s spouse and 133,138 shares held directly by Mr. Stata that are pledged as collateral for a line of credit from a bank. Since January 2013, we have prohibited our directors and executive officers from future pledging of their company securities as collateral for a loan.
(10)All directors and executive officers as a group disclaim beneficial ownership of a total of 695,850 shares.

84	Beneficial Ownership of Common Stock

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and written representations by the persons required to file these reports, all filing requirements of Section 16(a) were satisfied on a timely basis with respect to fiscal year 2022, with the exception of the following: (1) the late filing, due to administrative error, of one Form 4 by Mr. Andonian, reporting his initial RSU grant as compensation for his service on the Board of Directors and (2) the late filing, due to administrative error, of the Form 3 for Mr. Jain, reporting his initial beneficial ownership.
No Hedging or Pledging Policy
Certain transactions in ADI securities such as (i) short sales, including short sales “against the box”, (ii) buying or selling puts, calls or other derivative ADI securities, (iii) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of ADI’s securities, or (iv) purchasing securities on margin, borrowing against ADI securities held in a margin account, or pledging ADI securities as collateral for a loan, create a heightened compliance risk or could create the appearance of misalignment between ADI’s directors and employees and ADI’s shareholders. As a result, our insider trading policy prohibits such transactions without the approval of the Board of Directors.
Equity Award Program Description
Our equity award program is a broad-based, long-term employee retention program that is intended to attract, retain and motivate our employees, executive officers and directors and to align their interests with those of our shareholders. Our shareholders approved our 2020 Plan at our 2020 annual meeting of shareholders held on March 11, 2020. Under our 2020 Plan, we may grant options to purchase shares of our common stock, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to all employees, executive officers, directors, consultants and advisors of ADI. All stock options have a maximum term of ten years, and for employees, generally vest in four equal installments on each of the first, second, third and fourth anniversaries of the date of grant, subject to full or partial acceleration upon death, disability or a change in control. The 2020 Plan does not permit us to grant options at exercise prices that are below the fair market value of our common stock on the date of grant. Generally, our employee time-based RSUs vest in four equal installments on each of the first, second, third and fourth anniversaries of the date of grant. Our TSR PRSUs have a three-year performance period under which the number of shares of ADI common stock received following vesting, if any, will be based on ADI’s TSR performance measured against the median TSR of a comparator group of companies over the three-year period. Our financial metric PRSUs have a three-year vesting period under which the number of shares of ADI common stock received following vesting, if any, will be based on ADI’s achievement of non-GAAP OPBT targets set by the Compensation and Talent Committee for one-year, two-year cumulative and three-year cumulative performance periods. RSUs and PRSUs granted under the 2020 Plan are subject to full or partial acceleration upon death, disability or a change in control.
Under our 2006 Plan, we granted options to purchase shares of our common stock, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to all employees, executive officers, directors, consultants and advisors of ADI. The 2006 Plan expired by its terms on March 12, 2021, but awards outstanding under the 2006 Plan will remain in effect. We have not granted any new awards under the 2006 Plan since our shareholders approved our 2020 Plan on March 11, 2020. All stock options have a term of ten years, and for employees, generally vest in four equal installments on each of the first, second, third and fourth anniversaries of the date of grant, subject to full or partial acceleration upon death, disability or a change in control. The 2006 Plan did not permit us to grant options at exercise prices that are below the fair market value of our common stock on the date of grant. Generally, our employee time-based RSUs vest in four equal installments on each of the first, second, third and fourth anniversaries of the date of grant. Our TSR PRSUs have three-year performance periods under which the number of shares of ADI common stock received following vesting, if any, will be based on ADI’s TSR performance measured against the median TSR of a comparator group of companies over the three-year period. Our financial metric PRSUs have a three-year vesting period under which the number of shares of ADI common stock received following vesting, if any, will be based on ADI’s achievement of non-GAAP OPBT targets set by the Compensation and Talent Committee for one-year, two-year cumulative and three-year cumulative performance periods. RSUs granted under the 2006 Plan are subject to full or partial acceleration upon death, disability or a change in control.

2023 Proxy Statement	85

Under our 2010 Plan, which we assumed as part of the Linear Technology acquisition, we granted options to purchase shares of our common stock, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to legacy Linear Technology employees. The 2010 Plan expired by its terms on September 15, 2020, but awards outstanding under the 2010 Plan will remain in effect. We have not granted any new awards under the 2010 Plan since our shareholders approved our 2020 Plan on March 10, 2020. All stock options have a term of ten years, and for employees, generally vest in four equal installments on each of the first, second, third and fourth anniversaries of the date of grant, subject to full or partial acceleration upon death or disability. The 2010 Plan did not permit us to grant options at exercise prices that are below the fair market value of our common stock on the date of grant. Generally, our employee time-based RSUs vest in four equal installments on each of the first, second, third and fourth anniversaries of the date of grant. RSUs under the 2010 Plan are subject to full or partial acceleration upon death or disability. The Compensation and Talent Committee has discretion to determine the treatment of outstanding awards under the 2010 Plan in the event of a change in control.
In connection with the Maxim acquisition, we assumed and amended and restated the Maxim Amended and Restated 1996 Stock Incentive Plan, or 1996 Plan. We also assumed Maxim’s existing share reserve under the 1996 Plan and may use the reserve both to settle outstanding Maxim awards previously granted by Maxim under the plan, as well as to settle future grants made by ADI to legacy Maxim employees and any new employees of the combined company. Under the 1996 Plan we may grant options to purchase shares of our common stock, restricted stock, restricted stock units and other stock-based awards. The 1996 Plan will expire by its terms on August 11, 2024, but awards outstanding under the 1996 Plan will remain in effect. There are no stock options outstanding under the 1996 Plan. If we were to issue stock options, they would have a term of ten years, and for employees, generally vest in four equal installments on each of the first, second, third and fourth anniversaries of the date of grant, subject to full or partial acceleration upon death or disability. The 1996 Plan does not permit us to grant options at exercise prices that are below the fair market value of our common stock on the date of grant. Employee time-based RSUs and RSAs previously granted by Maxim under the 1996 Plan continue to vest on the same schedule provided under the original Maxim awards. New RSUs typically will vest in four equal installments on each of the first, second, third and fourth anniversaries of the date of grant. Generally, stock options, RSUs, and RSAs under the 1996 Plan are subject to full acceleration upon death.
Our shareholders approved our ESPP at our 2022 annual meeting of shareholders, which provides for 5,000,000 shares of our common stock to be available for purchase by eligible employees in accordance with the terms of the plan. The ESPP permits eligible employees to purchase shares of our common stock at a discount during consecutive six-month plan periods. Our Board of Directors, the Compensation and Talent Committee, or its delegate will determine the purchase price of the shares in a given plan period, including whether such purchase price will be determined based on the lesser of the closing price of our common stock on the first business day of the plan period and the last business day of the plan period, or will be based solely on the closing price of our common stock on the last day of the plan period; provided, however, that such purchase price shall be, in either case, (i) at least 85% of the applicable closing price in the case of a Section 423 offering under the Internal Revenue Code and (ii) at least 80% of the applicable closing price in the case of a nonqualified offering under the Internal Revenue Code. Employee contributions are made through payroll deductions or other contributions at a specified whole percentage of the participating employee’s compensation, subject to a minimum permitted percentage of 1% and a maximum permitted percentage of 20%. Our Board of Directors, the Compensation and Talent Committee or its delegate may, in its discretion, designate a higher minimum, and/or a lower maximum, contribution rate.
We can make equity award grants to executive officers and directors only from shareholder-approved plans after the Compensation and Talent Committee reviews and approves the grants. All members of the Compensation and Talent Committee are independent directors, as defined by the Nasdaq Rules.

86	Beneficial Ownership of Common Stock

Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information as of October 29, 2022 about the securities that may be issued under outstanding equity awards, or authorized for future issuance, under our 2020 Plan, the ESPP, and the 1996 Plan, which we assumed in connection with the Maxim acquisition, and the securities that may be issued under outstanding equity awards under our 2006 Plan, as well as our 2010 Plan, which was assumed in connection with the Linear Technology acquisition.

	(a)		(b)		(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders	6,611,330	(1)	$89.13	(2)	21,800,241	(3)
Equity compensation plans not approved by shareholders(4)	1,890,389	(4)	$—		8,711,232	(4)
Total	8,501,719		$89.13	(2)	30,511,473
(1)Includes 178,130 RSUs under our 2006 Plan that were outstanding on October 29, 2022 and 3,239,674 RSUs under our 2020 Plan that were outstanding on October 29, 2022.
(2)The weighted average exercise price of outstanding options, warrants and rights excludes RSUs, which do not have an exercise price.
(3)Our 2020 Plan, which was approved by shareholders in March 2020, allows for the issuance of 9,585,500 shares of our common stock, plus such additional number of shares of our common stock (up to 20,857,992) as is equal to the sum of (x) the number of shares of common stock reserved for issuance under the 2006 Plan and the 2010 Plan that remained available for grant under such plan immediately prior to the date that the 2020 Plan was approved by our shareholders and (y) the number of shares of common stock subject to awards granted under the 2006 Plan and the 2010 Plan, which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right. Includes 5,000,000 shares remaining available for future issuance under the ESPP. Does not include purchase rights accruing under the ESPP as of October 29, 2022, since the purchase rights (and therefore the number shares to be purchased) were not determinable until the end of the purchase period.
(4)In connection with the acquisition of Linear Technology in March 2017, we assumed the 2010 Plan and issued approximately 2.1 million RSU and RSA awards under the 2010 Plan in replacement of outstanding and unvested Linear Technology equity awards under such plan. The 2010 Plan expired by its terms on September 15, 2020, but awards outstanding under the 2010 Plan will remain in effect. In connection with the acquisition of Maxim in August 2021, we assumed the 1996 Plan. Awards granted by Maxim under the 1996 Plan based on shares of Maxim common stock converted to awards based on shares of ADI common stock upon consummation of the acquisition based on an exchange ratio set forth in the merger agreement.
Under our 1996 Plan, which we assumed as part of our acquisition of Maxim, we may grant options to purchase shares of our common stock, restricted stock awards, and restricted stock units to legacy Maxim employees or new employees hired after the completion of the Maxim acquisition. All stock options granted under the 1996 Plan will have a maximum term of ten years, and for employees, will generally vest in four equal installments on each of the first, second, third and fourth anniversaries of the date of grant, subject to accelerated vesting upon death or disability. The 1996 Plan does not permit us to grant options at exercise prices that are below the fair market value of our common stock on the date of grant. Generally, RSUs granted to employees under the 1996 Plan vest in four equal installments on each of the first, second, third and fourth anniversaries of the date of grant, subject to accelerated vesting upon death. The 1996 Plan also contains provisions addressing the consequences of a reorganization event or change in control, which may result in full or partial accelerated vesting of awards on or after the reorganization event or change in control. The 1996 Plan will terminate on August 11, 2024 unless it is terminated sooner by our Board of Directors.

2023 Proxy Statement	87

Q&A About Annual Meeting and Voting
Q:    What is the purpose of the Annual Meeting?
A:    At the Annual Meeting, shareholders will consider and vote on the following matters:
1.The election of the 11 nominees named in this Proxy Statement to our Board of Directors, each for a term expiring at the next annual meeting of shareholders.
2.The approval, by non-binding “say-on-pay” vote, of the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in this proxy statement.
3.The approval, by non-binding “say-on-frequency” vote regarding the frequency of future advisory votes on the compensation of our NEOs.
4.The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 28, 2023.
The shareholders will also act on any other business that may properly come before the meeting or any postponement, adjournment, rescheduling or continuation of the meeting.
Q:    Who can vote?
A:    To be able to vote, you must have been an ADI shareholder of record at the close of business on January 3, 2023. This date is the record date for the Annual Meeting. The number of shares entitled to vote on each proposal at the Annual Meeting is 506,855,694 shares of our common stock, which includes 506,807,475 shares of our common stock outstanding on the record date and 48,219 shares of issued restricted stock.
Q:    How many votes do I have?
A:    Each share of our common stock that you own on the record date entitles you to one vote on each matter that is voted on.
Q:    Is my vote important?
A:    Yes. Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you and cast your vote as soon as possible.
Q:    How do I vote?
A:    If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of four ways.
1.You may vote over the Internet. If you have Internet access, you may vote your shares from any location in the world by going to proxyvote.com and following the Internet voting instructions on the Notice of Internet Availability of Proxy Materials or the proxy card. Proxies submitted via the Internet must be received by 11:59 p.m. Eastern Time on March 7, 2023.
2.You may vote by telephone. You may vote your shares by calling 1-800-690-6903 toll-free within the United States, U.S. territories and Canada and following the instructions provided by the recorded message. Proxies submitted via telephone must be received by 11:59 p.m. Eastern Time, on March 7, 2023.
3.You may vote by mail. If you received a printed proxy card, you may vote by completing and signing the proxy card and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to your instructions on the proxy card that you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this Proxy Statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors. The Board of Directors recommends that you vote FOR each director nominee, FOR each of Proposals 2 and 4 and for an advisory vote every 1 YEAR in Proposal 3.
4.You may vote in person. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or by completing a ballot. Ballots will be available at the Annual Meeting.

88	Q&A About Annual Meeting and Voting

Q:    Can I vote if my shares are held in “street name”?
A:    If the ADI shares that you own are held in “street name” by a bank, broker or other nominee, your bank, broker or other nominee is considered, with respect to those shares, the record holder of your shares, and is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the instructions that your bank, broker or other nominee provides you. Many banks, brokers or other nominees also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank, broker or other nominee on your voting instruction form.
If you hold shares through an account with a broker, the voting of shares by such broker when you do not provide voting instructions is governed by applicable stock exchange rules. These rules allow brokers to vote shares at their discretion on “routine” matters for which their customers do not provide voting instructions. On matters that are considered “non-routine,” brokers may not vote shares without your instruction. The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2023 (Proposal 4) is considered a “routine” matter and your broker will be able to vote on that proposal even if it does not receive instructions from you, so long as it holds your shares in its name. The election of directors (Proposal 1), the “say-on-pay” advisory vote (Proposal 2) and the “say-on-frequency” advisory vote (Proposal 3) are “non-routine” matters. If you do not instruct your bank, broker or other nominee how to vote with respect to these proposals, your bank, broker or other nominee may not vote with respect to these proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank, broker or other nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular proposal.
If your shares are held in “street name” as of the record date January 3, 2023, you must bring an account statement or letter from your broker or other nominee, showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the Annual Meeting on March 8, 2023. To be able to vote your shares held in “street name” at the Annual Meeting, you need to obtain a legal proxy from your bank, broker or other nominee, issued in your name giving the right to vote your shares.
Q:    Can I change my vote after I have mailed my proxy card or after I have voted my shares over the Internet or by telephone?
A:    Yes. If you are the “record holder” of your shares, you can revoke your proxy or change your vote at any time before the polls close at the Annual Meeting by doing any one of the following things:
Ñvoting over the Internet or by telephone as instructed above (only your latest Internet or telephone vote is counted);
Ñsigning and returning another proxy card with a later date;
Ñgiving our Secretary a written notice before the meeting that you want to revoke your proxy; or
Ñattending the Annual Meeting, requesting that your proxy be revoked and voting in person as instructed above.
Your attendance at the Annual Meeting alone will not revoke your proxy.
If your shares are held in “street name,” you may submit a new, later-dated voting instruction form or contact your bank, broker or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the question entitled “Can I vote if my shares are held in ‘street name’”?
Q:    What constitutes a quorum?
A:    In order for business to be conducted at the Annual Meeting, a quorum must be present in person or represented by valid proxies. For each of the proposals to be presented at the Annual Meeting, a quorum consists of the holders of a majority of the shares of common stock issued and outstanding on January 3, 2023, the record date, or at least 253,427,848 shares.
Shares of common stock represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to a particular proposal) will be counted for the purpose of determining whether a quorum exists at the Annual Meeting for that proposal. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.
Q:    What vote is required for each proposal?
A:    Election of directors. Under our bylaws, a nominee will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election, with abstentions and “broker non-votes” not counting as votes “for” or “against.” If the shares you own are held in “street name” by a bank, broker or other nominee, your bank, broker or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your bank, broker or other nominee how to vote with respect to this proposal, your bank, broker or other nominee may not vote your shares with respect to the election of directors. If an incumbent director nominee in an uncontested election of directors receives a majority of votes “against” his or her election, the director must tender a resignation from the Board of Directors. The Board of Directors will then decide whether to accept the resignation within 90 days following certification of the shareholder vote (based on the recommendation of a committee of independent directors). We will publicly disclose the Board of Directors’ decision and its reasoning with regard to the offered resignation.

2023 Proxy Statement	89

“Say-on-Pay.” Our Board of Directors is seeking a non-binding advisory vote regarding the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this proxy statement. Under our bylaws, the affirmative vote of a majority of the total number of votes cast on the proposal is needed to approve this resolution. The vote is advisory and non-binding in nature but our Compensation and Talent Committee will take into account the outcome of the vote when considering future executive compensation arrangements. If you do not instruct your bank, broker or other nominee how to vote with respect to this proposal, your bank, broker or other nominee may not vote your shares with respect to this proposal.
“Say-on-Frequency.” Our Board of Directors is seeking a non-binding advisory vote to determine whether future advisory votes on the compensation paid to our NEOs should be held every year, every two years or every three years. The vote is advisory and non-binding in nature but our Compensation and Talent Committee and Board of Directors have decided to adopt the frequency of every 1 YEAR if that frequency receives the greatest level of support from our shareholders. If you do not instruct your bank, broker or other nominee how to vote with respect to this proposal, your bank, broker or other nominee may not vote your shares with respect to this proposal. We recommend that you vote in favor of future advisory votes on the compensation of our NEOs to be held every 1 YEAR.
Ratification of independent registered public accounting firm. Under our bylaws, the affirmative vote of a majority of the total number of votes cast on the proposal is needed to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2023. Even if you do not instruct your bank, broker or other nominee how to vote with respect to this proposal, your bank, broker or other nominee may vote your shares with respect to this proposal.
Q:    How will votes be counted?
A:    Each share of common stock will be counted as one vote according to the instructions contained on a properly completed proxy card, whether submitted by mail, over the Internet, by telephone, or on a ballot voted in person at the Annual Meeting. With respect to all proposals, shares will not be voted in favor of the matter, and will not be counted as voting on the matter, if they either (1) abstain from voting on a particular matter, or (2) are “broker non-votes.” Banks, brokers and other nominees who do not receive instructions with respect to Proposals 1, 2 or 3 will not be allowed to vote these shares, and all such shares will be “broker non-votes” rather than votes “for” or ”against”. Accordingly, assuming the presence of a quorum, abstentions and “broker non-votes” for a particular proposal will not be counted as votes cast to determine the outcome of a particular proposal.
Q:    Who will count the votes?
A:    The votes will be counted, tabulated and certified by Broadridge Financial Solutions, Inc.
Q:    Will my vote be kept confidential?
A:    Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board of Directors. The tabulation agent will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on your proxy card.
Q:    How does the Board of Directors recommend that I vote on the proposals?
A:    The Board of Directors recommends that you vote:
FOR the election of each of the 11 nominees to serve as directors on the Board of Directors, each for a term expiring at the next annual meeting of shareholders (Proposal 1);
FOR the approval, by non-binding “say-on-pay” vote, of the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this Proxy Statement (Proposal 2);
Every 1 YEAR for the non-binding “say-on-frequency” advisory vote to determine whether future “say-on-pay” votes should be held every year, every two years or every three years (Proposal 3); and
FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2023 (Proposal 4).
Q:    Will any other matters be voted on at this meeting?
A:    No. Under the laws of Massachusetts, where we are incorporated, an item may not be brought before our shareholders at a meeting unless it appears in the notice of the meeting. Our bylaws establish the process for a shareholder to bring a matter before a meeting. See “How and when may I submit a shareholder proposal, including a shareholder nomination for director, for the 2024 annual meeting of shareholders?” below.
Q:    Where can I find the voting results?
A:    We will report the voting results in a Form 8-K filed with the U.S. Securities and Exchange Commission within four business days after the conclusion of the Annual Meeting.

90	Q&A About Annual Meeting and Voting

Q:    What are the costs of soliciting these proxies and who will pay?
A:    We will bear the costs of solicitation of proxies. We have engaged Alliance Advisors LLC to assist us with the solicitation of proxies and expect to pay Alliance Advisors approximately $14,500 for their services. In addition to solicitations by mail, Alliance Advisors and our directors, officers and regular employees may solicit proxies by telephone, email and personal interviews without additional remuneration. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares of our common stock that they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials.
Q:    Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?
A:    We are distributing our proxy materials to shareholders via the Internet under the “Notice and Access” approach permitted by the rules of the SEC. This approach expedites shareholders’ receipt of proxy materials while conserving natural resources and reducing our distribution costs. On or about January 20, 2023, we mailed a Notice of Internet Availability of Proxy Materials to participating shareholders containing instructions on how to access the proxy materials on the Internet, and if desired, to request to receive a paper copy of our proxy materials by mail.
Q:    How can I obtain an Annual Report on Form 10-K?
A:    Our Annual Report on Form 10-K for the fiscal year ended October 29, 2022 is available on our website at https://investor.analog.com/financial-info/annual-reports. If you would like a copy of our Annual Report on Form 10-K for fiscal year 2022 and/or any of its exhibits, we will send you such materials without charge. Please contact:
Investor Relations Department
Analog Devices, Inc.
One Analog Way
Wilmington, Massachusetts 01887
Phone: 781-461-3282
Email: investor.relations@analog.com
Q:    Whom should I contact if I have any questions?
A:    If you have any questions about the Annual Meeting or your ownership of our common stock, please contact our Investor Relations Department, at the address, telephone number or email address listed above.

2023 Proxy Statement	91

Additional Information
Other Matters
Our Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies to vote, or otherwise act, in accordance with their judgment on such matters.
Shareholder Proposals for Inclusion in Proxy Statement
If you are interested in submitting a proposal for inclusion in our proxy statement for the 2024 annual meeting of shareholders, you need to follow the procedures outlined in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal for our proxy statement for the 2024 annual meeting of shareholders at our principal corporate offices in Wilmington, Massachusetts at the address below no later than September 22, 2023.
Shareholder Director Nominations for Inclusion in Proxy Statement
Our Board of Directors has implemented a proxy access provision in our bylaws, which allows a shareholder or group of up to 20 shareholders owning in aggregate 3% or more of our outstanding shares of common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided the shareholder(s) and nominee(s) satisfy the requirements in the bylaws. If a shareholder or group of shareholders wishes to nominate one or more director candidates to be included in our proxy statement pursuant to these proxy access provisions in Article I, Section 1.9(c) of our bylaws, the Secretary must receive advance written notice at the address noted below not less than 120 days nor more than 150 days before the first anniversary of the preceding year’s annual meeting. However, if the date of our annual meeting of shareholders is advanced by more than 20 days, or delayed by more than 60 days, from the anniversary date, or if no annual meeting was held in the preceding year, then we must receive such notice at the address noted below not earlier than the 150th day before such annual meeting and not later than the close of business on the later of (1) the 120th day prior to such annual meeting and (2) the seventh day after the day on which notice of the meeting date was mailed or public disclosure was made, whichever occurs first. Assuming that the 2024 annual meeting of shareholders is not advanced by more than 20 days nor delayed by more than 60 days from the anniversary date of the Annual Meeting, you would need to give us appropriate notice at the address noted below no earlier than October 10, 2023, and no later than November 9, 2023.
Shareholder Proposals and Director Nominations Not Included in Proxy Statement
In addition, our bylaws require that we be given advance written notice for nominations for election to our Board of Directors and other matters that shareholders wish to present for action at an annual meeting of shareholders other than those to be included in our proxy statement under Rule 14a-8. The Secretary must receive such notice at the address noted below not less than 90 days or more than 120 days before the first anniversary of the preceding year’s annual meeting of shareholders. However, if the date of our annual meeting of shareholders is advanced by more than 20 days, or delayed by more than 60 days, from the anniversary date, then we must receive such notice at the address noted below not earlier than the 120th day before such annual meeting and not later than the close of business on the later of (1) the 90th day before such annual meeting and (2) the seventh day after the day on which notice of the meeting date was mailed or public disclosure was made, whichever occurs first. Assuming that the 2024 annual meeting of shareholders is not advanced by more than 20 days nor delayed by more than 60 days from the anniversary date of the Annual Meeting, you would need to give us appropriate notice at the address noted below no earlier than November 9, 2023, and no later than December 9, 2023. If a shareholder does not provide timely notice of a nomination or other matter to be presented at the 2024 annual meeting of shareholders, under Massachusetts law, it may not be brought before our shareholders at a meeting. Our bylaws also specify requirements relating to the content of the notice (including the information required by Rule 14a-19 under the Exchange Act) that shareholders must provide to the Secretary of ADI for a shareholder proposal or nomination for director, to be properly presented at an annual shareholder meeting. A copy of the full text of our amended and restated bylaws is on file with the SEC and publicly available on our website.

92	Additional Information

Any proposals, nominations or notices should be sent to:
Janene Asgeirsson, Secretary
Analog Devices, Inc.
One Analog Way
Wilmington, Massachusetts 01887
Phone: 781-937-1164
Email: janene.asgeirsson@analog.com
Notice of Amendment of Bylaws
On December 6, 2022, our Board of Directors approved amendments to our bylaws to revise and enhance, in light of the universal proxy rules adopted by the Securities and Exchange Commission, procedural mechanics and disclosure requirements in connection with shareholder nominations of directors and submission of proposals regarding other business at shareholder meetings, and to make other administrative, clarifying and conforming changes. The full text of our amended and restated bylaws is filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on December 8, 2022.
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may have been sent to multiple shareholders in your household unless we have received contrary instructions from one or more shareholders. We will promptly deliver a separate copy of either document to you if you contact us at the following address, telephone number or email address: Investor Relations Department, Analog Devices, Inc., One Analog Way, Wilmington, Massachusetts 01887, telephone: 781-461-3282, email: investor.relations@analog.com. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address, telephone number or email address.

2023 Proxy Statement	93

Appendix A: Reconciliation of GAAP Measures to Non-GAAP Measures
Non-GAAP financial measures included in the Proxy Statement are financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.
Management uses non-GAAP measures internally to evaluate ADI’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating ADI’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding ADI’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the company and enables investors and analysts to evaluate ADI’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.
We believe that non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with ADI’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, ADI’s financial results presented in accordance with GAAP. ADI’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that ADI will not, in fact, record such items in future periods. Investors should consider the company’s non-GAAP financial measures in conjunction with the corresponding GAAP measures.
Free Cash Flow: Net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow revenue percentage represents free cash flow divided by revenue.
Acquisition Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to debt, inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include fair value adjustments associated with the replacement of share-based awards related to the Maxim and Linear Technology Corporation (Linear) acquisitions. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.
Acquisition Related Transaction Costs: Costs directly related to the Maxim acquisition, including legal, accounting and other professional fees as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.
Special Charges, net: Expenses, net, incurred as part of the integration of the Maxim acquisition, in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts or reorganizational initiatives. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
Tax Related Items: Income tax effect of the non-GAAP items discussed above, income tax from certain discrete tax items related to an intra-entity transfer of intangible assets, an income tax benefit from discrete tax items related to the consolidation of certain subsidiaries, and certain other income tax benefits associated with prior periods. We excluded the income tax effect of these tax related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

94	Appendix A: Reconciliation of GAAP Measures to Non-GAAP Measures

Reconciliation of GAAP Measures to Non-GAAP Results (Unaudited)
(In thousands, except per-share amounts)

Twelve months ended Oct 29, 2022
Gross margin	$7,532,474
Gross margin percentage	62.7%
Acquisition related expenses	1,309,687
Adjusted gross margin	$8,842,161
Adjusted gross margin percentage	73.6%
Operating income	$3,278,700
Operating margin	27.3%
Acquisition related expenses	2,352,004
Acquisition related transaction costs	33,966
Special charges, net	274,509
Adjusted operating income	$5,939,179
Adjusted operating margin	49.4%
Diluted EPS	$5.25
Acquisition related expenses	4.50
Acquisition related transaction costs	0.06
Special charges, net	0.52
Tax related items	(0.75)
Adjusted diluted EPS	$9.57
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(In thousands)

Twelve months ended Oct 29, 2022
Revenue	$12,013,953
Net cash provided by operating activities	$4,475,402
% of revenue	37%
Capital expenditures	$(699,308)
Free cash flow(1)	$3,776,094
% of revenue	31%
(1)Free cash flow is defined as net cash provided by operating activities, less capital expenditures.

2023 Proxy Statement	95

Helpful Resources
Annual Meeting
Proxy Statement & Annual Report:
https://investor.analog.com/financial-info/annual-reports
Voting Your Proxy via the Internet Before the Annual Meeting:
www.proxyvote.com
Board of Directors
https://investor.analog.com/governance/board-of-directors
Investor Relations
https://investor.analog.com/
Corporate Social Responsibility
https://www.analog.com/en/company/environment-social-governance.html
ESG Report
https://www.analog.com/media/en/company-csr/2021-esg-report.pdf
Web links are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

96	Helpful Resources

One Analog Way
Wilmington, MA 01887
www.analog.com

ANALOG DEVICES, INC.
ATTN: INVESTOR RELATIONS DEPT.
ONE ANALOG WAY
WILMINGTON, MA 01887

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on March 7, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. **To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.**

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 7, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D94619-P82976 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANALOG DEVICES, INC.

The shares represented by this proxy when properly executed will be voted in the manner directed by the shareholder. **If no direction is made, this proxy will be voted FOR the election of each of the nominees for Director, FOR Proposals 2 and 4, and every 1 Year on Proposal 3.**

1. The election to Analog Devices' Board of Directors of the eleven nominees named in our Proxy Statement.

Nominees:	**For**	**Against**	**Abstain**
1a. Vincent Roche	☐	☐	☐
1b. James A. Champy	☐	☐	☐
1c. André Andonian	☐	☐	☐
1d. Anantha P. Chandrakasan	☐	☐	☐
1e. Edward H. Frank	☐	☐	☐
1f. Laurie H. Glimcher	☐	☐	☐
1g. Karen M. Golz	☐	☐	☐
1h. Mercedes Johnson	☐	☐	☐
1i. Kenton J. Sicchitano	☐	☐	☐
1j. Ray Stata	☐	☐	☐
1k. Susie Wee	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2:	**For**	**Against**	**Abstain**
2. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends a vote for every 1 Year on Proposal 3:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
3. Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 4:	**For**	**Against**	**Abstain**
4. Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2023.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting and at any adjournments or postponement at the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D94620-P82976

ANALOG DEVICES, INC.

Annual Meeting of Shareholders - March 8, 2023 9:00 AM

This Proxy is solicited on behalf of the Board of Directors

The undersigned revokes all previous proxies and hereby appoints Vincent Roche and Janene Asgeirsson, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of ANALOG DEVICES, INC. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, Eastern Time on March 8, 2023, at Analog Devices, Inc., 125 Summer St., Boston, MA 02110, and any adjournment, postponement, continuation or rescheduling thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment, postponement, continuation or rescheduling thereof.

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed, dated and returned your proxy card. If you vote the shares over the Internet or by telephone, please do not return your proxy card.

Unless voting the shares over the Internet or by telephone, please fill in, date, sign and mail this proxy card promptly using the enclosed envelope.

Continued and to be signed on reverse side